                                                                    EXHIBIT 10.8



                            DATA PROCESSING AGREEMENT


                                 by and between


                      SYSTEMATICS FINANCIAL SERVICES, INC.


                                       and


                    UNITED SAVINGS ASSOCIATION OF TEXAS FSB





                                 January 1, 1992

                                TABLE OF CONTENTS


                                                                            PAGE

1. Services ...........................................................        1

2. Term................................................................        1

3. Responsibilities of the Parties ....................................        2

   3.1    Computer Equipment ..........................................        2
   3.2    Terminals/Communications Cost ...............................        2
   3.3    Processing Schedule .........................................        2
   3.4    CLIENT Approval of Program Changes ..........................        2
   3.5    Confidentiality of CLIENT Data ..............................        2
   3.6    Delivery ....................................................        2
   3.7    Supplies and Forms ..........................................        3
   3.8    CLIENT's Input Data .........................................        3
   3.9    Microfilming ................................................        3
   3.10   Days of Updating ............................................        3
   3.11   Copy Machine ................................................        3

4. Data Processing Premises and Security ..............................        3

   4.1     Data Processing Premises ...................................        3
   4.2     Security Standards .........................................        3

5. Software ...........................................................        4

   5.1    Additional Licensed Programs ................................        4
   5.2    Software Warranty ...........................................        4
   5.3    User Manuals ................................................        4
   5.4    Third Party Software ........................................        4
   5.5    Installation of New Systems and Subsystems ..................        5
   5.6    Modifications Requested by CLIENT ...........................        5
   5.7    Regulatory Reporting Requirements ...........................        6
   5.8    Development of Custom Software Code .........................        6

6. Staffing; Computer Use .............................................        6

    6.1    Resident Technical Staff ...................................        6
    6.2    Special Computer Use .......................................        9
    6.3    SI Account Manager..........................................        9

7. Time of Performance.................................................       10




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
 8.  Termination ....................................................         10

     8.1    Right to Terminate ......................................         10
     8.2    Method of Termination ...................................         10
     8.3    Data, Systems and Programs ..............................         11
     8.4    Early Termination .......................................         11

 9.  Transitional Cooperation .......................................         12

     9.1    Offer of Employment .....................................         13
     9.2    Transition ..............................................         13
     9.3    Equipment ...............................................         13
     9.4    Additional Support ......................................         13

10.  Backup, Storage, Files, and Programs ...........................         13

     10.1   Files and Programs ......................................         13
     10.2   Storage .................................................         14
     10.3   Emergency Backup ........................................         14

11.  Service Bureau Customers .......................................         14

     11.1   CLIENT'S Service Bureau Customers .......................         14
     11.2   SI's Service Bureau Customers ...........................         14

12.  Payment and Billing ............................................         14

13.  No Interference with Contractual Relationship ..................         14

14.  No Waiver of Default ..........................................          15

15.  Processing Priorities .........................................          15

16.  Mergers and Acquisitions ......................................          15

17.  Entire Agreement ..............................................          15

18.  Assignment ....................................................          15

19.  Confidential Agreement ........................................          16

20.  Taxes .........................................................          16

21.  Independent Contractor ...........................................       16

     21.1   CLIENT Supervisory Powers .................................       16
     21.2   SI's Employees ............................................       16
     21.3   SI as an Agent ............................................       16

22.  CLIENT and SI Employees ..........................................       17

23.  Notices...........................................................       17

24.  Covenant of Good Faith ...........................................       17

25.  Limitation of Liability ..........................................       17

26.  Insurance.........................................................       17

27.  Section Titles....................................................       17

28.  Informal Resolution of Disputes ..................................

29.  Arbitration ......................................................

30.  Counterparts......................................................       17

31.  Annual Financial Statements ......................................       18

32.  Governing Law.....................................................       18

                                    EXHIBITS

     A.       Systems Installation Schedule
     B.       Reports
     C.       Charges
     D.       Processing Schedule
     E.       [Not Applicable]
     F.       CLIENT-Furnished Equipment and Software
     G.       Software License Agreement
     H.       CLCS Processing and Support
     I.       Performance Benchmarks
     J.       Confidentiality and Non-Disclosure Agreement
     K.       Transition Assistance
     L.       Travel and Relocation Policy
     M.       Severance Policy

                            DATA PROCESSING AGREEMENT

      This is an Agreement, dated as of the 1st day of January, 1992 (hereinafter the "Effective Date"), by and between SYSTEMATICS FINANCIAL SERVICES, INC., an Arkansas corporation, 4001 Rodney Parham Road, Little Rock, Arkansas, 72212-2496 (formerly Systematics, Inc.) (hereinafter "SI") and

                     UNITED SAVINGS ASSOCIATION OF TEXAS FSB

                             3200 SOUTHWEST FREEWAY

                              HOUSTON, TEXAS 77027

(hereinafter "CLIENT").

      In consideration of the promises, covenants and agreements of the parties reflected herein, SI and CLIENT agree as follows:

1.    SERVICES.

      SI will provide to CLIENT the data processing services and products described in this Agreement and its exhibits. Such services and products include, but are not limited to, installation and enhancement of SI-developed and third-party developed software systems, operation of software systems developed by SI and third parties, programming services, furnishing and operating computer equipment, providing information in various media forms, and a license to use SI software systems. The specific services provided and the applicable fees therefor are described in more detail in this Agreement and its exhibits.

2.    TERM.

      The term of this Agreement is seventeen (17) months, beginning on the Effective Date, and ending May 31, 1993 (the "Expiration Date"). At least four (4) months prior to the Expiration Date, CLIENT will (a) select one of the options reflected in Exhibit C to extend the term of the Agreement, or (b) submit to SI a written notice of termination effective on the Expiration Date.

3.    RESPONSIBILITIES OF THE PARTIES.

      SI and CLIENT agree to be responsible for the following matters:

      3.1 COMPUTER EQUIPMENT. Except as otherwise provided in this Agreement (Section 2 of Exhibit C), SI will supply all CPUs, communications controllers, DASD equipment, tape/cartridge equipment, printers and related peripheral equipment which may be required for its operation of the Data Center as defined in Section 4.1.

      3.2 TERMINALS/COMMUNICATIONS COST. CLIENT will pay all costs of installing and utilizing communication or telephone lines, data sets, modems, ATMs, terminals, and terminal control units, as required for CLIENT's on-line operations, testing and training. CLIENT will provide the terminals and personal computers used by SI's personnel. CLIENT will provide all personal computers used by its personnel.

      3.3 PROCESSING SCHEDULE. SI will process and update CLIENT's data in accordance with Exhibit D.

      3.4 CLIENT APPROVAL OF PROGRAM CHANGES. All changes to programs used to process CLIENT's data affecting input, output, control, audit, or accounting procedures of CLIENT shall be made only with the approval of CLIENT.

      3.5 CONFIDENTIALITY OF CLIENT DATA. All information concerning CLIENT, its business or customers submitted to SI pursuant to this Agreement shall be held in confidence by SI and shall not be disclosed. No person or entity shall be permitted to have access to CLIENT's data without prior the written authorization of CLIENT. All of CLIENT's data shall be available for examination by CLIENT at any time without notice. SI will grant access to CLIENT to the Data Center at any time as soon as reasonably practicable following receipt of notice from CLIENT. If SI receives any legal process requiring it to produce CLIENT's data or that of any of its customers, SI shall notify CLIENT promptly, and deliver copies of such orders to CLIENT, immediately and prior to compliance with such process.

      3.6 DELIVERY. CLIENT, or its designee, is responsible for delivery of all input and output data to and from the Data Center (see Section 4.1). Subject to CLIENT's responsibility for microfilming MICR documents prior to delivery to SI, SI is responsible for safekeeping CLIENT's documents while in SI's possession in the Data Center. The standard of care employed by SI in such safekeeping shall be the higher of the standard generally employed in the data processing industry, or the standard employed by SI in safekeeping its own confidential documents.


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
      3.7 SUPPLIES AND FORMS. SI will provide all magnetic tapes, tape cartridges and impact printer ribbons required to perform SI's processing responsibilities during the term of this Agreement. CLIENT will provide all input and output forms, balance control forms, stock paper, and any forms necessary for SI to meet the processing requirements of CLIENT, as well as adequate storage therefor.

      3.8 CLIENT'S INPUT DATA. All magnetic tapes and MICR encoded documents, furnished by CLIENT to SI shall be in machine readable condition, accompanied by control totals and, if applicable, encoded batch tickets and proof tapes with totals. CLIENT assumes all risk of loss and expenses of reconstruction of input data, except for loss caused by SI's negligence.

      3.9 MICROFILMING. CLIENT will microfilm all MICR document input for processing hereunder in order to permit reconstruction thereof. Except for loss caused by SI's negligence, CLIENT bears all risk of loss and expenses of reconstruction of MICR input data.

      3.10 DAYS OF UPDATING. SI will batch process and update CLIENT's data five days per week, Monday through Friday, in accordance with Exhibit B and D. On-line service hours are reflected in Exhibit D.

      3.11 COPY MACHINE. CLIENT will provide a copy machine for SI's use related to systems and processing for United. SI will reimburse CLIENT for copying related to SI's business.

4.    DATA PROCESSING PREMISES AND SECURITY.

      4.1 DATA PROCESSING PREMISES. CLIENT agrees to provide SI with adequate premises, in good repair, to perform its responsibilities under this Agreement (hereinafter the "Data Center"). Without limiting the generality of the foregoing, CLIENT agrees to supply water, sewer, heat, lights, telephone lines and equipment, air conditioning, electricity (including, if desired by CLIENT, an uninterruptable power system, battery backup and backup generator capacity), office equipment and furniture all pursuant to the terms and conditions of Exhibit G of the Management and Consulting Agreement. SI is not responsible for any injury or damage to property or persons which occurs in or around the Data Center unless it is caused by the negligent or willful misconduct of SI. CLIENT will provide telephone instruments and telephone service for SI to communicate with the employees of CLIENT, CLIENT's service bureau customers, if any, and as required by SI to operate the Data Center.


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
      4.2 SECURITY STANDARDS. SI will adhere to such security standards with respect to CLIENT's data as may reasonably be imposed by CLIENT, including prehiring personnel investigative procedures and discharge of personnel. CLIENT will pay the costs for any modifications or additions to the data center which are required by such security standards. CLIENT will reimburse SI for actual costs incurred if adherence to security standards requested or required by CLIENT increases SI's costs of operation.

5.   SOFTWARE.

      Effective on the Expiration Date (or the earlier Termination Date if this Agreement is terminated by CLIENT pursuant to the provisions of Section 8.4), SI will grant and convey to CLIENT and CLIENT will accept a license to use SI's proprietary application systems ("Software") under the terms and conditions set forth in Exhibit G. However, such software license shall be effective for only that Software installed for CLIENT's benefit during the term of this Agreement and the previous agreements between SI and CLIENT and its predecessors.

      5.1   ADDITIONAL LICENSED PROGRAMS. The license contemplated by this
            Section 5 shall also apply to all SI-developed program modifications, enhancements, new systems or major subsystems installed for CLIENT's benefit pursuant to this Agreement. SI will furnish CLIENT, upon request, a current list of all Software systems and subsystems developed and made available by SI. SI will give CLIENT one hundred eighty (180) days' notice prior to eliminating updates for a particular system version of any SI-developed program.

      5.2 SOFTWARE WARRANTY. Each of the warranties set forth in Exhibit G, as well as the patent and trademark indemnity provisions of Exhibit G, shall apply to the Software, and all enhancements, modifications or changes thereto, furnished or used pursuant to this Agreement.

      5.3 USER MANUALS. Prior to the installation of each SI-developed system, SI will deliver to CLIENT two copies of the applicable User Manuals, and thereafter, two copies of standard updates thereto. CLIENT is responsible for the initial personalization and for the maintenance, reproduction and distribution of User Manuals. SI hereby consents to the reproduction of User Manuals by CLIENT solely for the internal use of CLIENT in accordance with this Agreement.

      5.4 THIRD PARTY SOFTWARE. In accordance with Exhibit F, SI will use all computer programs acquired by CLIENT from third parties or developed by CLIENT without the assistance of SI exclusively to process CLIENT's data. Additional use of such programs by SI shall require the prior written approval of CLIENT. SI reserves the right to review and/or test such programs, in advance of processing, to assure compatibility with SI equipment and consistency with SI's processing techniques. Except as set forth in Section 6.1, the Resident Programming Staff will provide support and maintenance services with respect to such programs. CLIENT may purchase maintenance contracts for such



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
            programs in its discretion. CLIENT will indemnify SI and hold SI harmless from any loss, claim, damage or expense, including reasonable attorneys' fees, resulting from any action brought or claim made by any third party claiming that either SI or CLIENT does not have the right to use such software as contemplated by this Agreement. The foregoing indemnity shall not apply to claims that SI has failed to maintain the confidentiality of such software.

      5.5 INSTALLATION OF NEW SYSTEMS AND SUBSYSTEMS. SI will install regulatory changes, updates, new systems and subsystems using the Resident Programming Staff. SI will present to CLIENT the features of and estimated hours required to install such systems or subsystems. CLIENT, at its option, may elect to install the new system or subsystem or to continue use of the then installed SI-developed system.

      5.6 MODIFICATIONS REQUESTED BY CLIENT. If requested by CLIENT, SI agrees to modify the SI-developed programs installed for CLIENT by SI. Implementation of such CLIENT-authorized modifications will be performed by the Resident Programming Staff. CLIENT understands that modifications may require an increase in the time of performance and/or the Resident Programming Staff to subsequently install SI-developed updates, new systems or subsystems.

      5.7 REGULATORY REPORTING REQUIREMENTS. During the term of this Agreement, SI agrees to modify those SI-developed programs installed for CLIENT so that such programs will comply with the mandatory data processing output requirements specified by federal regulatory authorities applicable to CLIENT. Program modifications necessary to meet state and local regulatory requirements will be provided at CLIENT's request by the Resident Programming Staff. CLIENT agrees to make SI aware of any local or state regulatory requirements not included in the requirements established by federal regulatory authorities.

      5.8 DEVELOPMENT OF CUSTOM SOFTWARE CODE. If CLIENT requests SI to develop and SI develops pursuant to the Agreement custom software code pursuant to specifications written and provided by CLIENT, SI will not deliver the custom code so developed or any portion thereof to any person (including other SI customers) without the prior written consent of CLIENT. If such custom code will operate and process data on a stand-alone basis without the use of other SI software, CLIENT shall own the custom code; provided, however, that CLIENT shall not refer to SI in any way in connection with any commercial use which CLIENT shall make of such custom code. In addition, if CLIENT makes any commercial use of such custom code, CLIENT will indemnify SI and hold SI harmless from and against any loss, claim, damage, or expense, including reasonable attorneys' fees, resulting from or arising out of CLIENT's use of such custom code and SI's use of such custom code shall be exclusively limited to SI's processing for CLIENT. Custom code developed by SI for CLIENT requiring the use of SI software for processing shall be subject to the terms of Section 3.4 of Exhibit G. Notwithstanding the foregoing, the development of any custom code for, or the ownership thereof by, CLIENT shall not prohibit SI



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
            from using the ideas embodied in the custom code, or from developing substantially identical software, for other customers of SI. To that end, CLIENT hereby grants to SI a worldwide, non-exclusive license to use such custom code in developing software for SI. The parties acknowledge that the size and scope of a particular custom software project or the uniqueness of the ideas to be embodied therein may make it appropriate for SI and CLIENT to negotiate different terms and conditions for the development, ownership and/or commercial use of the resulting custom software. SI and CLIENT agree to examine those circumstances in good faith and on a case-by-case basis prior to beginning the project. If a separate agreement is reached for any such custom software development, the preceding terms and conditions of this Section 5.8 shall not apply.

6.    STAFFING; COMPUTER USE.

      6.1 RESIDENT TECHNICAL STAFF. SI will provide a staffing level of on-site programmers reflected in the table below (the "Resident Programming Staff"). The remaining staffing level will fluctuate during the term of this Agreement as the Resident Programming Staff is increased or decreased pursuant to requests by CLIENT. At CLIENT's request, SI will increase or decrease the Resident Programming Staff, so long as the staffing level is no less than the minimum level shown below, and may not be decreased to less than 15. Increases in the Resident Programming Staff will be in minimum increments of one person for a minimum term of one year from the date of the arrival of such person(s). Such increases or decreases in the Resident Programming Staff will result in increases or decreases in the SI fees in accordance with Section 6.1(c) below. SI will provide for CLIENT the opportunity to interview additions to and replacements of the Resident Programming Staff and periodically to evaluate their performance. SI will, in good faith, consider the opinions expressed by CLIENT as a result of such interviews and evaluations. In addition, if CLIENT requests the discipline or removal of a member of the Resident Programming Staff, based upon his or her conduct or job performance, SI will consider such request in good faith and promptly take appropriate action. The Resident Programming Staff included in the SI fees shown in Section 1 of Exhibit C for the remaining months of this Agreement is:

                                                  Number of
            Period                                Programmers
            ------                                -----------
            1992
              January - April                       22
              May - June                            22
              July - Sept                           21
              October - Dec                         17

            1993                                    15

            1994 - 1996                             15





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
            SI's Resident Programming Staff shall be qualified personnel who, based upon SI's current job classifications, will be classified as follows:

                                       1992      1993 AND THEREAFTER
                                       ----      -------------------
            Applications Senior
             Systems Engineers
             and Supervisors
             E30 and E10                7            5

            Applications System
             Engineers
             E08 and E09               11            7

            Applications System
             Specialist E07             4            3
                                       --           --
                                       22           15

            Changes in the actual number of the Resident Programming Staff may necessitate a different allocation from that set out above.

            SI will provide CLIENT with output from SI's Project Control System as frequently as weekly with respect to the activities of the entire Resident Programming Staff. Subject to the requirements of Exhibit A, CLIENT may direct SI as to which specific projects CLIENT wishes to implement and the relative priority of such projects. Such directions shall include, but not be limited to, installation of enhancements, new releases, major subsystems and regulatory changes, plus providing program modifications an general programming duties.

            SI will promptly notify the Client in the event of any terminations or resignations. Subject to a reasonable time for replacements in the event of resignations or terminations, which time shall not exceed ninety (90) days, SI will maintain such staffing levels throughout the term of this Agreement. If SI fails to fill a position within 30 days, SI will at its election (i) provide a temporary resource for such position, or (ii) give CLIENT a daily credit from the 31st day to the time of replacement based on the actual daily salary and benefits of the person who most recently filled the vacant position, plus a reasonable margin thereon. Duties of the Resident Programming Staff shall include, but are not limited to, installing the systems reflected in Exhibit A, installing program updates, installing new systems and subsystems, programming resulting from regulatory changes, user interface, communication and customer service, systems programming, attending education classes, CLIENT meetings and research meetings, as well as CLIENT-requested program modifications and general programming duties.


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      (a)   Project Control - The Resident Programming Staff will use a project management system for CLIENT projects, and SI will provide CLIENT with output from such system as frequently as weekly.

      (b) Priorities - CLIENT shall have the right to establish all programming and project priorities. Changes in priorities, however, which require reassignment of SI Resident Programming Staff to other responsibilities may result in an enlargement of SI's time to complete certain tasks hereunder. Prior to the last installation date specified in Exhibit A, CLIENT changes in priorities or requests for additional projects may result in additional SI fees and in an enlargement of SI's time to complete certain tasks hereunder.

      (c) Resource Change Procedure - At CLIENT's written request, SI will increase or decrease the Resident Staff, as long as the staffing level is not less than the minimum number set forth above. Annually, SI and CLIENT will, on a best efforts basis, plan the Resident Programming Staff level expected to be necessary for the following six-months and twelve-month increments. CLIENT will provide SI with written notice with respect to increases, extensions or decreases in the Resident Programming Staff. SI promptly will respond to CLIENT's request to alter the Resident Programming Staff with a quotation for any increases or decreases in SI's fees. If CLIENT accepts SI's quotation, SI will use its best efforts to provide Resident Programming Staff increases promptly in accordance with CLIENT's requests. The effective date of an SI fee increase will be the date such SI employee becomes a full-time member of the Resident Programming Staff. The effective date of an SI fee decrease will be the earlier of 120 days from the date of CLIENT's written request or the date such SI employee is no longer resident. For increases in the Resident Staff the fee increase will be determined by reference to the applicable salary, benefits and relocation costs, if any, plus a reasonable margin thereon. For decreases, the monthly credit will be determined by reference to the actual salary and benefits of the affected person(s), plus a reasonable margin thereon. Quotations for increases or decreases in the Resident Programming Staff will be in minimum increments of one person for a minimum term of one year or coterminous with this Agreement. Partial months will be prorated on a daily basis.

      (d) Temporary Non-Resident Personnel - If CLIENT does not wish to re-order priorities to permit the Resident Programming Staff to perform additional services, or to direct SI to increase the Resident Programming Staff, CLIENT may request SI to provide additional non-resident personnel on temporary basis and SI will provide such non-resident personnel on an as-available basis. SI will promptly respond with a quotation for such non-resident personnel in accordance with Section 6 of Exhibit C. If CLIENT wishes to utilize the SI personnel services




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
            quoted, CLIENT will notify SI in writing, authorizing SI to provide such services. In addition, upon compliance with the following conditions, CLIENT may engage third parties to assist CLIENT in lieu of SI provided temporary services:

            (a) Such third party shall provide such services under the general supervision of SI;

            (b) The third party shall follow SI's programming, testing and quality control standards;

            (c) The right to use such third parties under this Section applies to single projects on a project by project basis and if such need continues the Resident Programming Staff shall be increased in accordance with Section 6.1 provided, however, if specialized systems expertise from a third party is important to continuing support of a third party product, such third party may be engaged by CLIENT on a continuing basis;

            (d) Prior to being afforded any access to the Data Center, the proposed third party shall have executed and delivered to SI a non-disclosure and confidentiality agreement, in form, scope and substance acceptable to SI, designed to assure and preserve the confidentiality of SI's proprietary and confidential information. A sample form of such non-disclosure and confidentiality agreement is attached hereto as Exhibit J; and

            (e) In no event may said third party compete with SI in offering data processing outsourcing services to financial institutions.

      6.2 SPECIAL COMPUTER USE. CLIENT may use any SI computer time which is available in the Data Center, without additional charge, for the exclusive purpose of the performance of non-repetitive services requested by CLIENT, provided that CLIENT's requests for SI to provide such non-repetitive services do not interfere with SI's responsibilities under this Agreement. In conjunction with such non-repetitive computer usage, SI will provide a computer operator and CLIENT will pay SI for related overtime, if any, incurred by such computer operator.

      6.3 SI ACCOUNT MANAGER. At CLIENT's request, approved by CLIENT's president, SI will replace its account manager assigned to CLIENT. In such event, the parties acknowledge that pending projects may be delayed and SI shall have a reasonable time to provide a replacement account manager.

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
7.    TIME OF PERFORMANCE.

      The parties agree that timely and accurate submission of input and output is essential to satisfactory performance under this Agreement. SI's time of performance shall be enlarged, if and to the extent reasonably necessary, in the event that: (a) CLIENT fails to submit input data in the prescribed form or in accordance with the schedules set forth in Exhibit D, (b) an act of God, malfunction of any equipment (except as caused by the negligence or willful misconduct of SI) or other cause beyond the control of SI prevents timely data processing hereunder, (c) special requests by CLIENT or any governmental agency authorized to regulate or supervise CLIENT impact SI's normal processing schedule; (d) if CLIENT fails to provide any equipment, software, premises or performance called for by this Agreement, and the same is necessary for SI's performance hereunder; or (e) if requests by CLIENT's internal or external auditors or examiners adversely affect SI's normal processing schedule. SI will notify CLIENT of the estimated impact on its processing schedule, if any. SI will carefully follow reasonable balancing and quality control procedures designed to detect processing errors. SI will balance promptly to control totals provided by CLIENT, and promptly will advise CLIENT of out-of-balance conditions exceeding mutually established limits. In the event of an error in processing CLIENT's data, SI will promptly notify CLIENT and will promptly correct such error. Such correction of error shall be without charge to CLIENT unless caused by the nature of the data submitted by CLIENT or caused by software provided to SI by CLIENT. CLIENT carefully will review and inspect all reports prepared by SI, will balance promptly to the appropriate control totals and within a reasonable time after any error or out-of-balance control totals should be detectable, CLIENT promptly will notify SI of any erroneous processing. As used herein, the term "promptly" is intended to be interpreted flexibly and in light of the related circumstances. If CLIENT fails to so notify SI within a reasonable time after any error or out-of-balance control totals should be detectable, it shall be deemed to have waived its rights in respect of such error and to have assumed all risks in respect thereof, including any increase in the cost of correction to the extent that SI establishes that the same could have been avoided by earlier detection of such error.

8.    TERMINATION.

      This Agreement may be terminated prior to the Expiration Date, as follows:

      8.1 RIGHT TO TERMINATE. In addition to any other rights which either party may have in law or equity, either SI or CLIENT may terminate this Agreement if the defaulting party fails to cure any material default hereunder within thirty (30) days of written notice from the other party, specifying the nature and extent of any such default.

      8.2 METHOD OF TERMINATION. Exercise of the right to terminate under this Section must be accomplished by specifying in such written notice to the defaulting party, the nature and extent of such default and fixing a date, on the last day of a month, not less than 120 days following the date of receipt of such notice, for cessation of services hereunder (the "Termination Date").

      8.3 DATA, SYSTEMS AND PROGRAMS. If this Agreement expires, or if CLIENT terminates this Agreement as permitted hereby, all licensed systems shall remain subject to Exhibit G. In addition, upon CLIENT's request, SI agrees to provide to CLIENT copies of CLIENT's data files, records and programs on magnetic media.

      8.4 EARLY TERMINATION. If CLIENT elects to extend this Agreement pursuant to either the two-year, three-year or four-year option, then during the extended term, the following provisions will apply.

            (a) Acquisition. CLIENT shall have the right to terminate the Agreement prior to the Expiration Date upon satisfaction of each of the following conditions:

                  (i) CLIENT shall have been acquired (as defined below) and the data processing services provided by SI shall, immediately following such termination, be consolidated with and into the data processing operations of the acquiring institution. CLIENT shall be deemed to have been acquired if it shall merge with and into, consolidate with, or sell substantially all of its assets to, one or more financial institutions, acting in concert.

                  (ii) CLIENT shall have notified SI in writing of its intention to terminate, within six (6) months after it is acquired, and not less than six months prior to the proposed Termination Date.

                  (iii) CLIENT shall have paid SI a termination fee, which shall accompany the Termination Notice, in the amount of 25% of the sum of the monthly payments reflected in Section 1 of Exhibit C for the remaining term of the Agreement.

                  (iv)  In the event of termination by CLIENT pursuant to this
                        Section 8.4, CLIENT agrees to pay SI the following:

                        (A) SI's actual cost of employee relocation expense and SI's actual cost of severance pay (in accordance with SI's standard severance and relocation policy attached as Exhibits L and M) incurred as a result of such termination for all SI employees in the Data Center as of the termination date who do not receive an offer of employment from CLIENT, effective as of the Termination Date, at comparable salary and position in Houston, Texas or, in the case of severance pay, an offer of employment from SI at another SI location. In no event shall such SI invoice exceed $350,000 in the aggregate. CLIENT will pay SI the sum of $350,000 with its termination notice and if SI's actual costs to be reimbursed under this subsection (A) are less than that amount, SI will refund the difference, promptly upon determination of the amount thereof.

                        (B) An amount equal to SI's net book value of all SI equipment installed in the Data Center, determined as of and payable on the Termination Date upon receipt of which SI will convey unencumbered title to such equipment to CLIENT.

                (v) The provisions of Sections 8.3, 9.1, 9.2, 9.4, and 9.5 will remain unchanged.

            (b) Convenience. CLIENT also shall have the right to terminate the
                Agreement for convenience and without cause upon satisfaction of the following conditions:

                (i) CLIENT shall have given SI a written notice, at least six months prior to the termination date, designating the Termination Date;

                (ii) CLIENT shall have paid SI a termination fee, which shall accompany the preceding notice, equal to 50% of the sum of the monthly payments reflected in Section 1 of Exhibit C for the remaining term of the Agreement.

                (iii) CLIENT shall pay SI the amounts reflected in Section 8.4(a)(iv)(A) and (B) above.

                (iv) The provisions of Sections 8.3, 9.1, 9.2, 9.4, and 9.5 will remain unchanged.

9.   TRANSITIONAL COOPERATION.

      After notice of termination and prior to the Termination Date, or for six months prior to the Expiration Date, SI agrees that:

      9.1 OFFER OF EMPLOYMENT. CLIENT may offer employment to the employees of SI located at the Data Center pursuant to this Agreement or the Management and Consulting Agreement.

      9.2 TRANSITION. SI will give full cooperation and support to CLIENT to assure an orderly and efficient transition to whatever method of computer processing it may select, including but not limited to the transition assistance reflected in Exhibit K.

      9.3 EQUIPMENT. Except as otherwise set forth in Section 8.4, if CLIENT wishes to utilize equipment owned or leased by SI and installed in the data center, SI will not withdraw any such equipment without first offering to CLIENT, on a right of first refusal basis, the right to purchase, or sublease such equipment. With respect to equipment leased by SI, SI will allow (if and to the extent permitted by the underlying lease) CLIENT to sublease such equipment from SI at the exact terms, conditions and costs of the lease then in effect. In addition, CLIENT may purchase at the Expiration Date or Termination Date, as applicable, all but not less than all of the equipment owned by SI and used in the data center, at a price equal to the sum of its fair market value. Fair market value shall be determined by inquiries to three (if available) nationally recognized vendors of the applicable equipment. Such offer will be made by SI at least one hundred (100) days and accepted or rejected at least sixty (60) days prior to the Termination Date. CLIENT may, at its option, negotiate directly with any of the owners of leased equipment, to establish its direct contractual relationship for equipment, and CLIENT agrees to act promptly in this regard.

      9.4 ADDITIONAL SUPPORT. CLIENT shall have the option, exercisable within ninety (90) days of delivery of a termination notice by either party, to request up to 90 days of additional technical support from SI subsequent to the Termination Date. CLIENT will pay for such services at SI's then current Hourly Rates.

      9.5 EXTENSION OF PROCESSING SERVICES. After notice of termination and upon not less than one hundred twenty (120) days' prior written notice from CLIENT, SI will extend the Termination Date one time by not less than three nor more than six additional months (the "Extended Period"). CLIENT shall specify the extended Termination Date in the foregoing notice.

10.   BACKUP, STORAGE, FILES AND PROGRAMS.

      10.1 FILES AND PROGRAMS. SI agrees to provide and maintain adequate backup files on magnetic media of CLIENT data and all programs utilized to process CLIENT's data.

      10.2 STORAGE. CLIENT agrees to provide off-site storage for backup data files and programs. CLIENT agrees to pick up the backup data files and programs from the data center, deliver them to its off-site storage location, store them, and return them to the data center pursuant to mutually agreed upon procedures and schedules. If requested by CLIENT, SI shall provide CLIENT with a quarterly listing of the names of data files and programs for verification of the items in storage. CLIENT is solely responsible for the physical security of such files and programs while not in SI's possession.

      10.3 EMERGENCY BACKUP. CLIENT and SI agree that all arrangements between the parties for emergency back-up and disaster recovery services are reflected in Exhibit F to the Management and Consulting Agreement.

11.   SERVICE BUREAU CUSTOMERS.

      11.1 CLIENT'S SERVICE BUREAU CUSTOMERS. Subject to agreement between SI and with respect to conversion and processing charges, CLIENT may contract with service bureau customers for existing and new applications.

      11.2 SI'S SERVICE BUREAU CUSTOMERS. SI may not process data for any third parties at the Data Center without written permission from CLIENT. Such permission, if granted, will be on an individual customer basis and will be valid for the remainder of the contract term, for that customer.

12.  PAYMENT AND BILLING.

      CLIENT agrees to pay SI for the services performed hereunder in accordance with the fees set forth in this Agreement, pursuant to invoices prepared and delivered to CLIENT. All processing fees shall be payable on the first day of each month, for services to be rendered during that month except for Additional Volume Fees specified in Section 3.2 of Exhibit C, laser printer usage fees, and MICR reader/sorter usage fees, all of which shall be reflected in the first monthly invoice after the relevant usage data is available and payable by CLIENT promptly following receipt thereof.

13.   NO INTERFERENCE WITH CONTRACTUAL RELATIONSHIP.

      CLIENT warrants that, as of the date hereof, it is not subject to any contractual obligation that would prevent CLIENT from entering into this Agreement, and that SI's offer to provide such services in no way caused or induced CLIENT to breach any contractual obligation.

14.   NO WAIVER OF DEFAULT.

      The failure of either party to exercise any right of termination hereunder shall not constitute a waiver of the rights granted herein with respect to any subsequent default.

15.   PROCESSING PRIORITIES.

      SI agrees that processing for financial institutions shall have priority over processing for non-financial institutions, if any. In addition, if any emergency requires a change in the processing schedule set forth in Exhibit D, SI and CLIENT agree to negotiate in good faith to adjust the processing schedule and related priorities in light of then prevailing circumstances.

16.   MERGERS AND ACQUISITIONS.

      Upon written request by CLIENT, SI will process additional data resulting from any merger or acquisition involving either CLIENT or any of its service bureau customers; subject to CLIENT's payment of additional volume fees reflected in Section 3 of Exhibit C, and subject to agreement on the fees, if any, applicable to related conversion and testing services. CLIENT will notify SI of any such proposed merger or acquisition as soon as reasonably practicable. In addition, at CLIENT's request, and in lieu of the additional volume fees reflected in Exhibit C, SI will enter into good faith negotiations with CLIENT with respect to alternative additional volume processing charges related to any acquisition.

17.   ENTIRE AGREEMENT.

      This Agreement and the exhibits hereto contain the entire agreement of the parties and supersedes all prior agreements whether written or oral with respect to the subject matter hereof. Expiration or termination of any part of this Agreement shall terminate the entire Agreement except for any portion hereof which expressly remains in force and in effect notwithstanding such termination or expiration. In addition, termination of this Agreement also shall result in the termination of the Management and Consulting Agreement between the parties of even date herewith. Modification or amendment of this Agreement or any part thereof may be made only by written instrument executed by both parties.

18.   ASSIGNMENT.

      Neither party hereto shall assign, subcontract, or otherwise convey or delegate its rights or duties hereunder to any other party without the prior written consent of the other party to this Agreement, which consent shall provide that it is subject to all the terms and conditions of this Agreement. Subject to the provisions of Exhibit G, no such consent shall be required in the event of a merger, consolidation, sale of substantially all of the assets, or any other change of control of either party hereto, in which event, this Agreement shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest.

19.   CONFIDENTIAL AGREEMENT.

      This Agreement is a confidential agreement between SI and CLIENT. In no event may this Agreement be reproduced or copies shown to any third parties by either CLIENT or SI without the prior written consent of the other party, except as may be necessary by reason of audit, legal, accounting or regulatory requirements beyond the reasonable control of SI or CLIENT, as the case may be, in which event SI and CLIENT agree to exercise diligence in limiting such disclosure to the minimum necessary under the particular circumstances.

20.   TAXES.

      CLIENT will pay directly or reimburse SI for all sales, use or excise taxes, however designated, levied or based, on amounts payable pursuant to this Agreement, including state and local privilege or excise taxes based on gross revenues under this Agreement or taxes on services rendered or personal property taxes on the systems licensed hereunder. CLIENT shall not be responsible for any taxes levied on the personal property or net income of SI.

21.   INDEPENDENT CONTRACTOR.

      It is agreed that SI is an independent contractor and that:

      21.1 CLIENT SUPERVISORY POWERS. Except as otherwise specifically set forth in this Agreement, CLIENT has no power to supervise, give directions or otherwise regulate SI's operations or its employees, except as herein provided for security of CLIENT's data and detection of errors in processing.

      21.2 SI'S EMPLOYEES. Persons who process CLIENT's data are employees of SI and SI shall be solely responsible for payment of compensation to such personnel and for any injury to them in the course of their employment. SI shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to such persons.

      21.3 SI AS AN AGENT. SI is not an agent of CLIENT and has no authority to represent CLIENT as to any matters, except as authorized herein.

22.   CLIENT AND SI EMPLOYEES.

      Except as specifically set forth in Section 9, above, during the term hereof, both CLIENT and SI agree not to offer employment to any employee of the other without the prior written consent of the other.

23.   NOTICES.

      All notices, requests and demands, other than routine operational communications under this Agreement, shall be in writing and shall be deemed to have been duly given when deposited in the United States mail, registered or certified postage prepaid, and addressed to the other party at the address first shown above and to the attention of the president of said party. Notice of changes of address, if any, shall be given in like manner.

24.   COVENANT OF GOOD FAITH.

      SI and CLIENT agree that, in their respective dealings arising out of or related to this Agreement, they shall act fairly and in good faith.

25.   LIMITATION OF LIABILITY.

      If either party shall breach any covenant, agreement or undertaking required of it by this Agreement, the liability of such party shall be limited to direct damages, actually incurred. Neither party shall be liable to the other for any special or consequential damage or for any claim or demand made by any third party.

26.   INSURANCE.

      A schedule of SI's current insurance coverage has been furnished to CLIENT prior to the Effective Date of this Agreement.

27.   SECTION TITLES.

      Section titles as to the subject matter of particular sections herein are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular sections to which they refer.

28.   INFORMAL RESOLUTION OF DISPUTES.

      In the event of any dispute between the parties arising from or relating to this Agreement or the Management and Consulting Agreement of even date herewith (including disputes as to the validity or interpretation of any provision of this Agreement, the performance or nonperformance by either party of its obligations hereunder, or the amount of any charges payable hereunder), then such disputes shall be resolved as follows:

             (a) Minor Disputes. With respect to any minor dispute, upon the written request of either party, each of the parties will appoint a designated representative who is a senior-level manager assigned to the data processing matters contemplated by this Agreement, whose task it will be to endeavor to resolve such dispute. During the five (5) day period following any written request delivered pursuant to this subsection (a), or such other period upon which the parties agree, the designated representatives shall meet as often as the parties reasonably deem necessary in order to gather and furnish to each other all information with respect to the matter in issue which the parties believe to be appropriate and germane in connection with its resolution. Such representatives shall discuss the problem, and shall negotiate in good faith in an effort to resolve the dispute without the necessity of any formal proceeding relating to such dispute. During the course of such negotiation, all reasonable requests made by one party to the other for information will be honored so that each of the parties may be fully advised of the other party's position. The specific format for such negotiations will be left to the discretion of the designated representatives but may include the preparation of agreed upon statements of fact or written statements of position furnished to the other party.

             (b) Major Disputes. With respect any major dispute, or with respect to any minor dispute which is not resolved for any reason during the time period specified in subsection (a) above, upon the written request of either party, the matter in dispute shall be presented to the Systematics Area Manager and to a senior vice president of client. These individuals shall meet in person and shall present to each other a written summary reflecting in reasonable detail the nature and extent of the dispute in question within five (5) days following any written request delivered pursuant to this subsection
             (b), or such other period on which the parties agree.

             (c) Discussions By Senior Management. If, within three (3) days following the meeting held pursuant to subsection (b) above, or such other period on which the parties agree, any dispute is not resolved, or if for any reason the meeting contemplated in subsection (b) has not been held as contemplated thereby, then the presidents of client and Systematics shall hold an in-person meeting within five (5) days following either (i) the expiration of the three (3) day period described in this subsection (c), or (ii) if no meeting is held as described in subsection (b), the expiration of the period specified in subsection (b), or such other period on which the parties agree. This meeting shall include a presentation of the written descriptions of the dispute prepared as provided in subsection (b).

             (d) Location of Meetings. The in-person meetings contemplated by subsections (b) and (c) above shall be held alternately in Houston, Texas, and Little Rock, Arkansas, with the first such meeting, if any, in Houston and each subsequent meeting (whether the same or another dispute is to be resolved) held in Little Rock and Houston, respectively.

             (e) Failure to Resolve Dispute. If any dispute remains unresolved for any reason after twenty (20) days following the initial request for informal dispute resolution pursuant to this Section, or such other period on which the parties agree, then either party may continue informal efforts to resolve the dispute or, as contemplated by the following Section, may initiate a binding arbitration proceeding. The parties hereby waive the expiration of any applicable statute of limitations during this informal dispute resolution process.

             (f) Additional Procedures. Notwithstanding the foregoing, if the parties are able to resolve disputes without litigation or arbitration and without resorting to the procedures described in subsections (a) through (e) of this Section, they shall not be obliged to follow such procedures.

29.   ARBITRATION.

      Systematics and CLIENT stipulate and agree that if they are unable to resolve any controversy arising under this Agreement as contemplated by Section and if such controversy is not subject to Section of this Agreement, then such controversy, and any ancillary claims not so resolved and not so subject, shall be submitted to mandatory and binding arbitration at the election of either party (the "Disputing Party") pursuant to the following conditions:

             (a) Selection of Arbitrator. The Disputing Party shall notify the American Arbitration Association ("AAA") and the other party in writing describing in reasonable detail the nature of the dispute (the "Dispute Notice"), and shall request that AAA furnish to the parties a list of five (5) possible arbitrators who shall be licensed to practice law in the United States and shall have at least five (5) years of experience in data processing matters. Each party shall have fifteen (15) days to reject two of the proposed arbitrators. If one individual has not been so rejected, he or she shall serve as arbitrator; if two or more individuals have not been so rejected, AAA shall select the arbitrator from those individuals. In lieu of the foregoing selection procedure, the parties may select by mutual agreement a retired superior court judge to serve as arbitrator.

             (b) Conduct of Arbitration. Arbitration will be conducted by the arbitrator selected pursuant to subsection (a) with respect to the dispute described in the Dispute Notice and any other disputes related to this Agreement between the parties to this Agreement (i) pending at the inception of such arbitration and not otherwise being arbitrated under this Section; or (ii) arising during the pendency of such arbitration, in accordance with the rules of AAA, except as specifically provided otherwise in this Section. The arbitrator will allow reasonable discovery in the forms permitted by the Federal Rules of Civil Procedure, to the extent consistent with the purpose of the arbitration. The arbitrator will have no power or authority, under the rules of AAA or otherwise, to amend or disregard any provision of this Section. The arbitration hearing shall be limited to not more than five (5) days, with each of client and Systematics being allocated one-half of the time for the presentation of its case. Unless otherwise agreed to by the parties, an arbitration hearing shall be conducted on consecutive days.

             (c) Replacement of Arbitrator. Should the arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section, such arbitrator shall be replaced by an arbitrator selected from the other four arbitrators originally proposed by AAA and not rejected by the parties, if any, or if there are no remaining proposed arbitrators who have not been rejected, by repeating the process of selection described in subsection (a) above. If an arbitrator is replaced pursuant to this subsection
             (c), then a rehearing shall take place in accordance with the provisions of this Section and the rules of AAA.

             (d) Findings and Conclusions. The arbitrator rendering judgment upon disputes between parties to this Agreement as provided in this Section shall, after reaching judgment and award, prepare and distribute to the parties a writing describing the findings of fact and conclusions of law relevant to such judgment and award and containing an opinion setting forth the reasons for the giving or denial of any award.

             (e) Place of Arbitration Hearings. Arbitration hearings contemplated by subsection (b) shall be held in Nashville, Tennessee or such other mutually inconvenient location selected by the parties.

             (f) Time of the Essence. The arbitrator is instructed that time is of the essence in the arbitration proceeding, and that the arbitrator shall have the right and authority to issue monetary sanctions against either of the parties if, upon a showing of good cause, that party is unreasonably delaying the proceeding. The arbitrator shall render his or her judgment or award within fifteen
             (15) days following the conclusion of the arbitration proceeding. Recognizing the express desire of the parties for an expeditious means of dispute resolution, the arbitrator shall limit or allow the parties to expand the scope of discovery as may be reasonable under the circumstances.

30.   COUNTERPARTS.

      This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

31.   ANNUAL FINANCIAL STATEMENTS.

      At CLIENT's request, SI will provide to CLIENT a copy of its annual financial statements (which may be unaudited) as well as the most recent audited financial statements of Alltel Corporation, SI's parent company.

32.   GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      IN WITNESS WHEREOF, this Agreement has been executed by the undersigned officers, thereunto duly authorized, on the 1st day of January, 1992.

SYSTEMATICS FINANCIAL                         UNITED SAVINGS
ASSOCIATION
SERVICES, INC.                                OF TEXAS FSB

By: /s/ J. David Frantz                       By: /s/ Leslie H. Green
    ---------------------                         ------------------------
Name:  J. David Frantz                        Name:  Leslie H. Green
Title: Vice President                         Title: Senior Vice President
Date:  1/10/92                                Date:  1/10/92

ATTESTED:                                     ATTESTED:

By: /s/ Harold J. Fackler                     By: /s/ Richard L. Hare
    ---------------------                         ------------------------
Name:  Harold J. Fackler                      Name:  Richard L. Hare
Title: Vice President                         Title: Vice President
Date:  1/10/92                                Date:  1/10/92

                                 CLIENT: UNITED SAVINGS ASSOCIATION OF TEXAS FSB

                                                 Effective Date: January 1, 1992


                                   EXHIBIT "A"

                          SYSTEMS INSTALLATION SCHEDULE

In addition to the systems currently installed for CLIENT, SI will complete the following projects and system installations for CLIENT:

    PROJECT DESCRIPTION                              COMPLETION DATE
    -------------------                              ---------------
    Convert San Jacinto Savings                      First quarter, 1992
      deposits, loans and general ledger

    Convert Houston branches to POD                  First/second quarter, 1992
      utilizing IBM 4700 equipment

    Convert Houston branches to common               First/second quarter, 1992
      application systems

    Complete cost/benefit analysis                   First quarter, 1992
      for platform automation

    Consolidate fixed asset accounting               First quarter, 1992
      into M&D fixed asset system

    Install CIF and combined statements              Third quarter, 1992

    Convert all CLIENT units to                      Fourth quarter, 1992
      standard product set

      SI also will provide the necessary interfaces to existing systems. All of the foregoing projects will be accomplished using the Resident Programming Staff. If CLIENT requests changes in priorities, completion dates also may be affected. CLIENT is responsible for normal user department activities, including understanding all input, output, system features, accounting and balancing controls, and personalization and subsequent maintenance of basic user manuals provided by SI.

      CLIENT will provide all teller terminal and platform automation hardware and non-SI software.

                                 CLIENT: UNITED SAVINGS ASSOCIATION OF TEXAS FSB

                                                 Effective Date: January 1, 1992


                                   EXHIBIT "B"

                                     REPORTS

1.    CURRENT REPORTS.

      The reports or output from the systems presently operated for CLIENT by SI will be produced by SI during the term of this Agreement, unless such system(s) are replaced in accordance with the terms of this Agreement or by mutual agreement between the parties.

2.    SI REPORTS.

      CLIENT may select from among the reports available for each of the Systematics application systems processed by SI on the Effective Date, as set forth in the standard SI user documentation thereof.

3.    ADDITIONAL REPORTS.

      SI will add or delete from either the SI or current reports at CLIENT's request, or to change the frequency of their preparation. If the cumulative effect of changes in requested reports requires personnel and/or computer equipment in excess of that required without such changes, SI agrees to notify CLIENT and prepare a price quotation, based upon the costs of such additional computer equipment. Upon receipt of authorization from CLIENT in writing, SI will immediately proceed to acquire such additional personnel and/or equipment and prepare and deliver all such reports.

                                 CLIENT: UNITED SAVINGS ASSOCIATION OF TEXAS FSB
                                                 Effective Date: January 1, 1992



                                   EXHIBIT "C"

                                     CHARGES

1.    FEE SCHEDULE.

      CLIENT will pay SI, a minimum fee of $2,981,623 payable in monthly installments as set forth in the following table:

          APPLICABLE PERIOD                  AMOUNT OF MONTHLY PAYMENT
          -----------------                  -------------------------
          Jan - May, 1992                      $207,791
          June, 1992 - May, 1993               $161,889

      As set forth in Section 2 of the Agreement, CLIENT is hereby granted an option to extend the term of this Agreement for one, two, three or four years after the Expiration Date. On or before January 31, 1993, CLIENT will give SI written notice of its election to exercise one of those four options, designating the option selected, or of its election to permit the Agreement to expire on May 31, 1993. The monthly fees which shall be applicable during such extensions are as follows:

                          MONTHLY FEE APPLICABLE UNDER
                          ALTERNATIVE EXTENSION OPTIONS

                                    1-YEAR    2-YEAR    3-YEAR    4-YEAR
                                    ------    ------    ------    ------
      June - Sept. 1993            $166,947  $166,947  $166,947  $166,947
      Oct, 1993 - May, 1994        $152,650  $149,855  $148,135  $146,737
      June - Sept. 1994                      $149,855  $148,135  $146,737
      Oct, 1994 - May, 1995                  $147,060  $144,910  $142,760
      June, 1995 - Sept. 1996                          $144,910  $142,760
      Oct, 1995 - May, 1996                            $141,900  $140,395
      June - Sept, 1996                                          $140,395
      Oct, 1996 - May, 1997                                      $139,750

2.    ADDITIONAL RESPONSIBILITIES OF THE PARTIES.

      Except as otherwise provided, CLIENT and/or its service bureau customer(s) are responsible for the operation of any of its data processing facilities other than the Data Center. Such facilities are hereinafter termed "remote". CLIENT and SI agree to provide or perform their respective responsibilities as indicated in Section 2.1 through 2.4 below and responsibilities of CLIENT's service bureau customer(s) shall be indicated as responsibilities of CLIENT.


                                                             RESPONSIBILITY
       FUNCTION                                              CLIENT       SI
       --------                                              ------       --
2.1    INPUT PROCESSING.

       Key entry of input (other than MICR)                    X
       Key entry Equipment and maintenance                     X
         (other than MICR)
       Key entry of MICR rejects                               X
       Key entry equipment and maintenance                     X
         for MICR rejects
       MICR entry computer operation                           X
       MICR reader/sorter operation                            X
       MICR entry reconciliation                               X
       MICR reject reconciliation                              X
       MICR "junk letter" key entry                            X
       Key entry or encoding of MICR input                     X
       Equipment and maintenance for key entry                 X
         or encoding of MICR input
       Microfilming MICR input                                 X
       Equipment and maintenance for                           X
         microfilming MICR input
       Supplies and development costs for                      X
         microfilming MICR input
       MICR reader/sorter equipment and maintenance            X
       MICR sorter vendor usage fees                           X
       Personal computers used by other than SI                X
       Remote MICR capture/printer operations                  X
       Remote MICR capture/printer equipment and               X
          maintenance
       In-line microfilm equipment and operation               X



                                                             RESPONSIBILITY
       FUNCTION                                              CLIENT       SI
       --------                                              ------       --
2.2    OUTPUT PROCESSING.

       MICR transit item end point separation                   X
       MICR transit cash letter preparation                     X
       MICR "on us" fine sort by account number                 X
       Bursting                                                            X
       Bursting equipment and maintenance                       X
       Decollation                                                         X
       Decollation equipment and maintenance                    X
       Check signing                                                       X
       Check signing equipment and maintenance                  X
       Microfiche equipment operation                                      X
       Microfiche equipment and maintenance                                X
       Microfiche supplies (film, chemicals, etc.)              X
       Reports separation by department                                    X
       Microfiche separation by department                                 X
       Delivery to courier                                      X
       Laser or page printer operations                                    X
       Laser or page printer vendor usage fees                  X
       Laser or page printer equipment and maintenance                     X
       Laser or page printer supplies, chemicals, etc.          X
       Remote printing equipment and maintenance                X
       Tracking inventories of paper stock and forms                       X


2.4    PC SOFTWARE.

      Except as specifically set forth herein, CLIENT will provide and maintain all non-mainframe software.


                                                             RESPONSIBILITY
       FUNCTION                                              CLIENT       SI
       --------                                              ------       --

2.5    CONTACT WITH SERVICE BUREAU CUSTOMERS OF CLIENT.

       Inquiries regarding services provided                   X
       Billing, collection and contractual matters             X
       Education and training                                  X


      2.6   PREPARATION OF DATA CENTER.

            On or before February 1, 1992, CLIENT will, at its expense, alter the Data Center (or provide an alternate data center) so that SI may install water-cooled computer equipment. If CLIENT does not provide such alterations (or alternate location) by February 1, 1992, then for each month or portion thereof that the same is not available (a) CLIENT will pay SI a fee of $10,496 per month, and (b) the performance standards reflected in Exhibit I shall not apply.

      2.7   CLCS SUPPORT.

            SI will provide for CLIENT certain processing services with respect to loan origination ("CLCS Processing") as set forth in Exhibit H.

3.    ADDITIONAL VOLUME FEES.

      The fees expressed in Section 1 of Exhibit C are for processing the applications and Base Volumes of Core Accounts set forth in Sections 3.2 and 3.3 below. CLIENT will pay SI for volumes of work processed in excess of the Base Volume of Core Accounts in accordance with this Section 3. Increased volume may result from internal growth, mergers or acquisitions or a combination thereof.

      3.1   DEFINITIONS.

            As used herein, the term "Core Accounts" shall mean the number of accounts on the master file at month-end with respect to the applications marked with an asterisk (*) in Section 3.2 of this Exhibit C.

      3.2   APPLICATIONS PROCESSED AND CORE ACCOUNTS.

            The following applications will be processed by SI for the fees set forth in this Exhibit C:

            CORE APPLICATIONS
            -----------------

            *    IMPACS
                 * Demand deposit accounting
                 * Overdraft checking
            *    SAVINGS/TIME DEPOSIT
                 * Savings - Regular
                 * Certificates of Deposit
                 * IRA
                 * Club Accounts
                 * Time Deposits

            *    INSTALLMENT CREDIT
            *    COMMERCIAL LOANS (Notes)

            *     REAL ESTATE (Mortgage Loan Notes)
            *     REO SYSTEM
            *     GENERAL LEDGER

            OTHER APPLICATIONS
            ------------------

                  ONLINE COLLECTIONS
                  SYNTELLECT
                  MONEY DESK
                  PIPS (ACH Processing)
                  THESIS
                  SIMS
                  ITEM RECONCILIATION

      3.3   BASE VOLUMES AND ADDITIONAL VOLUME CHARGES.

            The current volume of Core Accounts is approximately 589,000 accounts. To provide growth in account volumes without additional volume charges, 800,000 is hereby designated as the "Base Volume of Core Accounts". Actual volumes of Core Accounts will be measured on the last day of each month. If actual volume is less than Base Volume, no additional volume fee will apply; no shortfall shall be cumulative; nor shall any credit apply to any other SI fees under this Agreement. If the sum of Core Accounts for CLIENT and its service bureau customers, if any, exceeds the Base Volume of Core Accounts, CLIENT will pay SI a monthly amount based on the following table:

                                             MONTHLY ADDITIONAL
            CORE ACCOUNT VOLUME          VOLUME FEE PER CORE ACCOUNT
            -------------------          ---------------------------
            Up to 800,000                No Additional Fee
            800,001 - 1,040,000          $ 0.15
            1,040,001 - 1,300,000        $ 0.14
            1,300,001 and above          $ 0.13

            SI and CLIENT agree that growth in the number of CLIENT Core Accounts in excess of 800,000 Core Accounts may require a change to an operating system other than VM/ESA. If SI believes that any such change is appropriate, SI will provide for CLIENT a written explanation and analysis of software and equipment alternatives and will consult with CLIENT with a view to determining the most desirable course of action. SI will also provide CLIENT with a fee adjustment for the conversion and on-going operation of such new operating system and CLIENT agrees to pay such fee.

    3.4  SOFTWARE USE.

         The parties acknowledge that software utilization controlled by CLIENT's users (such as SIMS reporting and query functions), as well as CLIENT's selection of non-SI application systems, may result in additional charges, which charges shall be reasonable in light of the increased hardware and personnel resources required to support such utilization or selection. In such event, SI will give CLIENT prior written notice of the proposed charges so that CLIENT may analyze the related costs and benefits, reduce the related software utilization and/or select alternative software.

    3.5  CAPACITY AND UTILIZATION REPORTING.

         SI will monitor daily the capacity and utilization of its equipment installed at the Data Center and will provide to CLIENT on a monthly basis and at other times reasonably requested by CLIENT a written report of the historical utilization of available equipment capacity. Such capacity reports will reflect average and peak CPU utilization, capacity of the CPU, channel utilization, page rates, I/O rates, and disk storage utilization. Such capacity reports will reflect average and peak equipment utilization and capacity in hourly increments by day.

4.  DASD CAPACITY.

    If CLIENT wishes to make a material change in the length of data records or in the amount or kinds of data available in on-line data files, SI will provide a written quotation of the cost to CLIENT of additional DASD capacity to support such change(s). If approved by CLIENT, SI will acquire the additional DASD capacity and the appropriate adjustment will be made to the fees reflected in Section 1 of this Exhibit C.

5.  THESIS PROCESSING.

    SI will continue to provide the THESIS processing provided for CLIENT prior to the Effective Date of this Agreement provided that SI is using VM/ESA operating system with VM. If SI is required to change operating systems, SI's fee quotation for the replacement operating system will include provision for THESIS, if required.

6.  SI HOURLY RATES.

    The following hourly rates are currently in effect. The SI hourly rates may be changed by SI upon written notice to CLIENT not more often than once during each twelve-month period following the Effective Date. SI's Hourly Rates for programming include all related computer time required for program testing. Overtime rates are only applicable, if and to the extent, SI will incur overtime expense. SI fees are computed by multiplying the actual personnel hours expended on CLIENT's project(s). In addition, CLIENT agrees to reimburse SI for the actual expense of reasonable travel and lodging expense, if any, related to hourly rate based services requested by CLIENT. SI agrees that such travel and lodging expense will be in accordance with SI's corporate policy for travel and lodging expenses of SI's employees. A copy of such policy is attached as Exhibit L. SI will inform CLIENT, in advance, if overtime or travel and lodging expense is anticipated to be incurred.

                                             Minimum
                                             Regular        Overtime          Billable
                                            Hourly Rate     Hourly Rate       Increment
                 Service                    Per Person      Per Person       Per Person
                 -------                    ----------      ----------       ----------
            Programmer                        $ 90.00           N/A            4 Hours
            Computer Operators                  15.00         22.50               N/A

7.  PRICE ADJUSTMENT.

    The fees and charges reflected in this Agreement will be increased by three percent (3%) effective January 1, 1993. The exercise by CLIENT of its option to extend this Agreement by two, three or four years shall require an agreement of the parties with respect to the effects of inflation on SI's expenses of providing the services contemplated by this Agreement during any such extended term. The parties agree to negotiate promptly and in good faith a formula for the annual adjustment of such fees and expenses.

8.  SYNTELLECT VOICE RESPONSE.

         (a) SI will provide and maintain for CLIENT the Syntellect Voice Response System and Turnkey CPI Voice Response Application, along with an upgrade thereto scheduled for completion on or before March 31, 1992. CLIENT will pay SI an additional monthly fee, when the upgrade to support deposits is installed (scheduled for January, 1992) in the amount of $1,505 per month.

         (b) The monthly fee charged by SI for providing the existing Syntellect equipment and services (equipment installed in May, 1990) to support the mortgage company is included in the fees in
               Section 1 of this Exhibit C.

         (c) CLIENT will provide all necessary telephone lines, modems or other defined communications devices to support the installation described herein.

         (d) Upon the expiration or termination of the Agreement, CLIENT will purchase from SI the Syntellect Voice Response Systems described in paragraph (a). The purchase price shall be determined by the number of months that the Syntellect Voice Response System has been installed (month 21 = January, 1992) in accordance with the following schedule:

                     SYNTELLECT EQUIPMENT PURCHASE SCHEDULE

                     EXISTING EQUIPMENT                                     ENHANCEMENT EQUIPMENT
                (For Mortgage Co. Support)                                  (For Deposits Support)


                    Number Months     Equipment        Number Months         Equipment         Combined
                        After         Purchase             After             Purchase          Equipment
Month/Year          Installation       Amount          Installation           Amount        Purchase Amount
- ----------          ------------       ------          ------------           ------        ---------------

January 1992             21           31,825.36              1               16,741.46         48,566.82
February 1992            22           31,131.40              2               16,376.41         47,507.81
March 1992               23           30,431.65              3               16,008.31         46,439.96
April 1992               24           29,726.07              4               15,637.15         45,363.22
May 1992                 25           29,014.61              5               15,262.89         44,277.50
June 1992                26           28,297.22              6               14,885.51         43,182.73
July 1992                27           27,573.85              7               14,504.99         42,078.84
August 1992              28           26,844.46              8               14,121.30         40,965.76
September 1992           29           26,108.99              9               13,734.41         39,843.40
October 1992             30           25,367.38             10               13,344.30         38,711.68
November 1992            31           24,619.60             11               12,950.93         37,570.53
December 1992            32           23,865.59             12               12,554.29         36,419.88
January 1993             33           23,105.29             13               12,154.34         35,259.63
February 1993            34           22,338.66             14               11,751.06         34,089.72
March 1993               35           21,565.64             15               11,344.42         32,910.06
April 1993               36           20,786.18             16               10,934.39         31,720.57
May 1993                 37           20,000.22             17               10,520.95         30,521.17
June 1993                38           19,207.71             18               10,104.05         29,311.76
July 1993                39           18,408.60             19                9,683.69         28,092.29
August 1993              40           17,602.83             20                9,259.82         26,862.65
September 1993           41           16,790.34             21                8,832.42         25,622.76
October 1993             42           15,971.08             22                8,401.45         24,372.53
November 1993            43           15,145.00             23                7,966.90         23,111.90
December 1993            44           14,312.03             24                7,528.72         21,840.75
January 1994             45           13,472.12             25                7,086.90         20,559.02
February 1994            46           12,625.21             26                6,641.39         19,266.60
March 1994               47           11,771.25             27                6,192.16         17,963.41
April 1994               48           10,910.16             28                5,739.20         16,649.36
May 1994                 49           10,041.90             29                5,282.46         15,324.36
June 1994                50            9,166.41             30                4,821.91         13,988.32
July 1994                51            8,283.62             31                4,357.53         12,641.15
August 1994              52            7,393.47             32                3,889.27         11,282.74
September 1994           53            6,495.91             33                3,417.12          9,913.03
October 1994             54            5,590.86             34                2,941.03          8,531.89
November 1994            55            4,678.28             35                2,460.97          7,139.25
December 1994            56            3,758.09             36                1,976.91          5,735.00
January 1995             57            2,830.23             37                1,488.82          4,319.05
February 1995            58            1,894.64             38                  996.66          2,891.30
March 1995               59              951.25             39                  500.40          1,451.65
April 1995               60                0.00             40                    0.00              0.00

         (e) Upon the expiration of the Agreement and purchase (if necessary under Section 8(d) above), SI shall be provided, at no additional cost, a non-exclusive, non-transferable, perpetual sub-license to use the Syntellect Voice Response System and Turnkey Voice Response Applications upon the terms and conditions of SI's or Syntellect's then current license agreement.

9.  EQUIPMENT.

    CLIENT acknowledges that the prices reflected in Exhibit C assume that existing data processing equipment and third-party software will not require replacement during the term hereof, as such term may be extended by CLIENT pursuant to Section 1 of Exhibit C.

    Changes in CLIENT's business requirements (but specifically excluding increased volumes, which shall be processed by SI for the charges reflected in Section 3.3 above), vendor changes and technology changes may result in obsolescence, poor performance, operating software incompatibility, more expensive maintenance or other similar impact. In such event, SI reasonably may determine that selected portions of such hardware or software may require replacement. If SI makes such a determination, SI will:

    (a) Review with CLIENT the required changes to determine the cost and performance impacts of the required changes, and present its findings to CLIENT in writing; and

    (b) Upon CLIENT's approval, which may not be unreasonably withheld or delayed, amend the fee schedules to reflect the net change in the cost of the replaced equipment or software. In determining the net change in costs, the parties will include a 15% profit margin thereon.

10. PRINT AND MICROFICHE CAPACITY.

    SI will actively and regularly analyze Client's operations, initiate activities with users and making recommendations designed to reduce Client's print and microfiche capacity requirements, all so that two (2) Xerox 9700 laser printers and one Anacomp XL microfiche, currently provided by SI are sufficient to meet Client's printing and microfiche needs under this Agreement. Client acknowledges that resources from the Resident Programming Staff and the Resident Client Services Staff may be required to assist users in selecting alternatives to Client's print and microfiche requirements. Client will establish priorities for the Resident Programming Staff and the Resident Client Services Staff which will allow sufficient resources from each staff to assist users in defining requirements, and researching and selecting alternatives. Client will assist SI as follows: 1) notifying users of the significance of the print and microfiche reduction effort; 2) prioritizing resources to allow proper expertise to work on effort; and 3) removing obstacles that SI incurs while working with users. If Client does not implement SI's recommendations, or if notwithstanding such implementation, and SI believes that additional printer or microfiche capacity will be required, SI will:

(a) Review with CLIENT the additional capacity required and the estimated cost thereof, present to CLIENT its written recommendation in respect thereof; and

(b) Upon CLIENT's approval, which may not be unreasonably withheld or delayed, amend the fee schedules to reflect the net change in the cost of such additional print and/or microfiche capacity. In determining the net change in such costs, the parties will include a 15% profit margin thereon.

                          CLIENT: UNITED SAVINGS ASSOCIATION OF TEXAS FSB
                                          Effective Date: January 1, 1992

                                   EXHIBIT "D"

                               PROCESSING SCHEDULE

    If requested by Client, SI agrees to process and update Client's data more frequently than set forth in this Exhibit for an additional charge and upon terms and conditions mutually agreeable to Client and SI. If requested by Client, SI agrees to extend such on-line service hours set forth in this Exhibit. In the event that Client requests an extension of on-line service hours, SI will be granted relief from SI Output to Client schedules as set forth in this Exhibit. The finalization of the initial draft of this Exhibit D will be completed within ten (10) days following the installation by SI of the water cooled equipment referenced in Section 2.6 of Exhibit C. In addition, SI's account manager and CLIENT's information systems director shall have the authority to make minor operational adjustments to the following schedules.

1.       CLIENT DELIVERY SCHEDULES

         1.1 CLIENT INPUT TO SI

                 DESCRIPTION                        FREQUENCY                    TIME AVAILABLE
                                                                              FOR SI PROCESSING

                 ACH Files from FED                 Monday/Friday                    07:30

                 CLCS File from CPI                 Monday/Friday                    10:00

                 ACH File (Dallas)                  Monday/Friday                    14:30
                 released

                 RLIC & New Account                 Monday/Friday                    16:30
                 data released

                 Construction Lending               Monday/Friday                    17:00
                 M & D GL input released

                 Wholesale GoBook                   Monday/Friday                    17:00
                 released

                 Lock Box GoBook                    Monday/Friday                    18:00
                 released

DESCRIPTION                         FREQUENCY                            TIME AVAILABLE
                                                                         FOR SI PROCESSING

Collections Maint                   Monday/Friday                             18:00
GoBook released

Loan Servicing GoBook               Monday/Friday                             18:00
GoBook released

End Of Day Gobook                   Monday/Friday                             18:00
released

Commercial Loan                     Monday/Friday                             18:00
transactions released

Real Estate                         Monday/Friday                             18:00
transactions released

Accounts Payable                    Monday/Friday                             19:00
transactions released

General Ledger                      Monday/Friday                             19:00
transactions released

Fixed Assets                        Monday/Friday                             19:00
transactions released

FIAS (Houston)                      Monday/Friday                             20:00
transactions released               Saturday                                  14:00

FIAS (Dallas)                       Monday/Friday                             20:00
transactions released               Saturday                                  14:00

TS (Houston)                        Monday/Friday                             20:00
transactions released               Saturday                                  14:00

TS (Dallas)                         Monday/Friday                             20:00
transactions released               Saturday                                  14:00

POD (Houston)                       Monday/Friday                             21:30
transactions verified
and released


DESCRIPTION                         FREQUENCY                    TIME AVAILABLE
                                                                 FOR SI PROCESSING

POD (Dallas)                        Monday/Friday                     21:30
transactions verified
and released

TRANSMISSIONS RECEIVED

Commercial Loan Lock                Monday/Friday                     16:00
from First City

ATM transactions                    Monday/Friday                     19:00
(Houston) MTech

ATM transactions                    Monday/Friday                     19:00
(Dallas) MTech

ATM transactions                    Monday/Friday                     19:00
(Dallas) ACS

POD transactions                    Monday/Friday                     21:00
(Houston) BYSIS

POD transactions                    Monday/Friday                     21:00
(Dallas) BYSIS

CPI/RLIC Print &                    Monday/Friday                     24:00
Microfiche

CPI/RLIC M & D GL                   Monday/Friday                     24:00
transactions

CPI/RLIC ACH                        Monday/Friday                     24:00
transactions

CPI/RLIC Televoice                  Monday/Friday                     24:00
refresh file

         DESCRIPTION                        FREQUENCY                      TIME AVAILABLE
                                                                          FOR SI PROCESSING
         TRANSMISSIONS SENT

         ATM Refresh File                   Tuesday/Saturday                    08:00
         MTech (Houston)

         ATM Refresh File                   Tuesday/Saturday                    08:00
         MTech (Dallas)

         ATM Refresh File                   Tuesday/Saturday                    08:00
         ACS (Dallas)

         CLCS CPI Input Data                Monday/Friday                       13:00

         CPI End of Day GoBook              Monday/Friday                       18:30

1.2      SI OUTPUT TO CLIENT

         DEPOSITS - 8:00 a.m.

                             Report
         RDMS Packet         Number          Report Name
         -----------         ------          -----------

         SSD-BADM            SSR005          Savings Deposit Totals by Branch/Product
                             SSR006          Savings Deposit Totals by Region/Branch
                             SSR111E         Savings Deposit Totals by Branch/Cat (Summary)
                             SSR112E         Savings Deposit Totals by Region/Cat (Summary)
                             SSR122E         Savings Deposit Totals by Region/Cat (B. Tave)

         3SS-BADM            SSR005          Savings Deposit Totals by Branch/Product
                             SSR006          Savings Deposit Totals by Region/Branch
                             SSR111E         Savings Deposit Totals by Branch/Cat (Summary)
                             SSR112E         Savings Deposit Totals by Region/Cat (Summary)
                             SSR122E         Savings Deposit Totals by Region/Cat (B. Tave)

         SSM-BADM            SSR012E         Savings Deposit Totals by Region/Cat (Summary)

         3SSM-BADM           SSR006          Savings Deposit Totals by Branch/Region
                             SSR011A         Savings Deposit Totals by Branch/Cat (Summary)
                             SSR011E         Savings Deposit Totals by Region/Cat (Summary)

                           Report
         RDMS Packet       Number     Report Name
         -----------       ------     -----------

         3SSM-BADM         SSR012E    Savings Deposit Totals by Branch/Region
                           SSR022E    Savings Deposit Totals by Branch/Cat (Summary)
                           SSR012F    Savings Deposit Totals by Region/Cat (Summary)

         ST1BSUP           ST32       Processing Recap
                           ST22G1     2nd Level Edits
                           ST21WH     Daily wighholding Trans
                           ST41R1     Large Balance Report

         ST2BSUP           ST41IN2    Unposted Items
                           ST41ING    Maintenance Rejects
                           ST42N7     Dormant Activity
                           ST41N9     Lost Contact Activity
                           ST41INP    Check Register
                           ST41INU    Daily Tran Journal AM
                           ST41NW     New Account Verification
                           ST41P9     Scheduled Transfer Journal
                           ST41R6     Critical Items

         STP30BSP          ST41NP     Check Register
                           ST41R6     Critical Item

         IM2BSUP           IM41NG     Significant Balance Change
                           IM32GLPH   Processing Recap Total Page
                           IM32       Processing Recap
                           IM4100     Dormant Activity Report
                           IM4108     Dormant Activity Report

         AMP01XMT          AMEX       American Express Transmission
                           REFM

         SSM-BSUP          SSR011E    Savings Deposit Totals-Branch/Cat (Summary)
                           SSR012D    Savings Deposit Totals-Region/Cat (12 Months)
                           SSR012E    Savings Deposit Totals-Region/Cat (Summary)

         3SSMBSUP          SSR011E    Savings Deposit Totals-Branch/Cat (Summary)
                           SSR012D    Savings Deposit Totals-Region/Cat (12 Months)
                           SSR0112E   Savings Deposit Totals-Region/Cat (Summary)

         FI-PDEV           FIIMRO01   IMPACS Log Strip Report
                           FISTPP01   ST Log Strip Report

                     Report
RDMS Packet          Number         Report Name
- -----------          ------         -----------

3SS-PDEV             SSR005         Dep Totals by BR/PROD
                     SSR006         Dep Totals by REG/BR
                     SSR111E        Savings Deposit Totals-Branch/Category
                     SSR112E        Savings Deposit Totals-Region/Category
                     SSR122E        Savings Deposit Totals-Region/Category (B. Tave)

SSM-PDEV             SSR005         Savings Deposit Totals Branch/Product
                     SSR011E        Savings Deposit Totals Branch/Category
                     SSR012E        Savings Deposit Totals Region/Category
                     SSR006         Savings Deposit Totals by Reg/BR
                     SSR012A        Region Category (12 month trend)
                     SSR013A        Region BR/Category (12 month trend)
                     SSR022E        Region BR/Category (B. Tave)

SSM-MRKT             SSR005         Savings Deposit Totals-Branch/Product

SSD-PDEV             SSR005         Deposit Totals by Br/Prod
                     SSR006         Deposit Totals by Reg/Br
                     SSR111E        Savings Dep Totals Br/Category (Summary)
                     SSR112E        Savings Dep Totals Reg/Category (Summary)
                     SSR122E        Savings Dep Totals Reg/Category (Summary)

SSD-MRKT             SSR005         Savings Deposit Totals by Branch/Product

FH2ASER              FIIMNSR1       Exception Item Report

IM2ASER              IMAIN1         Posting Reject Journal
                     IM41N2         New Accounts Report
                     IM41P4         OD Activity Report
                     IM414F         OD Affiliate TRLS
                     IM21           Entry/Edit Journal
                     IM25           Monetary Edit
                     IM31TRLS       Trial Balance Total Page
                     IM41N7         Overdraft Report
                     IM41N8         Drawing on Todays Deposit
                     IM4103         NSF Activity Report
                     IM4105         Stop/Pay and Hold Maintenance
                     IM4106         Stop/Pay Suspects
                     IM41P2         File Maint Reject Journal
                     IM41UA         Daily HiFI Violation
                     IM41UC         Monthly HIFI Violation

                     Report
RDMS Packet          Number         Report Name
- -----------          ------         -----------

ST2ASER              ST41N2         Unposted Item
                     ST41N8         Overdraft Journal
                     ST41PW         Overdraft Activity

SSD-CORP             SSR112E        Savings Deposit Totals-Region/Cat (Summary)
                     SSR122E        Savings Deposit Totals-Region/Cat (B. Tave)

3SS-CORP             SSR112E        Savings Deposit Totals-Region/Cat (Summary)
                     SSR122E        Savings Deposit Totals-Region/Category (B. Tave)

3SS-PDEV             SSR005         Savings Deposit Totals-Branch/Product
                     SSR006         Savings Deposit Totals-Region Branch
                     SSR111E        Savings Deposit Totals-Branch/Cat (Summary)
                     SSR112E        Savings Deposit Totals-Region/Cat (Summary)
                     SSR122E        Savings Deposit Totals-Region/Category (B. Tave)

SSD-MDAD             SSR005         Savings Deposit Totals by Branch/Product
                     SSR006         Savings Deposit Totals by Region/Branch
                     SSR111E        Savings Deposit Totals by Branch/Cat (Summary)
                     SSR12E         Savings Deposit Totals by Region/Cat (Summary)
                     SSR122E        Savings Deposit Totals by Region/Cat (Summary)

SSMDADM              SSR011E        Savings Deposit Totals-Branch/Cat (Summary)
                     SSR012E        Savings Deposit Totals-Region/Cat (Summary)

3SS-MMDAD            SSR011E        Savings Deposit Totals-Branch/Cat (Summary)
                     SSR012E        Savings Deposit Totals-Branch/Cat (Summary)

REAL ESTATE - 8:00 a.m.

                     Report
RDMS Packet          Number         Report Name
- -----------          ------         -----------

                     RE32L          RE Trial Balance Totals
                     RE41NE         Posted Trans Journal
                     RE41PA         Loans Loaded Not Activated
                     RE41QI         Tax Disbursements Due
                     RE41QN         Unposted Items

CONSUMER LOANS - 8:00 a.m.

                     Report
RDMS Packet          Number     Report Name
- -----------          ------     -----------
                       1        Non-Seq Totals
                       2        Unposted Items
                       3        File Maint Journal
                       4        File Maint Rejects
                       8        Spec Attn Tran Jounr
                      17        Closed THIS Process
                      27        Suspect List
                      31        Past Due by Officer
                      36        Activity on Past Due

INSTALLMENT CREDIT - 8:00 a.m.

                     Report
RDMS Packet          Number         Report Name
- -----------          ------         -----------
                     0752 01        Posting Totals
                     0755 02N2      Type Totals
                     0758 03N3      Unposted Items
                     0761 04        Posted Trans Journ1
                     0764 05        Posted Trans Journ2
                     0767 06N6      Maintenance Journal
                     0770 07N7      New Loans - THIS
                     0773 08N8      Paid Out - THIS PROC
                     0782 11NB      Interbranch Transfer
                     0833 28NR      Past Due by File
                     0839 30NT      Activity on Past Due
                     0956 69Q5      Call Report

GENERAL LEDGER - 8:00 a.m.
                     Report
RDMS Packet          Number         Report Name
- -----------          ------         -----------

                     GL030          Translator Entries
                     GL040          Accepted Journals
                     GL050          Master File Posting
                     GL060          Detail Report Writer

ACCOUNTS PAYABLE - 8:00 a.m.

                     Report
RDMS Packet          Number         Report Name
- -----------          ------         -----------
                     AP025          On-line Selection Reg
                     AP030          Voucher Reg Addition
                     AP050          Remittance Selection Control Log
                     AP070          Check Register
                     AP110          G/L Interface Report

FIXED ASSETS - 8:00 a.m.

                     Report
RDMS Packet          Number         Report Name
- -----------          ------         -----------
                     FA050          Book Depreciation and G/L Interface Report

MONEY DESK - 8:00 a.m.
                     Report
RDMS Packet          Number         Report Name
- -----------          ------         -----------
                                    Daily Production Report

CPI - SERVICING - 8:00 a.m.
                     Report
RDMS Packet          Number         Report Name
- -----------          ------         -----------
                     250            Checks and Special Forms
                     251            Form RPR1
                     248            Form RPR2
                     220            Form W003
                     246            Form SYST
                     221            Form W002
                     201            Form LW02
                     238            Form RLI1
                     249            Form RLI3
                     253            Form RLI2
                     252            Form RLI4

1.3      CLIENT ON-LINE AVAILABILITY

         SYSTEM                         MON - FRI             SATURDAY       SUNDAY/HOLIDAY
         ------                         ---------             --------       --------------
                                       From      To         From     To
                                       ----      --         ----     --
         Houston Teller                0700    2000         0700    1400          None
         Dallas Teller                 0700    2000         0700    1400          None
         Financial                     0700    1900         0700    1330          None

1.4      BATCH PROCESSING UPDATE FREQUENCY

         SI will do a batch update of Client's files five (5) times weekly, Monday through Friday.

                                 CLIENT: UNITED SAVINGS ASSOCIATION OF TEXAS FSB
                                                 Effective Date: January 1, 1992



                                  EXHIBIT "E"

                                 NOT APPLICABLE

                                 CLIENT: UNITED SAVINGS ASSOCIATION OF TEXAS FSB
                                                 Effective Date: January 1, 1992

                                   EXHIBIT "F"

                     CLIENT-FURNISHED EQUIPMENT AND SOFTWARE

    CLIENT will furnish to SI the equipment and software ("Equipment" and "Software") described below under the following terms and conditions:

1. TERM OF AGREEMENT.

   The term of this Exhibit F is the same as the term of this Agreement.

2. TAXES.

   CLIENT will pay all taxes, however designated or levied or based on the Equipment or Software or their use.

3. RISK OF LOSS; REPLACEMENT.

   Except for loss or damage caused by the negligence or intentional misconduct of SI, SI shall not be responsible for any loss or damage to the Equipment or Software.

   If any Equipment or Software furnished hereunder is damaged, destroyed or malfunctions to the extent that the same cannot be repaired, or CLIENT elects not to so repair then, provided such damage or malfunction was not caused by SI as set forth above, CLIENT agrees to acquire and install, as soon as reasonably practicable, comparable replacement Equipment or Software.

4. CHARGES.

   No charge shall be payable by SI for its use of the Equipment or Software, solely for CLIENT and its service bureau customers, if any. Services provided under the Agreement by SI are acknowledged by CLIENT to be adequate consideration of CLIENT's agreement to provide such Equipment and Software.

5. INSURANCE.

   CLIENT is responsible for the cost of all fire, extended coverage and theft insurance in an amount covering the Equipment.

6. MAINTENANCE.

   CLIENT agrees to enter into and to keep in force during the term hereof, at CLIENT's sole cost and expense, standard maintenance agreements to keep the Equipment in good working order, to make all necessary adjustments and repairs thereto, and to pay all maintenance costs relative to the use of the Equipment. CLIENT also agrees to purchase software maintenance agreements from the vendors of each item of Software listed below.

                         SOFTWARE AND EQUIPMENT SCHEDULE

    The following is a list of the Equipment and Software to be provided by CLIENT to SI pursuant to the Agreement and this Exhibit F. The Termination Date, if any, represents the date after which CLIENT is no longer obligated to provide the same to SI.

EQUIPMENT

     Description                                        Serial       Termination
     & Model No.         Feature(s)       Quantity      Number           Date
     -----------         ----------       --------      ------           ----

     NONE                                               N/A

SOFTWARE
     Name and Description           Name of Software               Termination
          of Software               Owner                             Date
     --------------------           ----------------               -----------
     Thesis                                                           5/31/97
     McCormack & Dodge
                                    General Ledger                    5/31/97
                                    Accounts Payable                  5/31/97
                                    Fixed Assets                      5/31/97

     Easytrieve Plus                Pansophic, Inc.                   5/31/97

     4700 Financial                 IBM                               5/31/97
     Communications

    Notwithstanding the termination date set forth above, if any of the foregoing systems is no longer required, CLIENT shall have no further obligation to provide it.

                                 CLIENT: UNITED SAVINGS ASSOCIATION OF TEXAS FSB
                                                 Effective Date: January 1, 1992

                                          EXHIBIT "G"

                                  SOFTWARE LICENSE AGREEMENT

1.       PROVISION OF SOFTWARE.

         1.1 This is a Software License Agreement made and entered into contemporaneously with and for the consideration reflected in the Data Processing Agreement (the "Agreement") effective January 1, 1992 by an between CLIENT and SI (as those terms are defined in the Agreement). This License Agreement will become effective as provided in Section 5 of the Agreement.

                 SI will license and furnish to CLIENT the SI-developed application systems installed for CLIENT's benefit prior to the expiration or termination of the Agreement. Such application systems are hereinafter referred to as the "Software".

2.      DOCUMENTATION.

         2.1 For each item of Software, SI shall also deliver to CLIENT a complete set of standard operational instructions and documentation, including, but not limited to, the Software source code in machine readable form; a copy of SI's standard associated control statements used for operation, development, maintenance and use of the source code, and any other documentation which is provided by SI to its other similar customers. Such documentation and other materials are hereinafter referred to as "Documentation."

         2.2 Subject to the provision of Section 4, below, SI agrees to deliver to CLIENT copies of any revisions, improvements, enhancements, modifications and updates to the Documentation which are produced by SI.

         2.3 CLIENT may copy the Documentation provided hereunder in order to satisfy its own internal requirements. If CLIENT requests, SI agrees to furnish additional copies to CLIENT at SI's then standard fee for such copies.

         2.4 SI further agrees to provide CLIENT at SI's cost with one (1) copy of the following manuals: User Audit Manual, Operations Guide; and Programmer/Analyst Handbook. CLIENT agrees to the following terms and conditions concerning such manuals.

                 2.4.1 CLIENT agrees to keep and use such manuals only at the Installation Site (see Section 3.1.2) and to use such manuals only in conjunction with the use of the Software as contemplated by the Agreement and this License Agreement.

                 2.4.2 Additional copies of such manuals may be purchased from SI at SI's then standard fee for such manuals.

3.       TERM AND USE RESTRICTIONS.

         3.1 This is a perpetual license. CLIENT acknowledges that the licensed Software and all related Documentation constitute valuable assets and trade secrets of SI and that all information with respect thereto is confidential. The Software is licensed to CLIENT only for use by CLIENT for itself, its subsidiaries and affiliates.

         3.2 CLIENT agrees to safeguard the licensed Software with at least the same degree of care that it exercises with respect to its own confidential and proprietary information, and shall take all reasonable precautions to assure that its employees and representatives do not sell, lease, assign, or otherwise transfer, disclose or make available, in whole or in part, the licensed Software or Documentation thereof to any third party for any reason (except for employees of CLIENT, for auditing purposes by independent certified public accountants, for complying with applicable governmental laws, regulations or court orders or for the limited disclosure to customers of CLIENT of user manuals and similar information which must be disclosed in connection with providing data processing services by CLIENT). Before any third party may be granted access to the Software, said third party shall execute and deliver to SI a Non-Disclosure Agreement in the form attached as Exhibit J hereto. In no event, however, shall any competitor of SI be furnished with any information, directly or indirectly, concerning the Software or the Documentation. For purposes of this Section 3.2, a competitor of SI shall be deemed to be any company providing facilities management (outsourcing) services or licensing application software for financial institutions.

         3.3 The licensed Software and all related Documentation and materials may be used by CLIENT and maintained at one location, only as set forth below (the "Installation Site") and may not be used by CLIENT or any other person at any other location or facility; provided, however, that CLIENT may change the location where it uses the licensed Software upon prior written notice to SI and delivery of a written certificate that all use of the licensed Software shall be limited to such new location. The Installation Site shall be as follows:

                         3200 Southwest Freeway

                         Houston, Texas 77027

3.4 All modifications to the licensed Software developed as a result of joint efforts by SI and CLIENT shall become the exclusive property of SI, subject to all of the terms and conditions of this License Agreement, including the right of CLIENT to use such modifications in accordance herewith and including the foregoing agreements of CLIENT with respect to disclosure of and/or access to such modifications. Modifications to the licensed Software developed solely by CLIENT without the participation of SI shall be considered to be part of the Software for purposes of determining CLIENT's obligations under this
         Section 3; provided, however, that CLIENT shall have the exclusive right to use any such modifications it may develop, and SI shall have no right to market such modifications without CLIENTS's express written consent. If modifications developed by CLIENT without participation by SI will operate and process data on a stand-alone basis without the use of other SI software, CLIENT shall own such modifications; provided, however, that CLIENT shall not refer to SI in any way in connection with any commercial use which CLIENT shall make of such modifications. In addition, if CLIENT makes any commercial use of any such modification, CLIENT will indemnify SI and hold SI harmless from and against any loss, claim, damage, or expense, including reasonable attorneys' fees, resulting from or arising out of CLIENT's use of any such modification. Notwithstanding the foregoing, the development of any modifications or custom code for, or the ownership thereof by, CLIENT shall not prohibit SI from using the ideas embodied in the custom code, or from developing substantially identical software, for other customers of SI. To that end, CLIENT hereby grants to SI a worldwide, non-exclusive license to use such modifications and custom code in developing software for SI.

3.5 CLIENT further acknowledges and agrees that, in the event of a breach or threatened breach by CLIENT of any provision of this Section 3, SI will have no adequate remedy in money or damages and, accordingly, shall be entitled to appropriate injunctive relief. However, no specification in this License Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach of any provision of this Agreement.

3.6 SI retains title to the Software provided hereunder and does not convey any rights or proprietary interest therein to CLIENT, other than the license as specified herein.

3.7 Upon the termination by SI of this License Agreement or any licenses granted to CLIENT hereunder, CLIENT agrees to promptly cease using and return to SI all software involved and Documentation related thereto and all copies thereof. Such return shall also be accompanied by a written certificate, signed by an appropriate executive officer of CLIENT, to the effect that all such Software, related Documentation and copies thereof have been so returned to SI.

         3.8 SI hereby acknowledges and agrees that CLIENT shall have the right to modify any of the Software provided to CLIENT hereunder and may use and combine such with other programs and/or material to form an updated work. Such modifications to the licensed Software, either alone or in combination, shall become part of the licensed Software and shall be subject to all of the terms and conditions of this License Agreement, including the right of CLIENT to use such modifications in accordance herewith and including the agreement of CLIENT to limit the use of, the disclosure of and/or access to, such modifications.

         3.9 CLIENT acknowledges that all PC-based Software ("Micro Software") is released in object code only. The following additional provisions shall be applicable to Micro Software:

                 (a) CLIENT may copy the Micro Software and use it on multiple microprocessors solely for the benefit of CLIENT and CLIENT's affiliates including, but not limited to, CLIENT's parent holding company, its subsidiaries and affiliates. The documentation for the Micro Software may be similarly copied and utilized. At CLIENT's option, additional copies may be made either by CLIENT or by ordering the same from SI at SI's standard rates.

                 (b) All other restrictions on use, copying or disclosure of the Software licensed hereunder shall also apply to the Micro Software and its documentation. In addition, CLIENT may not provide data processing services using the Micro Software to any person, firm, or corporation (other than CLIENT's affiliates and subsidiaries) without the prior written consent of SI and the payment to SI of additional license fees.

                 (c) In consideration of the right to make and use the additional copies granted in Section (a) above, CLIENT agrees and acknowledges that all support for end-users of the Micro Software will be supplied by CLIENT's personnel, and that SI is not responsible for providing any Micro Software support services to end-users.

4.       ENHANCEMENTS.

         Within ninety (90) days of its delivery of a termination notice, as provided in the Agreement, or within ninety (90) days preceding the Expiration Date, as set forth in the Agreement, CLIENT may elect to purchase program maintenance from SI for the licensed Software. All updates, modifications and enhancements (the "Updates") to the Software, if any, (once incorporated into any Software hereunder) shall be deemed to be part of the license Software for all purposes hereunder. In the absence of CLIENT's purchase of program maintenance thereafter, SI shall not be obligated to deliver Updates or related Documentation to CLIENT. If CLIENT exercises this option, CLIENT agrees to pay SI its current software maintenance rate(s) then in effect for such system(s).

5.       WARRANTIES.

         5.1 SI warrants to CLIENT that: (i) SI has the right to furnish the Software, Documentation and other materials provided to CLIENT hereunder free of all liens, claims, encumbrances and other restrictions; (ii) CLIENT shall quietly and peacefully possess the Software, Documentation and other materials provided to CLIENT hereunder, subject to and in accordance with the provisions of this License Agreement; and (iii) CLIENT's use and possession of the Software, Documentation and other materials provided to CLIENT hereunder will not be interrupted or otherwise disturbed by any entity asserting a claim under or through SI.

         5.2 SI warrants and represents that the licensed Software will perform on an IBM or IBM-compatible computer system in the manner described in the Documentation thereof.

         5.3 EXCEPT AS PROVIDED HEREIN, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED AND EXCLUDED.

6.       GENERAL.

         6.1 Taxes. CLIENT agrees to pay all taxes levied by a duly constituted taxing authority against or upon CLIENT's use of the Software or arising out of this License Agreement; exclusive, however, of taxes based on SI's income, which taxes shall be paid by SI. CLIENT agrees to pay any tax for which it is responsible hereunder, which may be levied on or assessed against CLIENT directly, and, if any such tax is paid by SI, to reimburse SI therefor, upon receipt by CLIENT of proof of payment reasonably acceptable to CLIENT.

         6.2 Patent and Copyright Infringement. SI agrees to defend and/or handle, at its own expense, any claim or action brought by any third party against CLIENT for actual or alleged infringement of any patent, copyright or similar property right (including, but not limited to, misappropriation of trade secrets) based upon the Software or Documentation furnished hereunder by SI. SI further agrees to indemnify and hold CLIENT harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys' fees) associated with any such claim or action incurred by CLIENT.

                 (a) SI shall have the sole right to conduct the defense of any such claim or action and all negotiations for its settlement or compromise, unless otherwise mutually agreed to in writing between the parties hereto.

                 (b) SI agrees to give CLIENT prompt written notice of any written threat, warning or notice of any such claim or action against SI or any other use or any supplier or components of the Software covered hereunder, which could have an adverse impact on CLIENT's use of same, provided SI knows of such claim or action.

         6.3 Limitation of Liability. Except as set forth in Section 6.2, if SI shall breach any covenant, agreement or undertaking required of it by this License Agreement, the liability of SI to CLIENT shall be limited to CLIENT's direct damages, actually incurred. CLIENT acknowledges that SI is not and shall not be liable for any special or consequential damage suffered by CLIENT nor shall SI be liable for any claim or demand against CLIENT made by any third party.

         6.4 Material Breach. In the event of any material breach of the Agreement or of this License Agreement by CLIENT, SI may (reserving cumulatively all other remedies and rights under this License Agreement in law or in equity) terminate this License Agreement, in whole or in part, by giving ninety (90) days' prior written notice thereof; provided, however, that this License Agreement shall not terminate at the end of said ninety day notice period if CLIENT has substantially cured the breach of which it has been notified prior to the expiration of said ninety (90) days. In the event of such a termination by SI pursuant to this Section 6.4, CLIENT will promptly discontinue its use of the licensed Software and related Documentation and shall return to SI all copies thereof in its possession or control. Such return shall also be accompanied by a written certificate, signed by an appropriate executive officer of CLIENT, to the effect that all such Software, related Documentation and copies thereof has been so returned to SI. In addition, CLIENT agrees that monetary damages will not be sufficient to compensate SI in the event of any actual or threatened breach by CLIENT of any restriction on CLIENT's use of the licensed Software or Documentation provided in this License Agreement and that, in such event, SI shall be entitled to injunctive and other equitable relief which may be deemed necessary or appropriate by any court of competent jurisdiction.

         6.5 Bankruptcy. Notwithstanding anything in this License Agreement to the contrary, either party hereto shall have the right to immediately terminate this License Agreement upon notice to the other in the event of the other's insolvency; receivership; or voluntary or involuntary bankruptcy; in the event of the institution of proceedings therefor, or in the event of assignment for the benefit of creditors; or in the event any substantial part of the other's property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released or satisfied within thirty (30) days thereafter. In the event of such a termination by SI pursuant to this Section 6.5, CLIENT will promptly discontinue its use of the licensed Software and related Documentation and shall return to SI all copies thereof in its possession or control. Such return shall also be accompanied by a written certificate, signed by an appropriate executive officer of CLIENT, to the effect that all such Software, related Documentation and copies thereof have been so returned to SI. Notwithstanding the foregoing, no such termination shall have any effect upon CLIENT's obligation to pay SI any amount due hereunder.

         6.6 Notices. Any notices or other communications required or permitted to be given or delivered under this License Agreement shall be in writing (unless otherwise specifically provided herein) and shall be sufficiently given if delivered personally or mailed by first-class mail, postage prepaid,

                 If to CLIENT:          United Savings Association of Texas FSB
                                        3200 Southwest Freeway
                                        Houston, Texas 77027
                                        Attention: President

                 With a copy to:        United Savings Association of Texas FSB
                                        3200 Southwest Freeway
                                        Houston, Texas 77027
                                        Attention: Senior Vice President
                                                   Operations and Technology

                 If to SI:              Systematics Financial Services, Inc.
                                        4001 Rodney Parham Road
                                        Little Rock, Arkansas
                                        72212-2496
                                        Attention: President
                 or to such other address as either party may from time to time designate to the other by written notice. Any such notice or other communication shall be deemed to be given as of the date it is personally delivered or when placed in the mails in the manner specified.

         6.7 Advertising or Publicity. Neither party shall use the name of the other in advertising or publicity releases without securing the prior written consent of the other.

         6.8 Assignment. This License Agreement shall be binding upon the parties and their respective permitted successors and assigns. CLIENT may not sell, assign, convey or transfer, by operation of law or otherwise, any of its rights or obligations hereunder without the prior written consent of SI and any such attempted transfer shall be void. In addition, except pursuant to a merger, consolidation, corporate reorganization, or a sale of all or substantially all of SI's assets, SI may not sell, assign, convey or transfer any of its rights or obligations hereunder without the prior written consent of CLIENT and any such attempted transfer shall be void.

         6.9 Governing Law; Jurisdiction and Venue. The validity of this License Agreement, the construction and enforcement of its terms, and the interpretation of the rights and duties of the parties shall be governed by the laws of the State of Arkansas. CLIENT and SI hereby consent and agree that jurisdiction and venue for any claim or cause of action arising under this Agreement with respect to the validity, construction or enforcement hereof shall be properly and exclusively in the state or federal courts located in Pulaski County, Arkansas, and expressly waive any and all rights they may have or which may hereafter arise to contest the propriety of such choice of jurisdiction and venue.

         6.10 Modification, Amendment, Supplement and Waiver. No modification, amendment, supplement to or waiver of this License Agreement or any of its provisions shall be binding upon the parties hereto unless made in writing and duly signed by both parties or the party to be charged, as appropriate under the circumstances. A failure or delay of either party to this License Agreement to enforce at any time any of the provisions hereof, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provision of this License Agreement.

         6.11 Severability. In the event any one or more of the provisions of this License Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this License Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

         6.12 Headings. The headings in this License Agreement are for purposes of reference only and shall not in any way limit or affect the meaning or interpretation of any of the terms hereof.

7.       SERVICE BUREAU PROCESSING.

         7.1 CLIENT agrees to pay SI a royalty fee equal to 5% of the net amount received by CLIENT from its Service Bureau Customers excluding, however, receipts from subsidiaries and affiliates of CLIENT. Such receipts shall include only those receipts of CLIENT which result from data processing services, for Service Bureau Customers, whether based upon the number of accounts or the number of transactions processed or on some other measure, where such charges are directly related to CLIENT's usage of computer systems, data communication facilities and/or data storage devices, in combination with all or any part of the licensed Software. Such data processing service charges do not include any charges for (1) data processing services which do not require execution of the licensed Software, (2) sale, lease or maintenance of equipment, (3) transportation, delivery, postage, media, forms and supplies, or (4) any other services not directly related to CLIENT's use or support of the licensed Software.

         7.2 The "net amount received from Service Bureau Customers", for purposes of this Agreement, shall be the amount received by CLIENT from such customers, exclusive of all amounts involved but not paid, in respect of data processing service charges, less any cash discounts, credit or refunds deducted therefrom in accordance with such customers' agreements with CLIENT, and less any and all taxes paid by the CLIENT or its customers. CLIENT shall, in its sole discretion, determine the method and manner of pricing its services to its customers. CLIENT agrees that it will not intentionally alter the description, or conceal the nature, of the amounts received in respect of such services for the purpose of reducing royalties due SI hereunder; SI agrees that it shall bear the burden of proof with respect to any alleged breach of the foregoing obligation.

         7.3 Upon request by SI, CLIENT shall provide SI with copies of its standard customer price schedules for data processing services and shall identify those items upon which royalty will be subsequently computed and paid in accordance with this Agreement. SI agrees not to disclose such information to any person except for the purpose of verifying royalties hereunder.

         7.4 CLIENT agrees to pay all royalty amounts provided for herein on or before the twentieth (20th) day of each month with respect to amounts received in the preceding month.

         7.5 CLIENT also agrees to furnish SI, at the time when the foregoing royalty payments are due, a written report specifying in reasonable detail the net amounts received in respect of which a royalty is due, and the calculation of the applicable royalty fee.

         7.6 CLIENT will keep books and records to establish the royalty payments due hereunder, at a single location in the United States, which shall be the same as the location referred to in
                 Article 3 above, unless changed by written notice to SI. Such books and records shall be made available at their place of keeping for inspection no more often than once in each calendar year on a confidential basis during normal business hours by SI and its representatives, solely for the purpose of verifying royalty payments due hereunder, provided that reasonable notice of intention to inspect is received by CLIENT. All expenses of any such audit shall be borne by SI unless, as a result thereof it is determined that, during any 12-month royalty period, CLIENT has underpaid applicable royalties by the greater of $1,000 or an amount which exceeds three percent (3%) of the amount due with respect to such period, in which event, in addition to any other rights or claims which SI may have against CLIENT, CLIENT agrees to pay all reasonable expenses of such audit.

    IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day, month and year first above written, by the undersigned officers thereunto duly authorized.

SYSTEMATICS FINANCIAL                             UNITED SAVINGS ASSOCIATION
SERVICES, INC.                                    OF TEXAS FSB

By: /s/ J. David Frantz                           By: /s/ Leslie H. Green
   ----------------------------                      ---------------------------
Name: J. David Frantz                             Name: Leslie H. Green
      -------------------------                         ------------------------
Title: Vice President                             Title: Senior Vice President
       ------------------------                          -----------------------
Date:  1/10/92                                    Date:  1/10/92
      -------------------------                         -----------------------

ATTESTED:                                         ATTESTED:

By: /s/ Harold J. Fackler                         By: /s/ Richard L. Hare
   ----------------------------                      ---------------------------
Name: Harold J. Fackler                           Name: Richard L. Hare
      -------------------------                         ------------------------
Title: Vice President                             Title: Vice President
       ------------------------                          -----------------------
Date:  1/10/92                                    Date:  1/10/92
      -------------------------                         -----------------------

                                 CLIENT: UNITED SAVINGS ASSOCIATION OF TEXAS FSB

                                                Effective Date: January 1, 1992

                                   EXHIBIT "H"

                             CLCS PROCESSING/SUPPORT

    The purpose of this Exhibit H is to set forth the terms and conditions of certain loan origination and related processing and support referred to herein as "CLCS Processing" and "CLCS Support" respectively.

1.       SERVICES.

         SI will provide for CLIENT certain processing services with respect to loan origination ("CLCS Processing"). SI will provide technical support for this system ("CLCS Support") described in Section 4 below.

2.       TERM.

         The Effective Date of this Exhibit is January 1, 1992. CLIENT shall provide SI with at least 30 days written notice of its intent to terminate only the CLCS Support personnel and CLCS Processing services.

3.       REPORTS.

         SI will continue to provide the reports and output from the CLCS application systems.

4.       FEES/IMPLEMENTATION.

         The fees for CLCS Support personnel and the fees for CLCS Processing are not included in any of the fees in Exhibit C.1. CLIENT's option to extend as described in Exhibit C.1. does not include the services described in this Exhibit H. CLIENT agrees to pay SI for the services in Exhibit H in accordance with Section 12 of this Agreement. CLIENT agrees that SI will provide such CLCS processing services from Systematics' Little Rock data center for the period of 2/1/92 through 5/30/92 prior to relocating such processing to the Data Center. Thereafter, SI will provide CLCS Processing services in the Data Center in accordance with Section 16 below. The fee schedule shown below is applicable only if CLIENT provides the alterations referenced in
         Section 2.6 of Exhibit C on or before 3/31/92.

         The fees for both CLCS Support personnel and CLCS Processing are shown below. The CLCS Support staff will initially include six (6) technical personnel:

          1       E30               Programming Supervisor
          1       E10               Systems Engineer
          2       E08/E09           Systems Engineer
          1       E27               Client Services
          1       C07               Help Desk Person

The above CLCS Support staff are in addition to the Resident Programming Staff in Section 6.1, however, (a) CLIENT agrees the minimum level of such staff will be six (6) people during the period SI is providing CLCS Processing services and
(b) such six (6) personnel will be included in the Resident Programming Staff with respect to the provision of Section 6.1 of this Agreement except that the following terms and conditions will apply only with respect to those six (6) people designated for CLCS Support:

4.1 At SI's discretion, SI will attempt to reassign any of the six employees not required after termination of CLCS Processing to other positions within the Data Center or other SI data center(s) or SI will terminate such employees.

4.2 CLIENT agrees to reimburse SI only for actual expenses incurred by SI prior to December 31, 1992, as follows:

         (a) three months' severance pay for each such employee terminated, if any, or

         (b) the lesser of: actual relocation expenses in accordance with SI's standard relocation policy, a copy of which has been provided to CLIENT, or the maximum total severance pay which could have been subject to reimbursement pursuant to Section 4.2(a) above for each such employee reassigned to another SI data center, if any.

The monthly fees for CLCS Processing and CLCS Support personnel are:

MONTH                               TOTAL MONTHLY FEE
- -----                               -----------------
January 1992                           $84,435
February 1992                           41,386
March 1992                              41,386
April 1992                              41,386
May 1992 and Thereafter                 41,386

CLIENT and SI agree to use their best efforts to provide CLCS Processing from the Data Center as early as May 1, 1992 and CLIENT and SI agree that the best efforts of both, as well as third parties, are required to do so. If CLCS Processing can be provided from the Data Center by May 1, 1992 (which may be done only if the alterations contemplated by Section 2.6 of Exhibit C are completed on or before February 29, 1992), SI's fee for May, 1992 only will be reduced by $40,000.

5.       INPUT.

         CLIENT will transmit all input to SI via terminals in a format which is acceptable to SI.

6.       OUTPUT.

         CLIENT will provide microfiche supplies (film, chemicals, etc.), and SI will provide microfiche equipment operations and maintenance.

7.       SOFTWARE.

         SI will provide IBM systems software, Mantissa, and Easytrieve and will provide maintenance on such systems. CLIENT will provide all other applications systems and environmental software and all PC-based software, as well as maintenance on all software provided.

8.       PERSONAL COMPUTERS.

         CLIENT will provide all personal computers and terminals required in connection with SI's CLCS Processing and all related processing as well as all required operating personnel for such PC's. CLIENT will provide the PC's and/or terminals, if any, which are required by CLIENT or SI for programming.

9.       NETWORK.

         CLIENT will provide all lines, modems, terminals and PC's required both for the one time and on-going performance of SI's CLCS Processing. CLIENT will also provide and pay for dial-up charges required by members of SI's and CLIENT's staff.

10.      NETWORK DIAGNOSTIC EQUIPMENT.

         CLIENT will provide all network diagnostic equipment which is required for SI's processing and the branch network systems for such processing.

11.      VOICE COMMUNICATION.

         CLIENT will pay for all voice communication costs related to the services, conversions and the processing of other applications described in this Amendment.

12.      SUPPLIES.

         CLIENT will provide all microfiche and related development supplies, input and output forms, "click" charges for output printing and other supplies necessary for SI's performance hereunder. SI will provide all output printing from the Data Center.

13.      ADDITIONAL VOLUMES.

         The fees expressed in Section 4 above are for processing the current transaction volumes. The fees expressed in Exhibit C.1. are for processing CLIENT's current and additional volume of Core Accounts up to the levels specified in Exhibit C.3.3. CLIENT and SI agree that the CLCS Processing will use capacity originally intended for the processing of additional volume of Core Accounts. If SI incurs additional cost as a result of increased CLCS Processing volume, or the combined effect of both increased Core Account volume and any CLCS Processing, CLIENT will pay SI an additional fee. Such additional SI fee will be a reasonable additional amount determined by mutual agreement of the parties for additional volumes of work processed. SI fees for such additional volume will be based on the cost of additional equipment and/or personnel expense related to such volume plus a reasonable profit.

14.      PROCESSING SCHEDULE.

         The applicable processing schedule for CLCS Processing is set forth in Attachment H-1.

15.      DISASTER RECOVERY.

         SI's CLCS Processing services are covered by Exhibit F to the Management and Consulting Agreement.

16.      CONVERSION TO DOS/VSE.

         The CLCS Processing (currently utilizing MVS) shall be converted to DOS/VSE for SI processing at the Data Center utilizing the staff referenced in Section 4 above and is included in the CLCS Processing fees specified in Section 4 of this Exhibit H.

                                   ATTACHMENT
                                       H1

PROCESSING SCHEDULE

        All times are Central Time

                                                 ONLINE

                                               CLCS

        Monday - Friday                  7:00 a.m. - 9:00 p.m.
        Saturday                         7:00 a.m. - 2:00 p.m.

        Batch Inputs

              CLCS tape received from CPI by 10:00 a.m. daily.
              RLIC and new accounts files released for transmission 16:30 daily.

        Batch Outputs

                Transmission to CPI by 17:00 p.m.
                Reports printed for distribution by 8:00 a.m.

                                 CLIENT: United Savings Association of Texas FSB

                                                Effective Date: January 1, 1992

                                   EXHIBIT "I"

                              PERFORMANCE BENCHMARKS

         SI and CLIENT agree that timely and accurate submission of input and output in accordance with Exhibit D is essential to satisfactory performance under this Agreement. The parties acknowledge that the following is a list of performance benchmarks which represent satisfactory performance. Without limiting any rights or remedies which either party may have pursuant to this Agreement, in law or in equity, if any performance is suspected, deemed, or determined to be unacceptable, CLIENT and SI will mutually research the cause and initiate action for correction as soon as possible.

1.      ON-TIME DELIVERY - OUTPUT.

        SI will maintain a monthly average of not less than 97% on-time delivery of all of CLIENT's output reports, and not less than 99% of the "critical reports". SI and CLIENT agree that (A) "critical reports" are those reports that are necessary to be produced at the earliest output delivery in order for CLIENT to effectively and safely operate CLIENT's business and (B) not all reports are "critical reports". SI will submit a written report to CLIENT with the results of the previous monthly performance. Included in Schedule D is a list of the reports which CLIENT deems to be "critical".

2.      ON-TIME DELIVERY - INPUT.

        SI will submit a written report to CLIENT with the results of CLIENT's previous monthly performance in delivering input data and reports on-time.

3.      ON-LINE UPTIME.

        SI will maintain a monthly average of 99% current production on-line uptime during actual user working hours, as reflected in Schedule D, including RJE-availability, exclusive of scheduled preventative maintenance, as measured at the SI host computer using mutually acceptable methods, and excluding causes beyond SI's control. SI will submit a written report to CLIENT with the results of the previous monthly performance. Scheduled preventive maintenance will be at times designed to minimize or avoid disruption of data processing operations.

4.       ON-LINE RESPONSE TIME.

         SI and CLIENT agree that on-line response time for users of CLIENT's on-line terminals (herein defined as the elapsed time between the time inquiries are "entered" at the terminal and the time that the first character of a related response is "received" by the terminal" can be detrimentally affected by factors or circumstances beyond the control of either SI or CLIENT, and that CLIENT retains responsibility for final decision regarding the use of line speeds, modems, terminal control units, third party on-line software, and other factors which may materially affect response times. Except as on-line response time may be adversely affected by factors beyond SI's control, SI will maintain a on-line response time for remote terminals for 80% of all transactions not to exceed 3.0 seconds per transaction except that: (a) SI and CLIENT agree that the CLCS Processing transactions will be processed under a separate CICS environment and due to the nature of these transactions, such transactions will not be counted in measuring response time and (b) SI and Client acknowledge that by their nature certain transactions require longer response time and agree that these transactions shall not be counted in measuring response time. In addition, SI will monitor CLIENT's on-line network, and will make recommendations to CLIENT which are designed to assure that on-line response time does not exceed the standard set forth above in this paragraph 4.

         In addition to the foregoing, SI will monitor the "host turn-around" time (defined herein as the elapsed time between the time an inquiry is received at the host computer and the time a related response is sent by the host computer), and will maintain a monthly average "host turn-around time" not to exceed 1.0 second. Such measurement will be reported to CLIENT monthly through the use of CICS logs or other mutually agreeable source.

         If "on-line response time" is suspected or deemed to be unacceptable by either CLIENT or SI, the parties will mutually research the cause for such deficiency, including the securing of assistance from CLIENT's communications carriers and communications equipment vendors.

5.       SPECIAL TERMINATION RIGHT.

         If there is a Chronic Failure by SI to achieve the foregoing performance standard, CLIENT shall have the special right (without further opportunity by SI to cure) as its exclusive remedy in respect thereof to terminate this Agreement and the Management and Consulting Agreement. As used herein, the term Chronic Failure shall mean that SI has materially failed to achieve one or more of the foregoing standards during six of any twelve consecutive months. Exercise of the right to terminate shall be in the same manner as provided under Section 8.1 (without further opportunity by SI to cure) of the Data Processing Agreement, except that the fee required to be paid under clause (ii) of such Section 8.4(b) shall not be payable. Notwithstanding the foregoing for each two subsequent months in which there is no failure by SI to meet one or more of the foregoing standards, the parties agree to disregard one previous month in which there was such a failure in determining whether there has been a Chronic Failure. If this

         Agreement is terminated as provided herein, the provisions of Sections 8.3, 9.1, 9.2, 9.3, 9.4, and 9.5 of the Agreement will continue to apply.

6.       FACTORS BEYOND SI's CONTROL.

         The foregoing performance standards shall not apply if any factor beyond SI's control, including without limitation, the need for replacement equipment, network equipment or additional print/microfiche capacity (see Sections 9 and 10 of Exhibit C) contribute in any material respect to the failure to achieve such standards.

                                 CLIENT: United Savings Association of Texas FSB

                                                Effective Date: January 1, 1992

                                   EXHIBIT "J"

                            NON-DISCLOSURE AGREEMENT

    This Non-Disclosure Agreement ("Non-Disclosure Agreement") is made and entered into by and among United Savings Association of Texas FSB ("Customer"), SYSTEMATICS FINANCIAL SERVICES, INC. ("Systematics") and ___________________ ("Consultant").

                                   WITNESSETH:

    WHEREAS, Systematics has developed and owns software packages more specifically described in an Agreement between Systematics and Customer dated as of October 1, 1991 ("Agreement"); and

    WHEREAS, Customer has developed and uses in its business certain confidential information (the "Customer Confidential Information") that confers upon Customer a competitive advantage;

    WHEREAS, Customer and Consultant have entered into an agreement pursuant to which Consultant will provide programming and/or consulting services to Customer; and

    WHEREAS, Systematics is unwilling to permit Consultant to have access to the Software, and Customer is unwilling to permit Consultant to have access to the Customer Confidential Information, unless Consultant and Customer enter into this Agreement to protect the confidentiality of, and Systematics' proprietary rights to, the Software:

         NOW, THEREFORE, the parties agree as follows:

         In this Agreement, the following shall have the meanings shown:

         1. (a) "Customer" means United Savings Association of Texas FSB, its successors and assigns, and any of its present or future subsidiaries, or organizations controlled by, controlling or under common control with it.

            (b) "Consultant" means __________________, _________, ___________, its successors and assigns, and any of its present or future subsidiaries, or organizations controlled by, controlling or under common control with it.

             (c) "Systematics" means Systematics Financial Services, Inc., Little Rock, Arkansas, its successors and assigns, and any of its present or future subsidiaries, or organizations controlled by, controlling or under common control with it.

             (d) "Customer Confidential Information" means any information disclosed by Customer to Consultant that is identified, by markings or otherwise, as being confidential or proprietary.

    2. Customer and Consultant acknowledge that the Software and all documentation, modifications, supplements, or alterations thereto (collectively referred to as "Systematics Property") are owned by Systematics, that neither legal nor equitable title to the Systematics Property passes to Customer or Consultant under the terms of the Agreement or this Non-Disclosure Agreement, that the Systematics Property constitutes a valuable asset and trade secret of Systematics, and that any information with respect thereto is confidential. Accordingly, Customer and Consultant agree as follows:

             (a) Neither Customer nor Consultant shall permit the duplication, reproduction, or copying of the Systematics Property or any information related thereto, or otherwise make available for any purpose, whether gratuitously or for consideration, the Systematics Property or any part thereof or any information pertaining thereto, to any person or entity whatsoever (other than employees of Customer or Consultant for use by them solely for the benefit of Customer).

             (b) Except as contemplated hereby, neither Customer nor Consultant shall reveal to any person or entity, and shall require their employees and customers not to reveal to any person or entity, any information related to the design or programming of the Systematics Property, and Customer and Consultant shall take appropriate action to assure that these obligations will be fulfilled.

             (c) Except as contemplated hereby, neither Customer nor Consultant shall offer to make available to any person or entity, any modification to the Systematics Property which may be designed by either of them.

             (d) Consultant may have access to the Systematics Property for the following purposes only:

             (e) Consultant may have access to the following Systematics Property only:

             (f) Neither Consultant nor any other third party shall have any right by virtue of this Non-Disclosure Agreement, the Agreement or any other arrangement, whether written, oral, express or implied, to operate, run, execute or otherwise deal with the Systematics Property for or on behalf of the Customer, the Consultant or any other entity.

             (g) Consultant may have access to the Systematics Property under the conditions set out herein only during the following period:

         2. Customer and Consultant acknowledge that the Software and all documentation, modifications, supplements, or alterations thereto (collectively referred to as "Systematics Property") are owned by Systematics, that neither legal nor equitable title to the Systematics Property passes to Customer or Consultant under the terms of the Agreement or this Non-Disclosure Agreement, that the Systematics Property constitutes a valuable asset and trade secret of systematics, and that any information with respect thereto is confidential. Accordingly, Customer and Consultant agree as follows:

             (a) Neither Customer nor Consultant shall permit the duplication, reproduction, or copying of the Systematics Property or any information related thereto, or otherwise make available for any purpose, whether gratuitously or for consideration, the Systematics Property or any part thereof or any information pertaining thereto, to any person or entity whatsoever (other than employees of Customer or Consultant for use by them solely for the benefit of Customer).

             (b) Except as contemplated hereby, neither Customer nor Consultant shall reveal to any person or entity, and shall require their employees and customers not to reveal to any person or entity, any information related to the design or programming of the Systematics Property, and Customer and Consultant shall take appropriate action to assure that these obligations will be fulfilled.

             (c) Except as contemplated hereby, neither Customer nor Consultant shall offer to make available, or make available, to any person or entity, any modification to the Systematics Property which may be designed by either of them.

             (d) Consultant may have access to the Systematics Property for the following purposes, only:

                   ------------------------------------------

             (e) Consultant may have access to the following Systematics Property, only:

                   ------------------------------------------

             (f) Neither Consultant nor any other third party shall have any right by virtue of this Non-Disclosure Agreement, the Agreement or any other arrangement, whether written, oral, express, or implied, to operate, run, execute or otherwise deal with the Systematics Property for or on behalf of the Customer, the Consultant or any other entity.

         3. Consultant acknowledges that the Customer Confidential Information is owned by Customer; that the Customer Confidential Information constitutes a valuable asset and trade secret of Customer; and that any information with respect thereto is confidential. Accordingly, Consultant agrees that it will not permit the duplication, reproduction, or copying of the Customer Confidential Information or any part thereof or any information related thereto, or otherwise make available for any purpose, whether gratuitously or for consideration, the Customer Confidential Information or any part thereof or any information pertaining thereto, to any person or entity whatsoever (other than employees of Customer, Systematics or Consultant for use by them solely for the benefit of Customer).

         4. Customer and Consultant agree that, upon the occurrence of any actual breach or threatened breach of the restrictions upon the use, sale, transfer, or disclosure of the Systematics Property contained herein, monetary damage alone may not be sufficient remedy or protection and Systematics shall be entitled to such injunctive or other equitable relief as may be deemed proper or necessary by a court of competent jurisdiction.

         5. Consultant agrees that, upon the occurrence of any actual breach or threatened breach of the restrictions upon the use or disclosure of the Customer Confidential Information contained herein, monetary damage alone may not be sufficient remedy or protection, and Customer shall be entitled to such injunctive or other equitable relief as may be deemed proper or necessary by a court of competent jurisdiction.

         6. To the extent that Systematics shall be the prevailing party in seeking to enforce any of its rights or remedies hereunder, Systematics shall have the right to collect from Customer and/or Consultant, all expenses incurred in connection with such enforcement, including but not limited to reasonable attorney's fees incurred in connection therewith.

         7. To the extent that Customer shall be the prevailing party in seeking to enforce against Consultant any of its rights or remedies hereunder, Customer shall have the right to collect from Consultant, all expenses incurred in connection with such enforcement, including but not limited to reasonable attorney's fees incurred in connection therewith.

         8. Customer and Consultant hereby warrant and represent that prior to the disclosure of any Systematics Property to Consultant, the agreement between Customer and Consultant will contain provisions governing the non-disclosure of proprietary information which are no less restrictive than as set forth herein and that neither that agreement nor any other agreement or instrument to which any of them is a party or by which any of them is bound contains any provision which is inconsistent with this Non-Disclosure Agreement or which would inhibit the performance of their obligations as set forth herein. Customer agrees that it shall be jointly and severally responsible and liable to Systematics for the performance of Consultant of each and all of Consultant's obligations hereunder.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the dates as indicated.

SYSTEMATICS FINANCIAL                   UNITED SAVINGS ASSOCIATION
SERVICES, INC.                          OF TEXAS FSB

By:                                     By:
   ----------------------------             -------------------------------
        (Authorized Signature)                   (Authorized Signature)

Name:                                   Name:
     -------------------------                -----------------------------
        (Type or Print)                         (Type or Print)

 Title:                                 Title:
       -----------------------                -----------------------------
  Date:                                  Date:
       -----------------------                -----------------------------

CONSULTANT:

By:
    --------------------------
Name:
      ------------------------
         (Type or Print)

Title:
      ------------------------
Date:
      ------------------------

                                 CLIENT: United Savings Association of Texas FSB

                                                Effective Date: January 1, 1992

                                   EXHIBIT "K"

                              TRANSITION ASSISTANCE

1. Systematics will assist CLIENT in developing a plan for the transition of data processing operations from Systematics to CLIENT. In addition, Systematics will provide assistance in preparing for the transition. Such assistance will include, but shall not be limited to, the following:

    (a) Freeze all noncritical software changes.

    (b) Notify outside vendors of the necessary Systematics-related procedures to be followed during the turnover phase.

    (c) Review software libraries (test and production) with new operations staff.

    (d) Assist and establishing new naming conventions, if applicable.

    (e) Generate a tape and computer listing of the source code for the software to be provided to CLIENT.

    (f) Deliver to CLIENT source code, technical specifications and materials, and user documentation for the software to be provided by Systematics.

    (g) Provide training assistance to the new operations staff.

2. All of the foregoing services primarily will be provided using the Resident Programming Staff and the Resident Client Services Staff (as defined in the Data Processing Agreement and the Management and Consulting Agreement, respectively).

                                    Exhibit L

                          Travel and Relocation Policy

                           CHAPTER 9

                      TRAVEL AND EXPENSE


A. Introduction

   The purpose of the travel policies and procedures is to describe the services available and to outline the guidelines all Systematics Information Services, Inc. employees should follow when traveling on company business.

   These policies and procedures are intended for the use of all Systematics traveling employees.

   The scope of the policies and procedures is to give guidance for travel related expenses but is not intended to cover every individual case. All items not specifically covered in these policies and procedures should be scrutinized with the cost to the company and the convenience to the traveler as the primary criteria for solving the problem.

   These policies and procedures are published by the Travel Manager with the approval of the Management Committee. All suggestions for revision should be addressed to Marilyn Key, Travel Manager, 4001 Rodney Parham, Little Rock, AR 72212.

   Cost center managers are responsible for using these policies and procedures to manage travel expenses on a conservative basis consistent with the company's business objectives.


B. Corporate Travel Services

   1. Full Service Travel Agency

      Systematics Information Services, Inc. operates a full service branch corporate travel agency at the corporate headquarters in Little Rock. The purpose of Corporate Travel is to provide reservations and related travel services which support Systematics' business objectives. Where feasible, all business travel arrangements of all Systematics employees should be made through Corporate Travel.

   2. Toll-Free Number

      Call Corporate Travel toll-free by dialing 1-800-462-8381. This number is for travel-related calls only; the travel consultants will be unable to transfer calls to other company departments. Corporate Travel hours are 7:30 a.m. to 5:30 p.m.

   3. 24 Hour Toll-Free Service Desk

      Travelers requiring after-hours emergency service or travel information when Corporate Travel is not open are provided with a toll-free 800 number accessible from anywhere within the continental United States. This number appears on all itineraries and convenient cards are available in Corporate Travel.

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------

                 The 24 hour service desk retrieves the computer record and/or traveler profile stored at Systematics' Corporate Travel. Just dial 1-800-888-6517 and tell the agent your "Executive Code" is 5FI. The cost of this service is $6.00 per call.

         4.      Traveler Profile Records

                 To assist in the reservation process and to ensure that your individual requirements are met, fill out the Traveler's Profile Form (available in Corporate Travel) and return it as soon as possible to Corporate Travel (see Exhibit D).

                 This data will be entered into Corporate Travel's computer system, thereby enabling the travel consultant to access this information automatically.

                 Notify the travel consultant of changes or additions to the profile.

         5.      Traveler Insurance

                 Each ticket issued by Corporate Travel includes an automatic $200,000 flight insurance in addition to coverage available from use of the VISA Corporate Card.

         6.      Passport/Visa Assistance

                 Corporate Travel will provide applications and limited assistance in obtaining passports, foreign visas and entry requirements needed for international travel.

C.       Travel Policies and Procedures

         1.      Air Travel

                 a.       Air Travel Policies

                          (1)     General Information

                                  All company travel arrangements should be made through Corporate Travel.

                                  Travelers should make travel arrangements as far in advance as possible in order to take advantage of lowest logical air fair (the most economical and practical itinerary which meets business requirements). Travelers should make their plans wisely keeping the cost to the company in mind. Corporate Travel will provide current information on lowest available fees within two hours either side of traveler's specified arrival or departure time frames.

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9-2                           COMPANY CONFIDENTIAL

                In order to accumulate travel data for the company and to standardize payment methods, payment for airline tickets will be through the individual's Visa corporate credit card. All SI employees who travel at least two times per year are encouraged to obtain a corporate Visa credit card. Ask the data center/cost center secretary for an application.

                Infrequent travelers who are not issued a corporate credit card, may ask Corporate Travel to charge tickets on the "Central Travel Service" (CTS) number. The CTS can only be used for airline tickets.

                All travel must have prior management approval. Managers are asked to minimize air travel for their areas of responsibility.


        2.      Domestic Air Travel

                a) Domestic flights will be coach/economy class.

                The Travel Reservations will search for the best arrangements for every trip. They will offer the traveler the lowest fares for every trip regardless of the request of the traveler. When flights are chosen which are more expensive than the lowest fare, the record will be documented.

                Decisions regarding penalty fares will be left up to the traveler or his/her manager. The trip may not be firm enough to risk changing and paying a penalty.

                b) In order to provide the most cost effective method of air travel discount arrangements have been made between several city pairs.

                When traveling between these cities, the traveler is expected to use the discount arrangements or other flights which are the same price or less. Current details about these arrangements may be obtained from the reservationists.

        3.      International Travel

                a) International air travel may be Business class, except for trips under five hours, which should be Coach/Economy whenever it would result in a lower fare.

                Relocating employees and families will fly Coach class.

                b) If an international flight is eligible for Business class, an employee may elect to fly Economy class and receive a financial incentive of 30% of the difference between the ticketed price and the Business fare for the same itinerary.

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------



                                  To receive the incentive the employee must request the travel itinerary be priced for Economy and Business class. Corporate Travel will provide the employee with a copy of the price quotes which must not differ as to dates, times, or flights. Tickets will be issued in Economy class.

                                  Upon completion of the trip, the employee must complete a Travel Differential Form (Exhibit
                                  G). Attach the Business Fare Quote and a copy of the actual ticket flown to the Travel Differential Form and have it approved and signed by the department manager before submitting it to accounting.

                                  On its normal processing schedule accounting will produce a check for the employee withholding all appropriate taxes, etc.

                                  c) An agreement with American Airlines gives the company a 10% credit for every American over-the-water segment. We may use these credits for domestic and international travel.

                          (4)     Negotiated Airline Fares

                                  The company has an agreement with American
                                  Airlines whereby discounts are provided on round-trip flights for employees traveling solely on American to Little Rock. The discounts are 45% off coach fare or 5% off the lowest fair available.

                                  Due to the cost savings to the Company, this program is to be utilized by all employees attending our Little Rock training classes or other Little Rock meetings during these time periods unless a better fare can be obtained on a different airline.

                                  Other discount arrangements are also in place for travel between various cities. These arrangements change from time to time and current information may be obtained from the reservationists or the Travel Manager.

                                  Meetings involving ten or more people at other locations may also be eligible for discounted fares. Managers should notify the Travel Manager as far in advance as possible if they are aware of scheduled meetings that might qualify.

                                  An international agreement with American
                                  Airlines gives the company a 10% credit for every American over-the-water segment. We may use these credits for domestic and international travel.


- --------------------------------------------------------------------------------

9-4                           COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                          (5)     Travel for Training

                                  A Meetings Travel Worksheet (Exhibit A) may be filled out and faxed to Corporate Travel to expedite your travel arrangements. The travel consultants will book the flights according to the requests on the worksheets and will contact the travelers if problems are encountered. If American's schedules or other negotiated discounts do not accommodate the travelers' needs, an alternate reservation will be made.

                                  Tickets will be sent near the departure date to allow for any additional price reductions as departure dates draw nearer. In any event, the tickets will be sent by certified mail or overnight express service in plenty of time prior to departure.

                          (6)     Frequent Traveler Award Programs

                                  Do not make decisions for travel based on your frequent traveler programs. We suggest you join all the airline programs so that you will get credit for every flight.

                                  Although the company pays for the trips which result in frequent flyer mileage and travel awards, the traveler may use these awards for company business or personal use at the discretion of the employee.

                          (7)     Leisure Travel

                                  Corporate Travel is unable to provide leisure or personal travel services to employees. Please do not ask the company reservationists to do personal travel.

                                  Corporate Travel will book personal travel only for the following:

                                  When family is traveling for relocation.

                                  When family/friends are traveling with the Systematics corporate travelers.

                                  When traveler is combining business and
                                  personal travel.

                 b.       Air Travel Procedures

                          (1)     Making Reservations

                                  To make reservations, call the Corporate
                                  Travel (ext. 4900 or 1-800-462-8381).


- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                           9-5

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------



                                  Provide the Systematics travel consultants with the following information to book a reservation:

                                  -        Traveler's name
                                  -        Company name and cost center
                                  -        Travel date
                                  -        Departure city
                                  -        Arrival city
                                  -        Approximate departure/arrival time
                                  -        Return date and time
                                  -        Cost center to be billed
                                  -        Chart of Accounts number for trip
                                  -        Ticket delivery information

                                  For employees attending Little Rock training classes, fill out the travel worksheet included in your training materials and return it to Corporate Travel.

                                  When making plans for international travel, contact Corporate Travel and request the international travel consultant who will assist you in obtaining the best available rates on any trip. Simply advise the travel consultant of the travelers' schedule flexibility when making reservations.

                                  Seat assignments are reserved as available at the time of booking and as requested by the passenger. If a preferred seat is not available (this will be noted on your itinerary), please check at the gate before boarding for a possible opening.

                          (2)     Reservation Cancellations

                                  Call Corporate Travel and request the
                                  itinerary be canceled if during regular
                                  working hours. If after hours and the
                                  itinerary begins before regular business hours the following day, call the 24-hour service desk at 800-888-6517. In either case the appropriate air, hotel and car reservations will be canceled and the cancellation numbers will be noted in the records.

                                  HOTEL RESERVATIONS ARE GUARANTEED FOR LATE
                                  ARRIVAL AND MAY REQUIRE THE TRAVELER TO CALL
                                  THE HOTEL DIRECTLY TO AVOID BEING CHARGED FOR THE NIGHT.

                          (3)     Itineraries

                                  Check over the itinerary closely to insure all dates and information are correctly reserved. These itineraries will be delivered with the tickets and are also available for pick-up at the Travel office.


- --------------------------------------------------------------------------------

9-6                           COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                         (4)      Ticket Delivery

                                  Corporate headquarters travelers may pick up tickets at Corporate Travel.

                                  If not specified, tickets will usually be available one or two days in advance of departure date.

                                  For travelers based outside of Little Rock, tickets will be shipped to arrive one or two days in advance of the departure date. If you require the tickets earlier, please notify consultant.

                                  The cost of delivery will be paid by Corporate Travel.

                                  Tickets should be safeguarded at all times. Do not leave them unattended.

                                  Once tickets are delivered, the travelers are responsible for checking the travel dates to reconfirm.

                          (5)     Prepaid Tickets (PTA's)

                                  Prepaid Tickets (PTA's) must be picked up at the airline counter. Corporate Travel authorizes the airline to issue the ticket and charge it to the company.

                                  A PTA allows the company to pay for a ticket for an off-site traveler, but PTA's should be used only in emergency situations where no other means of payment could be used.

                                  The airlines charge a non-refundable fee of $25.00 for each prepaid ticket.

                          (6)     Lost Tickets

                                  REPORT LOST TICKETS TO CORPORATE TRAVEL
                                  IMMEDIATELY.

                                  The airlines normally require 3-6 months to process lost tickets and impose a $50.00 non-refundable service charge.

                                  Lost tickets for Southwest Airlines are not refundable.


- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                           9-7

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------



                          (7)     Refunds

                                  Unused full and partial tickets should be returned to Corporate Travel as soon as possible for credits to be issued. Copies of the credit card refund notices are sent to the traveler as they are processed

                                  Refunds take four to six weeks to process.

                                  Always return the credit to the company if you have been reimbursed for a refunded ticket.

                          (8)     Voids

                                  An unused ticket may be voided if returned to Corporate Travel by close of business on Friday of the week it was issued.

                                  Voided tickets do not appear on your credit card billing. It is to your advantage to return unused tickets promptly whenever possible.

         2.      Lodging

                 a.       Lodging Policies

                          Travelers will obtain lodging at the hotel/motel which offers reasonable facilities and rates and is convenient to their place of business.

                 b.       Lodging Procedures

                          (1)     Making Reservations

                                  To make reservations, call the Travel
                                  Department (ext. 4900 or 1-800-462-8381). The
                                  Systematics travel consultant will need the following information to book a reservation:

                                  -        City and dates
                                  -        Hotel preference
                                  -        Type of room
                                  -        Notify if attending a conference.
                                           Inform agent if the group is holding
                                           a "block" of rooms.

                                  All rooms are guaranteed for late arrival which means SI is responsible for the room charge if you do not show up or cancel the reservation.

                                  For employees amending Little Rock training classes, fill out the travel worksheet included in your training materials and return it to the Travel Department. Hotel accommodations will be made by the Training Department.

- --------------------------------------------------------------------------------

9-8                           COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                                  When a hotel reservation is booked, the hotel name and address will appear on the itinerary along with a hotel employee's name or a confirmation number.

                                  The agents note in their reservation system any requests made by the travelers.

                                  If any problems are encountered with your reservations, you should contact the Travel Department or call the 24-hour service number which is on your itinerary.

                                  Please pass along to the SI travel consultants any especially good accommodations which you experience and let us know about the accommodations with which you are unhappy.

                          (2)     Reservation Cancellation

                                  Because all rooms are guaranteed for late arrival, SI is responsible for the room charge if you do not show up or cancel the reservation. If you determine that the room is not needed, be sure to cancel directly with the hotel, usually by 6:00 p.m. the date of arrival or the Travel Department immediately. This will help in avoiding "no-show" bills from the hotel.

         3.      Car Rental

                 a.       Car Rental Policies

                          Systematics has signed a one-year agreement effective July 1, 1990 with Hertz Rental Car Company to provide all our rental car requirements whenever possible. Travel Department employees have been instructed to book Hertz cars except in situations where unlimited mileage is needed or if Hertz is unavailable. In these cases, the Company with the next lowest rate will be booked.

                          Rates offered by Hertz are:

                          A.  Subcompact -         $36    E.  Station Wagon 8 pax -   $46
                          B.  Compact 2/4 door -   $36    F.  Full Size 4 door -      $39
                          C.  Mid-Size 2/4 door -  $38    G.  Premium -               $46
                          D.  Full Size 2 door -   $39    I.  Luxury -                $47

                          These rates include 100 free miles per day. Excess mileage will be charged at the rate of $.30 per mile driven.

                          These rates also include free Loss Damage Waiver
                          Option.

                          For car rentals where the car will be dropped in any location other than the renting location, the daily rate applies, but ALL MILES DRIVEN will be charged at the rate of $.30 per mile.


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                              COMPANY CONFIDENTIAL                           9-9

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------


                          Additional surcharges for the following
                          cities/airports are:

                          Cities by Area/$5.00 Added Daily Charge

                          Atlanta, GA                   Moline, IL
                          Cleveland Area, OH            New Orleans, LA
                          Denver, Colorado Springs, CO  New York (Except Otherwise Listed)
                          Houston, TX                   San Francisco Area, CA
                          Kansas City, MO               Seattle, WA
                          Minneapolis/St. Paul, MN      St. Louis, MO

                          Cities by Area/$8.00 Added Daily Charge

                          Alaska cities                 Pittsburgh, PA
                          Hartford, CT

                          Cities by Area/$10.00 Added Daily Charge

                          Baltimore, Washington, DC     New York Metro Tri-State Area
                          Boston Area, MA               Philadelphia, PA
                          Detroit, MI

                          Cities by Area/$15.00 Added Daily Charge

                          Chicago, IL                   Newark, NJ

                          Cities by Area/$18.00 Added Daily Charge

                          JFK/LaGuardia Airports and Borough of Manhattan

                          Fee waived HERTZ #1 CLUB GOLD applications are available in the Travel Department.

                 b.       Car Rental Procedures

                          (1)     Making Reservations

                                  To make reservations, call the Travel
                                  Department (ext. 4900 or 1-800-462-8381).

                                  Provide the following information:

                                  -        Rental city
                                  -        Drop off city (when other than rental
                                           city)
                                  -        Dates needed
                                  -        Car Size

- --------------------------------------------------------------------------------

9-10                          COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                                  For employees attending Little Rock training classes, fill out the travel worksheet included in your training materials and return it to the Travel Department.

                                  When making plans for international travel, contact the Travel Department and request the international travel consultant.

                          (2)     Reservation Cancellation

                                  The following procedures should be followed when canceling reservations:

                                  -        Call the Travel Department
                                           immediately and request the itinerary
                                           cancellation. The travel consultant
                                           will cancel the appropriate air,
                                           hotel and car reservations.

                                  - To prevent any "no-show" penalty, the agent will make note of the cancellation number and add this information into the records.

                          (2)     Payment Procedure

                                  Use SI Corporate American Express to pay for all car rentals when possible.

                                  If you do not have a corporate American
                                  Express card, you may request direct billing. Ask the SI Travel Consultant about this procedure when making your reservations.

         4.      Company Vehicle

                 a.       Company Vehicle Policies

                          Systematics, Inc. owned vehicles are to be used for business purposes only. Their primary purpose is to provide transportation, when needed, to and from lodging sites, between the airport and corporate headquarters, and for taking clients and prospective clients to dinner and/or entertainment activities. Systematics employees must always be the drivers of these vehicles.

                 b.       Company Vehicle Procedures

                          (1)     General

                                  Systematics employees must always be the drivers of these vehicles. Keys for the vehicles that have not been checked out will remain with the respective dispatchers as listed below. Vehicles are normally parked at the Guest House. When a driver initially signs for the keys, a "SI Company Vehicle Drive Information" form (see Exhibit B) should be provided to the dispatchers, and the statement declaring an understanding of these policies and procedures should be signed by the driver. Finally, the use of the vehicle is recorded by the driver on a "SI Company owned Vehicle


- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                          9-11

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------



                                  Log/Key Dispatch" form (see Exhibit C).

                                  To reserve a vehicle, contact dispatchers:

                                  1986 - 21 passenger van - Training
                                  1985 - 17 passenger GMC van - Software Sales

                          (2)     Driver Qualifications

                                  All drivers must:

                                  -        Have a valid driver's license.
                                  -        Have a driving record free of D.W.I.
                                           convictions and of all other
                                           violations within the past 2 years.
                                  - Agree to be the "designated" driver, which prohibits any use of alcohol or other performance impairing drugs while the vehicle is signed out to them.
                                  -        Immediately inform the Systematics
                                           Accounting Department of an accident.
                                  - Immediately inform the dispatcher as to known conditions that might affect vehicle safety or performance.
                                  -        Obey all traffic laws.
                                  - Keep the interior of the vehicle neat and presentable.

                          (3)     Service and Maintenance

                                  Building Services is responsible for the general care and maintenance of vehicles. Reports of mechanical problems, or charge slips for gas, cleaning, etc. should be given to the Building Services secretary. Direct billing to SI has been established with Colony West Chevron and Mr. Tidy.

D.       VISA Corporate Cards

         ALLTEL Corporation/Systematics Information Services, Inc. has an agreement with First Bank Systems VISA that provides for the issuance of a VISA Corporate Card to those employees who have traveled or are expected to travel on company business at least twice per year. The VISA Corporate Card should be utilized to charge all expenses while on company business, including all airfares.

         1.      Personal Expenses and Personal Credit Cards

                 In order to capture important data related to the company's business expenses, NO PERSONAL EXPENDITURES SHOULD BE MADE WITH THE CARD. Fees for personal credit cards must be borne by the individual.


- --------------------------------------------------------------------------------

9-12                          COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------



         2.      Permanent Expense Advance

                 Cardholders may, at their option, receive a one-time permanent expense advance of $200.00 to be used for items that may not be charged with the VISA Card. DO NOT deduct this advance under "Advance Received" on your standard expense report. This advance will be repaid to Systematics when the card is canceled or employment is terminated.

                 The Accounting Department will not be authorized to issue "temporary" travel advances to VISA Corporate Cardholders.

         3.      Billing Procedures and Expense Reporting

                 The cut-off date for the monthly VISA billing is the 20th of each month. The statement will be mailed to the address you designated on the card application. You may change your billing address by calling 1-800-344-5696.

                 You may submit your travel expenses as often as you wish to the Accounting Department. All expenses should be entered on the Standard Employee Expense Report form and completely documented (Exhibit E).

         4.      Reimbursement

                 Twice each month, you will receive an expense check for the total of all expenses submitted to the Accounting
                 Department since the prior period's Accounts Payable cut-off date and prior to the current period's Accounts Payable cut-off date. Cut-off dates will be published and distributed at the beginning of each fiscal year (Exhibit
                 F).

                 The cardholder is responsible for paying VISA the total amount billed on his/her VISA statement before the next billing cycle. YOU ARE REQUIRED TO MAINTAIN YOUR ACCOUNT IN A CURRENT
                 STATUS.

                 To dispute a charge, the federal government requires the cardholder to notify First Bank Systems VISA in writing within 60 days after the date of the first statement on which the disputed charge occurred. First Bank System will research the disputed charge and make any necessary adjustments. The disputed charge amount is deducted from the cardholder's payment due, but remains a part of the total account balance.

                 In the case of serious or persistent billing problems, contact Marilyn Key at 501-220-5329 or Cathy Christian at 501-220-4684 for assistance.


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                              COMPANY CONFIDENTIAL                          9-13

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------


         5.      Past Due Accounts

                 Our agreement with VISA requires automatic suspension of any cardholder account 60 days past due. A suspension will not be eliminated until the account is paid to a current status. Accounts past due 90 days will be canceled automatically. A canceled card may be reinstated one time after the account is paid in full. Thereafter, the card must remain current at all times.

                 VISA will notify cardholders of past due accounts.

                 Reports will be sent to managers outlining the status of accounts. Managers are expected to deal appropriately with individual situations to ensure that VISA accounts are kept current.

                 YOU ARE EXPECTED TO MAINTAIN YOUR ACCOUNT IN A CURRENT STATUS.

         6.      Airline Tickets

                 Airline tickets for non-corporate cardholders, including candidates for employment, should be charged to the Central Travel System. (CTS) number. This is a special number maintained by Corporate Travel and used only for airline tickets. When making reservations for these non-cardholders, advise the Corporate Travel consultant that the CTS number should be used.

                 It is the employee's responsibility to return all unused airline tickets to Corporate Travel and to verify that the credits for the unused tickets appear on his/her VISA statement. Allow six weeks for refund processing.

         7.      Emergency Cash

                 When emergency cash is needed, the VISA Corporate Card-holder may get a cash advance at more than 330,000 banks worldwide. A service charge of 2.5% of the cash advance amount will be debited to your account at the next billing. The service charge may be expensed if the cash advance was obtained to cover travel related expenses.

                 CASH ADVANCES ARE TO BE USED FOR TRAVEL EMERGENCIES ONLY.

                 Reports itemizing individual cash advance transactions will be distributed to the appropriate managers monthly.

         8.      Travel Accident Insurance

                 Cardholders are covered for up to $250,000 in benefits in the case of accidental death or dismemberment as a result of an accident while traveling in a common carrier vehicle. This includes planes, trains, ships, and buses. The insurance is primary, which means that it is in addition to any other insurance policy which is provided for the individual. The Travel Accident Insurance program coverage is effective for any First Banks VISA


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                                                             TRAVEL AND EXPENSES

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                 Corporate Cardholder, spouse and dependent children under the age of 23, and will be activated when the cardholder purchases an applicable travel ticket with the First Banks VISA Corporate Card.

         9.      "Full Value" Primary Car Rental Insurance

                 The VISA corporate cardholder is entitled to Primary Auto rental Collision/Loss Damage Insurance that will reimburse the cardholder for up to "Full Value" of the car for damage or theft of the rental auto not covered by the auto rental company or the insurance or reimbursement plan provided by the company.

                 This coverage is effective when the VISA Corporate Card is used to pay for the rental and the cardholder declines the C.D.W. offered by the car rental agency. Coverage is worldwide on a 24-hour basis. Rentals up to 31 days are covered when a daily or weekly rate is utilized. Rentals with monthly rates are not covered.

         10.     Baggage Insurance

                 Card membership also includes $1,250 excess baggage insurance based on full replacement value.

         11.     Renewal Cards

                 Renewal cards will be forwarded directly to the cardholders prior to the expiration date of the old card.

         12.     Lost or Stolen Cards

                 Cardholders should immediately notify First Banks if their cards are lost, stolen or mutilated, by calling 1-800-344-5696. The Customer Service Representatives at the 24-hour, toll-free number will complete a lost/stolen report and will order a replacement card immediately.

         13.     Emergency Replacement Card

                 To obtain an emergency replacement card, the cardholder can call the VISA Assistance Center at 1-800-VISA-911. A replacement card will be delivered to the cardholder within 24 hours in the United States and 48 hours outside the United States by a special courier. Please use this number only in emergencies.

         14.     VISA Assistance Center

                 VISA maintains an emergency assistance center in over 30 countries to help travelers when they become sick, have an accident, or need legal referral. In such an emergency, a cardholder may call the VISA Assistance Center 24 hours a day, 7 days a week and receive a wide array of services. See the VISA Assistance Center Toll-Free Phone Number List (Exhibit H).


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         15.     Change of Address

                 Employees are required to notify VISA in the event their address is changed. Call 1-800-344-5696.

         16.     Termination of Employment

                 If employment is terminated for any reason, cardholders are required to return the VISA Card to their supervisor, repay their permanent advance, if any, and pay their account balance in full. The supervisor must cut the VISA card in half and return it to Corporate Travel.

         17.     Agreement

                 Upon receipt of the corporate card, employees will be required to sign a statement acknowledging their understanding of the use of the card.

E.       Employee Business Expense Accounts

         The Company will reimburse employees for reasonable business-related travel expenses and for certain approved meals, entertainment, and mileage expenses incurred locally. Reasonable expenses are those a prudent traveler makes when traveling on personal business. In addition to the expense practices discussed in this section, specific expense guidelines for travel related to Company-sponsored classroom training programs are presented in Chapter 10 of the Management Guide, under the topic of "Employee Guidelines."

         The Company requires that original employee expense receipts be submitted and kept on file for all expenses. Such receipts should be submitted with expense statements discussed below.

         1.      Expense Guidelines

                 a.       Transportation and Mileage

                          Employees who use their personal cars for Company business will be reimbursed at the maximum rate allowed by the Internal Revenue Service (currently
                          27.5 cents per mile). Mileage reimbursements will not be made for travel to and from work by an employee. However, exempt employees who are called in to work on weekends or on other than normal work hours may be reimbursed for mileage expenses. Approval to rent a car in connection with business travel must be approved by a cost center manager or above.

                 b.       Lodging

                          Lodging receipts must be detailed and must indicate any item for which a room charge is made above the actual room rate.


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                                                             TRAVEL AND EXPENSES

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                 c.       Meal Expenses

                          Employees traveling on Company business will be reimbursed for all reasonable meal expenses. Management and supervisory employees may also be reimbursed for local meal expenses when official Company business is conducted during the meal. Meal expenses must be separated from lodging bills and charged to account 690 since the tax law disallows part of the deduction for meal expenses.

                          For meal expenses to be reimbursed, adequate documentation must be included on and attached to the expense report. The documentation must include a receipt, place, breakfast, lunch, or dinner specification, business purpose, and names, titles, and business relationships of persons dined. (Note:
                          When SI employees are included, SI job title or job code of SI employees will satisfy title requirements. e.g. E01, E10).

                          Meal allowances will also be reimbursed to exempt employees who, as a result of overtime work on a normal work day, work two or more overtime hours. On weekends, an exempt employee is eligible for meal reimbursements when the employee works four hours or more. Limits for such reimbursements will be set by managers based on reasonable allowances for particular locations.

                 d.       Entertainment Expenses

                          These expenses should only be incurred by cost center managers or above, with prior approval from their immediate superior. Entertainment expenses are only partially deductible under the tax law, so they must be charged to account 690. Adequate documentation of the expense must be included.

                 e.       Laundry

                          These expenses are allowable only when travel exceeds five continuous days. A receipt is required. Reasonable laundromat expenses will be allowed without receipts.

                 f.       Tips

                          Employees are expected to "tip" when customary. Generally, tips should not exceed 15% of the cost of a meal or service rendered.

                 g.       Foreign Travel

                          Expenses incurred in foreign currency should be documented in the body of the expense report in the currency used. The employee can be reimbursed in U.S. dollars or in certain foreign currency (in countries where SI maintains a bank account in the currency). The summary and coding sections of the report should be completed in the reimbursement currency. If the two are different, the exchange rate must be shown with supporting documentation of where the rate was obtained.


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                 h.       Miscellaneous Expenses

                          The following is a partial list of items which fall in the allowable category;

                          -       business postage
                          -       telegrams
                          -       facsimile
                          -       telephone calls
                          -       vehicle parking and storage
                          -       tolls
                          -       necessary company purchases

                          The following are examples of non-allowable business expenses according to IRS rules and should not be reimbursed:

                          -       child care
                          -       pet care
                          -       purchase of luggage
                          -       in-room movies

                          If you or any of your employees have questions about other types of expenses, please contact the Accounting Department for specific information.

                 NOTE:

                 The preceding guidelines address the expenses incurred by the majority of Systematics' employees traveling as a part of the normal course of business. However, there are those employees whose responsibilities require them to travel up to 60%, and possibly more, of their time. While the Company feels that those jobs offer unique career opportunities, it also acknowledges that such frequent traveling can present more prevailing personal hardships than those experienced by the "ordinary" business traveler.

                 Therefore, the Company reserves the right to make certain exceptions to the above guidelines should it deem necessary. Specifically, direct managers of the heavy travelers may authorize reasonable reimbursement for:

                          - Laundry expenses incurred in less than five days of travel, and
                          -       In-room movies

                 In addition, managers may authorize occasional "de minimus" awards of property or services for frequent travelers which may be deducted by the Company for tax purposes. Examples would be gift certificates for meals for the recipient and a guest, tickets to sporting and cultural events (can't be season tickets per the IRS), or luggage.

                 All of the above exceptions must be authorized by the management of Systematics and are only applicable to those employees who travel more than 60% in performing their job responsibilities.


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                                                             TRAVEL AND EXPENSES

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         2.      Reports and Approvals

                 The Company uses one standard expense statement for the employee expense reimbursements mentioned above - "Employee Expense Report" (form #AC-101-0689). Twice each month, you will receive an expense check for the total of all expenses submitted to the Accounting Department since the prior period's Accounts Payable cut-off date as distributed by the Accounting Department, and prior to the current period's Accounts Payable cut-off date. Cut-off dates will be published and distributed at the beginning of each fiscal year (Exhibit F).

                 When an employee's travel results in expenditures in more than one currency, a separate expense report must be used for each expenditure currency.

                 The following is included to provide a section-by-section example of the proper method of completing the Employee Expense Report. All references made to the Employee Expense Report are cross references to the example report shown at Exhibit E.

                 a.       Information Section

                                  Employee Name

                                  The employee's name should be legibly printed in field one (1) of the expense report. The Employee name should appear first name then last name.

                                  Employee Number

                                  The employee's number, which was assigned at time of employment, must be shown in field two
                                  (2).

                                  Cost Center Name/Location

                                  The employee's "base" cost center should be listed in field three (3). Center name and/or department description of the employee's "base" cost center should be reflected.

                                  Cost Center Number

                                  The cost center number of the employee's base cost center should be entered in field four
                                  (4). (Note: Dashes are not necessary.)

                                  Date

                                  The date reflected in field five (5) is to be the period ending date, which is the last day for which expenses are reported.


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                                  Expenditure Currency

                                  The currency in which expenses are incurred must be listed in field six (6). All expenses reflected on the expense report must be reported in the same currency as shown in field six (6).

                 b.       Reporting Section

                                  Date

                                  The date that each expense is incurred should be reflected in field/column seven (7).

                                  Activity/Itinerary

                                  This field/column (field/column eight (8)) is for documenting the place employee went or the activity in which employee was engaged. For all business meals (whether more than $25 or not), the name and address (city and state at a minimum) of the restaurant must be given on the face of the report, even it is on the receipt. For all transportation expenses (e.g. mileage), destination must be shown.

                                  Business Purpose/Relationship

                                  Field/column nine (9) is to be used to
                                  document why the trip was made, breakfast, lunch, or dinner specification, business purpose, and names, titles, and business relationship of persons dined.

                                  Automobile - Mileage

                                  All miles driven in excess of normal to and from work mileage that are related to a business trip (including local mileage) should be recorded by trip in field/column ten (10). If more than one trip is made in a day the mileage for each trip must be listed separately on the expense report.

                                  Automobile - Total Allowance

                                  For each line on the expense report reflecting mileage, this field must also be completed. The field (field/column eleven (11)) is equal to the number of miles reflected in field ten (10) multiplied by the current mileage rate of $.26 per mile.


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                                                             TRAVEL AND EXPENSES

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                                  Air Transportation

                                  Field/column twelve (12) is used to record the cost of air flight related to business travel. Each trip taken must be separately reported. However, the cost of tickets for each trip need not be separated between cost of traveling to and returning from destination. Total costs of trip may be reflected on either date of departure or date of return.

                                  All air transportation expenses must
                                  be supported by the actual airline ticket passenger receipt received from the respective airline. The invoice itinerary received from the travel department will not satisfy
                                  IRS regulations for support of air travel expenses.

                                  Car Rentals

                                  All costs associated with the renting of a vehicle while on business are to be reported in field/column thirteen (13) of the expense report. Rental fees include charges for excess mileage over mileage limits, when applicable.

                                  Business Meals/Entertainment - Employees Own

                                  The costs of all meals incurred by employee while on a business trip that do not include anyone else are to be recorded in fields/ columns fifteen (15) and sixteen (16). Sixteen
                                  (16) is simply for recording the actual costs of meals (with one exception for exempt employees - see expense guidelines section concerning meal expenses). Fifteen (15) is used to code the expenses shown as either breakfast, lunch, dinner or other (entertainment). The codes to be used are as follows:

                                           B - Breakfast
                                           L - Lunch
                                           D - Dinner
                                           O - Other (entertainment, groceries,
                                               etc.)

                                  Also, name and address (city and state at a minimum) must be provided in field/column eight (8).

                                  Incidentals (snacks), such as cokes or candy bars, are not to be coded to business meals. Instead, these items should be coded to miscellaneous - other expenses code "F" (See discussion of miscellaneous expenses below).


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                                  Business Meals/Entertainment with Others

                                  The costs of all meals of employee and others that are business related in nature and paid for by employee should be recorded in fields/ columns seventeen (17) and eighteen (18). The cost of employee's own meal should be included in the total amount shown in field/column eighteen (18) and should not be listed separately.

                                  Field/column seventeen (17) is used to code the expenses shown as either breakfast, lunch, dinner, or other (entertainment). The codes to be used are as follows:

                                           B - Breakfast
                                           L - Lunch
                                           D - Dinner
                                           O - Other (Entertainment)

                                  Also, name and address (city and state at a minimum) must be provided in field/column eight (8).

                                  For each business meal with others listed on the expense report the following information must be included in field nine (9):

                                  Name, title, and business relationship of all client/potential client personnel dined.

                                  Name, title, and business relationship of all SI personnel present besides employee incurring/reporting the expense. (Note: SI job title or job code of SI employee will satisfy title requirements - e.g. E01, E10).

                                  Business purpose of meal.

                                  Reason additional SI employee(s) were present.

                                  Also, for entertainment expenditures the following information must be included in the indicated field:

                                  Nature of entertainment (field/column eight
                                  (8))

                                  Nature and duration of any business discussion or activity (field/column nine (9))


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                                                             TRAVEL AND EXPENSES

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                                  Miscellaneous

                                  The amount of all miscellaneous business expenses incurred should be recorded separately in field/column twenty (20). For every expense reflected in field/column twenty
                                  (20), the expense must be coded in
                                  field/column nineteen (19). There are six different codes available for miscellaneous expenses which are:

                                           A - Tips (other than for meals and
                                               taxis)
                                           B - Telephone and FAX
                                           C - Tolls and parking
                                           D - Laundry and dry cleaning
                                           E - Taxi (including tip)
                                           F - Other (explain)

                                  The nature of all items reflected as
                                  miscellaneous must be sufficiently described in field eight (8) to reflect the nature of the incurred expense. Also, if a receipt is not available for a particular miscellaneous expense, then "Receipt not available" should be entered after the expense description in the Business Purpose/Relationship column.

                                  Exchange Rate

                                  If the currency in which expenditures were incurred is different from the currency in which expenses are to be reimbursed, the exchange rate of the two currencies must be recorded in field twenty-one (21). The exchange rate required is the "number of expenditure currency units per one reimbursement currency unit".

                                  Totals in reimbursement currency will then equal the totals in expenditure currency multiplied by the exchange rate.

                                  Reason for Trip

                                  This field (field twenty-two (22)) can only be used if only one trip is reflected in the expense report. (Note: Even if field twenty-two (22) is used, the business purpose of any reported meals and/or entertainment must still be completed.)

                 c.       Approval and Reporting Section

                                  Employee Signature and Date

                                  After completing the expense report the
                                  employee must sign the expense report and date his/her signature as of the date the expense report is completed in field twenty-three
                                  (23).


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                                  MAIL CHECK TO:

                                  If employee needs to have the expense
                                  reimbursement check sent to somewhere besides his/her base cost center, field twenty-six
                                  (26) must be filled in with the cost center number where the reimbursement check is to be sent. If this field is left blank, the reimbursement check will be sent to employee's base cost center (shown in field four (4)). Checks will not be sent to home addresses.

                                  Cost Center Copy To Center Number

                                  If reported expenses are charged to a center other than employee's base cost center then the cost center charged should maintain the cost center copy of the report after approval (see Approval Signature Section below). Field twenty-seven (27) should be used to reflect which cost center is maintaining the copy of the expense report.

                                  Funded Projects

                                  If the expenses recorded on the expense report are related to a funded project, this field (field twenty-eight (28)) must be checked "yes" and the name of the project must be provided in this field. (This field is for cost center use only, not intended for use by accounting.)

                                  Reimbursement Currency

                                  Field twenty-nine (29) should reflect the currency in which expenses are to be reimbursed. The currency listed here must be an eligible SI reimbursement currency.

                                  Total Expense

                                  This field (field thirty (30)) will show the total of all expenses in the reimbursement currency.

                                  Advance Received

                                  Field thirty-one (31) is to be used to reflect any advances employee has received since the last expense report that was filed. The permanent expense advance available to American Express Corporate Cardholders is not to be shown here.

                                  Total Due

                                  Field thirty-two (32) is the difference
                                  between field thirty (total expense) less field thirty-one (advance received).


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                                  General Ledger Coding

                                  After reviewing an employee's expense report, the approving cost center manager must complete field thirty-three (33) by showing what general ledger accounts will be used to record the reported expenses and how much will be posted to each account. This section must be completed by the approving cost center manager, or manager's designee. The general ledger coding should be completed on the last page of the expense report.

                                  Approval Name and Signature

                                  After reviewing and completing the expense report, the approving cost center manager, or manager's designee, must print his/her name in field twenty four (24) and then sign and date the report in field twenty-five (25) to indicate his/her approval of the expense report. Approval must be on the same page of the expense report as the general ledger coding, which should be the last page of the report.

                                  Accounting Department Use Only

                                  Field thirty-four (34) has been reserved for the use of the accounting department and should not be marked or written in by employee or approving manager.

                 d.       Supporting Documentation of Expenses Requirements

                          The IRS has very strict documentation requirements related to travel and entertainment expenses. The following is a listing of documentation requirements for employee expenses.

                          Transportation

                          An original invoice must be attached to the employee expense report for all car rental fees.

                          For air transportation, the passenger receipt copy of the airline ticket must be attached. The itinerary invoice received from the travel department is not sufficient documentation that trip was actually taken.

                          Lodging

                          An original detailed invoice from the hotel must be attached. This invoice must breakout non-room charges from room charges (i.e. invoice must show meals, laundry, etc. as separate line items). An American Express (or other credit card) receipt for payment of a lodging bill is not sufficient documentation of lodging expenses.


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
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                          Business Meals/Entertainment

                          An original receipt of all meals/entertainment expenditures of $25.00 or more must be attached to the employee expense report. Although a receipt of meals/entertainment expenditures less than $25.00 is not required, original invoices for these expenses should be attached to the expense report also, if available.

                          Miscellaneous

                          An original receipt for all miscellaneous expenses (whether more or less than $25.00) should be attached to the expense report, unless such documentation is not readily available.

                          Exchange Rate

                          If employee is being reimbursed in a different currency other than the currency in which expenses were incurred, support for the exchange rate used must be attached (e.g. exchange rate listing in Wall Street Journal).

                          Advances

                          If an employee is reflecting a temporary travel advance on his/her expense report, the check stub of the advance (or of each advance if more than one advance is being reflected on expense report) must be attached to the expense report.

                 e.       Expense Report Processing

                          All expense reports must be approved and the general ledger coding completed by the cost center manager (or his/her designee) before being forwarded to the Accounting Department for payment. Only the Accounting Department copy (including attached original invoices) should be forwarded to Accounting.

                          If adequate documentation is not included on or with the expense report the Accounts Payable Department will return it for additional information/ documentation before reimbursement will be made.

                          Expense forms may be ordered from Office Services at corporate headquarters in Little Rock.

         3.      Trouble Shooting - Questions and Answers

                 This section is designed to address the questions/problems that often result in expense reports being returned by the Accounting Department unprocessed to the employee.


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                 a.       Questions Relating to Reporting Problems

                          Q-1.    How do I document business travel?

                          A-1.    Under "Activity/Itinerary", list the
                                  transportation, meal, lodging, etc., relating to the travel. Under "Reason for Trip" list the business purpose of the trip. Use the "Business Purpose/Relationship" column to explain further any business meal or entertainment during the trip, as discussed above. List your meals while eating alone under "Employee's Own" meals, and list meals with others under the "With Others" column. Business meals must be broken out separately from lodging and coded as breakfast, lunch or dinner. Please code all miscellaneous expenses as described at the top of the expense report form.

                          Q-2. What is the difference between the "Activity/ Itinerary" column and the "Business Purpose/Relationship" column?

                          A-2. The first column is for documenting the place you went or the activity in which you were engaged [for example - "Travel to Dallas" or "Lunch at (name and address of restaurant)"]. The second column is for documenting why you made the trip or engaged in the activity (for example - "to help client with conversion of Real Estate system" or "entertaining Joe Smith, V.P. of First National Bank, prospective client, to discuss SI software which FNB may purchase").

                          Q-3. Do I still need to include the name and address of the restaurant at which I dined, if the meal was less than $25.00?

                          A-3. Yes, no matter what the cost of the meal is, the name and address (city and state at a minimum) of the restaurant must be listed in the Activity/Itinerary column for each meal reported on the expense report.

                          Q-4. If I am on a business trip and eat lunch by myself, is this still a business meal?

                          A-4. Any meal eaten while on Company business is considered a business meal and is a reportable/allowable business expense. If you eat alone you should show the cost of each meal separately and enter the expense in the "Business Meals/Entertainment - Employee's Own" columns of the expense report.

                          Q-5.    How do I document a business lunch?

                          A-5. List date in the "Date" column, lunch at "X" restaurant (give name and address of restaurant) in the "Activity/Itinerary" column, business purpose of the meal and names, titles, and business relationships of persons entertained in the "Business Purpose/Relationship" column. Under "Business Meals-With Others", code for lunch and list the amount


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MANAGEMENT GUIDE

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                                  including tips. If you pay for a meal which
                                  includes other SI staff, use the "With Others" column for the entire bill, name the persons included, and list their titles and reasons for being there.

                          Q-6. How specific must I be in the description of the business purpose of meals/entertainment with others?

                          A-6. The description must be specific enough to identify the nature of the topics discussed (e.g. "Discussed software packages available to client."). Simply using "Business Meal" as the description is not adequate documentation. If discussions concerned confidential material, then "Subject matter confidential" will be a sufficient description.

                          Q-7. If other SI employees' meal charges are included in amount of "meals with others" what documentation is needed?

                          A-7. When other SI staff meals are included, the "Business Purpose/Relationship" column of the expense report must include the name of each SI staff present, each SI staff's title, and the reason each staff was present. (Note: When SI employees are included, SI job title or job code of SI employees will satisfy title requirements - e.g. E01, E10.) Entering the SI staffs' names and indicating "SI employees" is not adequate documentation.

                          Q-8.    How do I document business entertainment?

                          A-8. Business entertainment requires the same general information required for business meals. In addition, under "Activity/Itinerary" specify the nature of the entertainment. Under "Business Purpose/Relationship", discuss the nature and duration of any business discussion or activity.

                          Q-9.    How do I document local mileage?

                          A-9. List each trip separately showing the number of miles, the destination in the Activity/Itinerary Column and the business reason for the local mileage in the Business Purpose/Relationship column.

                          Q-10. How do I document foreign travel when foreign currency is used?

                          A-10. Attach receipts in the foreign currency and complete the body of the report in "expenditure currency" (the currency actually spent while traveling). The Company can reimburse in certain foreign currencies. If you are being reimbursed in the same currency as the expenditure currency, complete the totals and general ledger coding in that currency and ignore the exchange rate column. If you are being reimbursed in a different currency (such as U.S. dollars), complete the totals and general ledger coding in the "reimbursement currency" and show the exchange rate you are using. Attach support for the exchange rate used.


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
                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------


                           Q-11. When miscellaneous expenses are reported is any other documentation required besides coding the expenses?

                           A-11. Each miscellaneous expense should be described in sufficient detail in the Activity/Itinerary column and the Business Purpose/Relationship column. (See also question 2 above). Descriptions in these columns should support the chosen coding of the expense.

                           Q-12. Can I be reimbursed for my spouse's meal or other expenses when he/she accompanies me on business?

                           A-12. Meals or other expenses incurred by an employee's spouse are normally not considered a business-related expense and cannot be reimbursed by SI. However, in certain unusual circumstances such expenses could be deemed appropriate with prior approval of cost center manager or above.

                 b.       Questions Relating to Supporting Documentation
                          Problems

                           Q-1.   Why do I have to submit supporting
                                  documentation for my business expenses?

                           A-1. According to the 1988 Family Security Act, "starting in 1989, employers must withhold on reimbursements unless the employee (1) adequately accounts to the employer for his/her expenses and (2) returns any reimbursement that exceeds those expenses." Thus, beginning in 1989, not only will the IRS deem inadequately-supported business expenses of an employee as taxable income to the employee for Federal tax withholding purposes (which Internal Revenue Code requires), but the IRS will also treat such expenses as income to the employee for FICA withholding.

                                  This treatment by the IRS will not allow full reimbursement to an employee if the employee does not adequately support business expenses. Instead, the employee will receive total expenses less federal income taxes and FICA withholding taxes.

                           Q-2.   What do I attach to the expense report?

                           A-2. Attach original receipts for all business travel and lodging expenses, and business receipts for all business meal and entertainment expenses of $25.00 or more.

                           Q-3. What is considered adequate support for air transportation expenses?

                           A-3. For all air transportation expenses listed on the employee expense report, the actual passenger receipt of the airline ticket received from the airline must be attached. The itinerary invoice received from the travel department is not sufficient support for air transportation.


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                              COMPANY CONFIDENTIAL                          9-29

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------


                           Q-4. Can I use an American Express receipt for my lodging expenses if I lost my hotel receipt?

                           A-4. American Express receipts cannot be used as support for reported lodging expenses. Lodging expenses must be documented by a detailed bill received from the hotel that breaks out charges between room fees, meals, laundry, etc. If your copy of this receipt is lost you will have to contact the appropriate hotel location and request that another copy of your hotel bill be sent to you, which will then be attached to the appropriate expense report. Also, on the copy of the hotel bill attached to the expense report, it must be documented why the original copy of bill was not attached.

                           Q-5. Do I need receipts for miscellaneous expenses less than $25.00?

                           A-5. Original receipts should be obtained for any and all miscellaneous business expenses when possible. If a receipt was not available for a particular miscellaneous expense, then "Receipt not available" should be entered after the expense description in the Business Purpose/Relationship column.

                  c.       Questions Relating to Recording Problems

                           Q-1. How do I code business meals to the general ledger?

                           A-1. Certain general ledger accounts are set up to be used specifically for business meals and entertainment expenses. The IRS disallows 20% of the deduction for these items, so they must be kept separately on the general ledger. Business meals must be broken out separately from lodging expenses so that they can be classified accordingly. Unless you are reporting meals relating to relocation, you should use one of two meal accounts as follows:

Account Number    Description Purpose
- --------------    -------------------
690               Business Meals and Travel, Entertainment Meals, Entertainment

820-0100 Travel Education Meals; Training Department meals and meals when traveling to outside seminars.

                          All business meal and entertainment expenses, including tips, should be coded to one of these account numbers. An exception to this rule would be for meals which are funded by a client. If funded meals are separately stated on the client's bill from us, we should not code these meals to the above accounts. In the past,


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9-30                          COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------


                          accounts #680 or #680-0100 have been used for such meals. These accounts or any other reasonable account should be used.

                          Q-2. How do I code business entertainment expenses on the general ledger?

                          A-2. Please note that any business entertainment expenses must be posted to account 690. This would include entertainment at night clubs, cocktail lounges, theaters, country clubs, dinner clubs, sporting events, and travel and lodging for taking clients on a trip for entertainment purposes. Please note that when dues are paid for employees for country clubs or dinner clubs, these dues must also be coded to account 690. This is true whether the expense is being paid directly by A/P or being paid to the employee on the expense report. Such dues should only be paid for by the Company if the club is being used exclusively for business entertainment. Otherwise, the employee will have imputed compensation to be included in the Form W-2.

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                              COMPANY CONFIDENTIAL                          9-31

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- --------------------------------------------------------------------------------

9-32                          COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                                    EXHIBIT A
                      MEETING TRAVEL WORKSHEET SAMPLE FORM

In order to take advantage of the lowest fare available, please return worksheets to the Travel Department at Corporate at least 3 weeks prior to travel departure date.

NAME____________________________________ EMPLOYEE NO.___________________________

COST CENTER NAME _______________________ COST CENTER NO. _______________________

BUSINESS TELEPHONE NO. _________________ HOME TELEPHONE NO. ____________________

SI CLASS NAME ______________________ CLASS NO. ______________ DATES ____________
                 (if applicable)

ADDRESS AND TO WHOM TICKETS SHOULD BE SENT _____________________________________

________________________________________________________________________________

________________________________________________________________________________

SEATING PREFERENCE _____________________________________________________________

LIST AIRLINE FREQUENT FLYER NUMBERS

         DELTA ____________________        AMERICAN ____________________________

         UNITED ___________________        TWA__________________________________

         NORTHWEST ________________        OTHER _______________________________

         PIEDMONT _________________        OTHER________________________________

   DATE(S)             FROM               TO                 APPROXIMATE
  OF TRAVEL        CITY/AIRPORT      CITY/AIRPORT         TIME OF DEPARTURE
  _________        ____________      ____________         _________________

  _________        ____________      ____________         _________________

  _________        ____________      ____________         _________________

  _________        ____________      ____________         _________________

CREDIT CARD FOR CHARGING TICKETS AND/OR GUARANTEEING LATE ARRIVAL (SUCH AS CORPORATE AMERICAN EXPRESS CARD).

______________________     _____________________     _________________________
     CARD COMPANY               CARD NUMBER               EXPIRATION DATE

SPECIAL REQUESTS OR COMMENTS: _______________________________________________

________________________________________________________________________________

________________________________________________________________________________


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                              COMPANY CONFIDENTIAL                          9-33
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- --------------------------------------------------------------------------------

9-34                          COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                                    EXHIBIT B
             SI COMPANY OWNED VEHICLE DRIVER INFORMATION SAMPLE FORM


                      SI COMPANY VEHICLE DRIVER INFORMATION

Name ___________________________________________________________________________

Date of Birth __________________________________________________________________

Driver's License No. ___________________________________________________________

State of Issuance ______________________________________________________________

         I acknowledge that I have read the Systematics' Company Owned Vehicle Policy and am in compliance with all requirements as stated in the policy to be qualified as a designated driver of Systematics owned vehicles.

         It is also understood that I will abide by all procedures as stated in the policy.

___________________________________________        _____________________________
                 SIGNATURE                                      DATE


- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                          9-35

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------








- --------------------------------------------------------------------------------

9-36                          COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

     EXHIBIT C - SYSTEMATICS COMPANY OWNED VEHICLE LOG/DISPATCH SAMPLE FORM


                       VEHICLE I.D. NO. __________________

                                                                                Purpose of Trip        Maintenance
                              Time        Time                                  (Passengers,           Requirements
     Driver       Date         Out         In      Mileage    Destination       Employees, Clients)    Fuel Levels and Others
     ------       ----        ----        ----     -------    -----------       -------------------    ----------------------



- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                          9-37

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------






- --------------------------------------------------------------------------------

9-38                          COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                                    EXHIBIT D
                        SI TRAVELER'S PROFILE SAMPLE FORM

NAME ________________________________   EMPLOYEE NO. ___________________________

COST CENTER NAME ____________________   COST CENTER NO. ________________________

BUSINESS TELEPHONE NO. ______________   HOME TELEPHONE NO. _____________________

HOME ADDRESS ___________________________________________________________________

SEATING PREFERENCE (FLIGHTS UNDER 2 HRS. WILL BE NONSMOKING ONLY):
      SMOKING ___   NONSMOKING ___        WINDOW ____   AISLE ____    OTHER ____

AIRLINE PREFERENCE
(LIST SPECIAL NUMBERS WITH AIRLINES NEXT TO APPROPRIATE AIRLINE)

      AMERICAN _______________________  DELTA __________________________________

      UNITED _________________________  TWA ____________________________________

      NORTHWEST ______________________  OTHER __________________________________

      SOUTHWEST ______________________  OTHER __________________________________

CAR RENTAL PREFERENCE AND SPECIAL NUMBERS

HERTZ # 1 ____________________________  AVIS WIZARD NUMBER _____________________

NATIONAL PRIVILEGE PROGRAM ___________  BUDGET RAPID ACTION NO. ________________

OTHER __________________________________________________________________________

CAR SIZE PREFERENCE
      COMPACT ___   STANDARD ___   LUXURY ___   ECONOMY ___   INTERMEDIATE _____

PROOF HOTEL FREQUENT GUEST NUMBERS

HOTEL ________________________________  SPECIAL NUMBER _________________________

HOTEL ________________________________  SPECIAL NUMBER _________________________

CREDIT CARD FOR CHARGING TICKETS AND/OR GUARANTEEING LATE ARRIVAL
(SUCH AS CORPORATE AMERICAN EXPRESS CARD)

______________________     _____________________    _________________________
     CARD COMPANY               CARD NUMBER              EXPIRATION DATE

SPECIAL REQUESTS OR COMMENTS: __________________________________________________

________________________________________________________________________________

PASSPORT NO.: ________________________  COUNTRY OF ISSUE: ______________________


- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                          9-39

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- --------------------------------------------------------------------------------







- --------------------------------------------------------------------------------

9-40                          COMPANY CONFIDENTIAL

                            Form of Systematics, Inc.
                            Employee Expense Report


















                           Company Confidential 9-41

                            Form of Systematics, Inc.

                            Employee Expense Report


















                           Company Confidential 9-42

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                                    EXHIBIT F
                          FISCAL 1991 CUT-OFF SCHEDULE

TYPE*                        DATE                          DAY AND TIME (CST)
- ----                         ----                          ------------------
A/P 1                        June 13, 1990                 Wednesday - 12:00 p.m.

A/P 2                        June 20, 1990                 Wednesday - 12:00 p.m.

A/P 1                        June 27, 1990                 Wednesday - 12:00 p.m.

JV                           June 29, 1990                 Friday - 5:00 p.m.

A/P 2; June BRs              July 5, 1990                  Thursday - 5:00 p.m.

A/P 1                        July 18, 1990                 Wednesday - 12:00 p.m.

A/P 2                        July 25, 1990                 Wednesday - 12:00 p.m.

JV                           July 31, 1990                 Tuesday - 5:00 p.m.

A/P2; July BRs               August 3, 1990                Friday - 5:00 p.m.

A/P 1                        August 15, 1990               Wednesday - 12:00 p.m.

A/P 2                        August 22, 1990               Wednesday - 12:00 p.m.

A/P 1                        August 29, 1990               Wednesday - 12:00 p.m.

JV                           August 31, 1990               Friday - 5:00 p.m.

A/P 2; August BRs            September 6, 1990             Thursday - 5:00 p.m.

A/P 1                        September 19, 1990            Wednesday - 12:00 p.m.

A/P 2                        September 26, 1990            Wednesday - 12:00 p.m.

JV                           September 28, 1990            Friday - 5:00 p.m.

A/P 2; Sept. BRs             October 3, 1990               Wednesday - 5:00 p.m.

A/P 1                        October 10, 1990              Wednesday - 12:00 p.m.

A/P 2                        October 17, 1990              Wednesday - 12:00 p.m.

A/P 1                        October 24, 1990              Wednesday - 12:00 p.m.

A/P 1                        October 31, 1990              Wednesday - 12:00 p.m.

JV                           October 31, 1990              Wednesday - 5:00 p.m.

A/P 2; Oct. BRs              November 5, 1990              Monday - 5:00 p.m.

A/P 1                        November 14, 1990             Wednesday - 12:00 p.m.

A/P 2                        November 20, 1990             Tuesday - 12:00 p.m.

A/P 1                        November 28, 1990             Wednesday - 12:00 p.m.

JV                           November 30, 1990             Friday - 6:00 p.m.

A/P 2: Nov. BRs              December 5, 1990              Wednesday - 5:00 p.m.

A/P 1                        December 12, 1990             Wednesday - 12:00 p.m.


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                              COMPANY CONFIDENTIAL                          9-43

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------

TYPE                         DATE                          DAY AND TIME (CST)
- ----                         ----                          ------------------

A/P 2                        December 19, 1990             Wednesday - 12:00 p.m.

A/P 2; Dec. BRs              January 4, 1991               Friday - 5:00 p.m.

A/P 1                        January 16, 1991              Wednesday - 12:00 p.m

A/P 2                        January 23, 1991              Wednesday - 12:00 p.m.

A/P 1                        January 30, 1991              Wednesday - 12:00 p.m.

JV                           January 31, 1991              Thursday - 5:00 p.m.

A/P 2; Jan. BRs              February 5, 1991              Tuesday - 5:00 p.m.

A/P 1                        February 13, 1991             Wednesday - 12:00 p.m.

A/P 1                        February 20, 1991             Wednesday - 12:00 p.m.

A/P 1                        February 27, 1991             Wednesday - 12:00 p.m.

JV                           February 28, 1991             Thursday - 5:00 p.m.

A/P 2; Feb. BRs              March 5, 1991                 Tuesday - 5:00 p.m.

A/P 1                        March 13, 1991                Wednesday - 12:00 p.m.

A/P 2                        March 20, 1991                Wednesday - 12:00 p.m.

A/P 1                        March 27, 1991                Wednesday - 12:00 p.m.

JV                           March 29, 1991                Friday - 5:00 p.m.

A/P 2; Mar. BRs              April 2, 1991                 Wednesday - 12:00 p.m.

A/P 1                        April 10, 1991                Wednesday - 12:00 p.m.

A/P 2                        April 17, 1991                Wednesday - 12:00 p.m.

A/P 1                        April 24, 1991                Wednesday - 12:00 p.m.

JV                           April 30, 1991                Tuesday - 5:00 p.m.

A/P 2; Apr. BRs              May 3, 1991                   Friday - 5:00 p.m.

A/P 1                        May 15, 1991                  Wednesday - 12:00 p.m.

A/P 2                        May 22, 1991                  Wednesday - 12:00 p.m.

A/P 1                        May 29, 1991                  Wednesday - 12:00 p.m.

JV                           May 31, 1991                  Friday - 5:00 p.m.

A/P 2; May BRs               June 5, 1991                  Wednesday - 5:00 p.m.


TYPES

         A/P 1 - Invoices and Check Requests Only
         A/P 2 - Invoices, Check Requests and Expense Reports
         BRs   - Billing Registers
         JV    - Journal Vouchers (Intercompany Transactions Only)


- --------------------------------------------------------------------------------

9-44                          COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                                    EXHIBIT G
                            TRAVEL DIFFERENTIAL FORM

Employee                     Employee
Name ______________________  Number _________________________  Date ____________


                                TRAVEL ITINERARY


                 DEPARTURE                              ARRIVAL

  Date        Time          Place           Date        Time          Place

________   __________ _________________   ________   __________   _____________


A.  Business Fare ________________________ (attach Business Fare Quote)

B.  Economy Fare  ________________________ (attach copy of used ticket)

C.  Difference    ________________________

Describe Purpose and Objective of Trip:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Employee Signature__________________________________________ Date  _____________

Department Manager Approval ________________________________ Date  _____________

________________________________________________________________________________


ACCOUNTING INFORMATION    c.____________________

Cost Center ________________               x   30%   Forward Completed Form
                                           -------   to Accounting (90-40)
                                                     Attention - Payroll

Description ________________   _____________   TRAVEL DIFFERENTIAL


- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                          9-45

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- --------------------------------------------------------------------------------

9-46                          COMPANY CONFIDENTIAL

                                                             TRAVEL AND EXPENSES

- --------------------------------------------------------------------------------

                                    EXHIBIT H

                    VISA Assistance Center Toll-Free Numbers

                  Australia                    0014-800-125-440
                  Bahamas                      1-800-847-2911
                  Belgium                      11-8397
                  Bermuda                      1-800-847-2911
                  Brazil                       000-811-933-5589
                  Brit VI                      1-800-847-2911
                  Canada                       1-800-847-2911
                  Cayman I                     1-800-847-2911
                  Denmark                      8001-0277
                  France                       19-05-90-1179
                  Germany                      0130-81-1844
                  Hong Kong                    800-7025
                  Indonesia                    00800-1-933-6294
                  Israel                       00-177-916-7805
                  Italy                        1678-19-014
                  Jamaica                      0-800-847-2911
                  Japan                        0031-11-1555
                  Mexico                       95800847-2911
                  Netherlands                  06-022-3110
                  New Zealand                  0800-44-3019
                  Norway                       050-12052
                  Philippines                  800-111-9015
                  Singapore                    800-1544
                  South Korea                  008-1-800-908-8212
                  St. Kitts/Nevis              1-800-847-2911
                  St. Maarten                  800-1519
                  Sweden                       020-795-675
                  Switzerland                  ###-##-####
                  Thailand                     001-800-1-908-6624
                  United Kingdom               0800-89-1725
                  United States                1-800-VISA-911


- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                          9-47

MANAGEMENT GUIDE

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- --------------------------------------------------------------------------------

9-48                          COMPANY CONFIDENTIAL

                                                               EMPLOYEE BENEFITS

- --------------------------------------------------------------------------------

         The cost of a move can be very expensive and is a significant factor in determining who is selected for a position. Management has a responsibility to control these costs and maintain a balance between relocation costs and staffing requirements. This means that the manager responsible for the relocation decision has to relate the cost of each potential move to the value of having the employee in the new location: priority of the job (start up, serious problem), scarcity of the skill required, and employee performance potential.

         To help control costs associated with relocation, managers should pay close attention to the following:

         a. controlling the number of moves - especially laterals between data centers and the number of homeowners moved.

         b. reducing the frequency of homeowner moves and encouraging renting if an assignment is to be for less than two years and/or in a risky real estate market.

         c. understanding/planning housing costs and availability in new areas.

         Although employees should maintain a personal stake in real estate decisions, managers need to help employees make better home purchase decisions, such as avoiding quick home purchases. They should also encourage employees who anticipate frequent relocations to rent, not buy homes.

2.       General

         Managers must carefully assess and control the Company's exposure in moving employees. For this reason all commitments to pay for employee relocation expenses must be approved by an account manager or equivalent level manager. In addition, certain reimbursements must be approved by regional managers:

         a.      the relocation expenses for an account manager;

         b.      any loss of equity exceeding $5,000;

         c.      exceptions to the policy.

         Further, an estimate of costs involved in a relocation decision must be obtained from the Company's relocation department prior to making any expense commitment to employees incurring real estate expenses. (A copy of the "Authority for Relocation" form is included at the end of this section.)

3.       Allowable Moving Expenses

         The following are allowable moving expenses paid for by the Company for existing Systematics employees.


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
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- --------------------------------------------------------------------------------



         a. Household Goods - The Company pays the direct expenses of moving the employee's household goods to the new location. The Relocation Manager will contact the moving Company under contract to the Company for moving household goods. Household goods include furniture, linen, bedding, dinnerware, silverware, rugs, appliances, kitchen utensils, hand tools, and clothing. Household goods do not include unusually heavy or cumbersome hobby materials, automobiles, firewood, loose bricks, patio stones, hazardous materials, farm equipment, sporting or recreational equipment requiring special vans or moving equipment beyond what is needed to move your household goods, or animals other than household pets.

         b. Automobiles - The Company will pay 15 cents per mile per car to move up to two cars to the new location.

         c. Family Expenses Enroute - The Company will pay reasonable food and lodging expenses incurred by the employee and family enroute to the new location. The employee will be reimbursed for not more than one night's lodging for each 350 miles traveled. Lodging for the night of arrival is considered a moving expense.

         d. Temporary Living Expenses - When necessary, the Company will pay for the employee's and/or family's temporary living expenses at the new location for up to seven days. The seven days begin with expenses incurred after midnight of the day of arrival at the new location.

         e. House Hunting Trips - When necessary, the Company will pay for the employee and/or spouse to travel to the new location for the purpose of locating housing. All reasonable expenses will be reimbursed including airfare, mileage, lodging and meals up to seven days. If home purchase is involved, the employee should delay the house hunting trip until the old home has been appraised and the employee's financial situation is known.

         f. Relocation Allowance - The Company will pay relocating current employees a one-time relocation allowance equal to 7 1/2% of the employee's pre-move base salary up to a maximum of $3,000. This item is treated as ordinary income and all appropriate taxes will be withheld. This allowance will be paid by separate check upon request by Relocation.

                  When a husband and wife or co-habitants work for Systematics and both are transferred to the same new location, only one relocation allowance will be paid. The allowance will be paid to the employee with the greatest entitlement or to the employees' choice if both entitlements are the same.

                  The relocation allowance is provided to pay for miscellaneous out-of-pocket expenses such as: installation of appliances, house cleaning, driver and auto licenses reissues, shipping of a third car, telephone and telegraph charges, removal and installation of drapery and curtain rods, babysitting fees, utility deposits or required utility connection fees, laundry, and dry cleaning.


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4-44                          COMPANY CONFIDENTIAL

                                                               EMPLOYEE BENEFITS

- --------------------------------------------------------------------------------


         g. Lump Sum Payment - Substitution of cash payments in lieu of relocation expense may be made up to a maximum of $5,000. This lump sum payment is in addition to the relocation allowance and will be reported in the employee's gross income.

                 The amount of the cash payment must be based on estimates of deductible moving expenses. Any payment above the deductible expenses is considered taxable income, and the Company is required to withhold all taxes from that amount. The employee will be responsible for maintaining an itemized record of expenses for tax purposes and for paying any additional taxes incurred.

         h. Other expenses - In certain situations it may be necessary to reimburse employees for expenses not listed above. These could include the cost of breaking a lease, additional temporary living expenses at the new location, rental of U-Haul type vehicles, etc. The account manager should thoroughly discuss with the employee any specific assistance to be received. The assistance agreed upon should be documented and copies forwarded to the Relocation Department to prevent future misunderstanding.

4.       Real Estate Management Expenses

         Some relocations are of greater value or urgency to the Company than others and may require the Company to incur higher costs. Specifically, the Company may be required to assist relocating employees with costs associated with the disposal and acquisition of their homes. In those cases where the account/regional manager judges the move to be of enough importance (see Statement of Intent at the beginning of this section), some or all of the following assistance may be offered to employees.

         a. Mortgage/Lease Payments - The Company may reimburse the employee for mortgage or lease costs of an existing home for a period of up to four months if there is not an equity purchase.

         b. Equity Purchase - The Company may arrange with the employee to purchase the employee's interest in an existing home and advance the amount of the employee's equity. In no case will the Company's obligation exceed the appraised value of the property.

                 In an equity purchase, BQFA Relocation Services, Inc. will be notified to make arrangements to purchase the property. In accordance with the agreement between Systematics and BQFA Relocation Services, the employee will receive payment for any equity in the house to be vacated in exchange for an assignment of sales proceeds (Sales Agreement). On Company-requested transfers, the employee will have no obligation for normal expenses of closing and will receive full payment for the equity. For new employees and employee-requested transfers, all normal seller's closing costs will be estimated and the offering price reduced by the estimated closing costs. This benefit is only available on single-family residential property currently serving as the employee's primary residence. The procedures are as follows:


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                 (1)      After determination that this benefit is to be
                          offered, the Relocation Manager will contact the employee for all information pertinent to the property. This information will include a signed disclosure statement concerning the condition of the house, need for repairs, upgrades.

                 (2) The employee may select an appraiser from a list of local real estate appraisers provided by BQFA. That appraiser and one chosen by the Company will be contacted by BQFA and directed to make a written appraisal of the property.

                 (3) If the two appraisals are within five percent of each other, BQFA will average the two to determine the fair market value. If the variance is greater than five percent, a third appraisal will be obtained. The two closest (that are within 5%) will be averaged to determine the fair market value and the remaining appraisal disregarded.

                 (4) A written offer will be presented to the employee and will be valid for 30 days (720 hours) from the date written. No counter offers or conditional offers will be accepted.

                 (5) If the employee accepts the offer, acquisition closing statements and other documents will be prepared as of the date that the employee vacates the property or closes on a new house, whichever is sooner. Once an employee has accepted the offer in writing, an advance against the equity will be provided if such an advance is required for the purchase of a new residence or to defray expenses incurred as a result of the move. Only that amount of equity needed to purchase the new residence or to defray expenses will be advanced. Payment of any remaining equity will be deferred until the property is sold to a new buyer.

                 (6) Should the employee decline or ignore the offer, reimbursements for mortgage/lease payments, closing costs, interest differentials may be granted to an existing employee, but in no case will the benefits exceed those listed here.

                 (7) In the case of acceptance, BQFA will arrange for future payments and other carrying costs to be assumed from date of closing to date of ultimate sale. As the "Sales Agreement" will state, from this date the employee has no liability other than to deliver clear title and will not participate in any profit or loss resulting from the ultimate disposition of the property.

                 (8) BQFA Relocation Services, Inc. has been authorized to approve offers to purchase a property when the sale price would result in a loss of not more than three months' carrying costs. If the loss will exceed three months' carrying costs, the account manager must approve the sale. Also, the Relocation Manager will have the authority to approve the sale of homes within certain parameters for list and sale prices established by the management committee.


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         c.      Closing costs - The Company may reimburse standard and
                 reasonable realtors' fees and closing costs that employees incur in selling their homes as part of a relocation. These include the seller's real estate commission up to 7% and other normal, required seller's closing costs on the old home.

         d. Interest Rate Differential - The Company may partially reimburse the employee for difference in interest costs to the employee if the interest rate of the employee's mortgage in the new location is higher than that on the employee's existing mortgage. These payments will be based on the lower of the two mortgages. The Company will pay a portion of the increase as follows:

                          First 12 payments    75%
                          Second 12 payments   50%
                          Third 12 payments    25%
                          Payments do not continue beyond payment 36.

                 If there is more than one mortgage on the old property, the principal balance and interest rate of each mortgage will be used to determine mortgage balance and effective interest rate to be used. If the employee takes out a second mortgage to purchase a home in the new location, the same procedure will be used to determine the effective rate of interest on the new mortgage(s). The following procedure will be used to determine the effective rate of interest.

                 The sum of the products of mortgage balance(s) X interest rate(s) divided by the sum of the mortgages will be effective interest rate. EXAMPLE:

MORTGAGE    BALANCE         INTEREST RATE
1st         $70,000    X    13.75     =       $9625
2nd           3,500    X    15.00     =         525      10,150  = 13.8095%
             ------                          ------      ------
             73,500                          10,150      73,500

Mortgage balance old home = $73,500 - Effective interest rate = 13.8095%

                 After the differential is calculated, payments will be made to the employee on the first of each month beginning with the month of the first payment on the new mortgage. Once fixed, this payment will not change for the life of the agreement regardless of any subsequent changes in mortgage rates. All such payments are taxable as ordinary income to the employee and will be reported as such.

         e. Loss of Equity - The Company may reimburse the employee for all or part of any loss of equity the employee would experience as a result of the sale of the existing home. If the loss exceeds $5,000, reimbursement requires approval by the regional manager. If the employee purchased the property prior to Systematics requiring an independent appraisal of the property at the time of purchase, the loss will be determined by subtracting the appraised value at the time of transfer from the purchase price. If an independent appraisal was obtained when the employee


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                  purchased the property, the value will be the employee's
                  purchase price or 102% of the market value as established by the independent appraisal, whichever is less.

         f. Local Move - The Company may reimburse the employee for a local move if the employee rents during the first twelve months in the new location.

5.       New Home Purchase

         a. The Company requires and will pay for an independent appraisal, full home inspection, and Radon gas test of a home purchased by an SI employee or new hire as part of a Company paid relocation. New construction houses and condominiums will be appraised based on the sales of existing property, not other new construction. The appraisal and inspections are meant to protect both the employee and the Company from market risk in subsequent transactions. Failure to complete the appraisal and inspections prior to purchase of the new home may disqualify the employee from receiving equity purchase assistance from the Company in future relocation. If the purchase price is over 102% of the appraisal, then the employee would only be eligible for equity loss reimbursement up to 102% of the appraised value in future relocations.

         b. The Company may pay -- at the discretion of the Account Manager -- certain costs associated with the purchase of a new home. These may include the following: buyer's discount points and loan origination fee up to a total of two percent of the loan amount, and up to $1,500.00 of other normal, required buyer's closing costs (excluding pre-paid items).

6.       Real Estate Referrals

         The Company has a contract with BQFA Relocation Services that allows the collection of a referral fee when our employees purchase a home through a realtor, if the realtor received the referral from BQFA. Since this referral fee is used to reduce relocation expenses, employees are encouraged to contact the Relocation Department prior to contacting a realtor.

7.       Salary Adjustments

         Salary adjustments for current employees relocating from one area to another are based on differences in the area pay indices. Area differences in the cost of living are also considered and where warranted, a temporary Area Living Differential is provided as a supplement to base salary. Guidelines for salary adjustment procedures may be found in the Wage and Salary Administration Manual.

8.       Employee Requested Transfers

         In general the Company will not pay any expenses associated with relocations that result from a specific employee request to move for personal reasons. However, if such moves do in fact meet legitimate Company objectives, they may be treated as other relocations.


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9.       New Employee Relocation Expenses

         Employees coming to Systematics from other companies may receive assistance for certain expenses including: Direct Moving Expenses, House Hunting Trips, Mortgage Payments, and Equity Purchase (less estimated closing costs) with the approval of the account manager.

10.      Relocation Expense Agreement

         A relocation expense agreement is required for both new hires and existing employees when the total relocation expense exceeds $10,000. This requirement should be included in the initial offer letter and a copy of the relocation agreement should be attached to the letter.



         a. An employee who voluntarily leaves the Company will be expected to reimburse the Company the full cost of relocation expenses in accordance with the repayment schedule on the Relocation Expense Agreement form. (A copy of the Relocation Expense Agreement form is shown at the end of this section.) Service at the new location will begin on the date that the employee is placed on the payroll at that location.

         b. Expenses to be repaid by the terminating employee include: recruiting fees, house hunting trip, cost of moving household goods, mileage allowance for moving vehicles, meals and lodging enroute from the old to the new location, temporary living expenses for the family, lump sum moving expense payments, relocation allowance, duplicate mortgage payments, cost of selling the employee's home, etc.

         c. The employee will be expected to satisfy any liability to the Company in cash on the date of termination. The Company may at its sole discretion accept a personal note from the employee for all or part of the amount of the liability in lieu of cash payment. The note shall not exceed 90 days. The final check will be withheld until such liabilities are satisfied or until arrangements acceptable to Systematics are made to pay the liability.

         d. The Relocation Expense Agreement should be filed in the employee's personnel record, and the employee and the immediate supervisor should each keep a copy.

11.      Income Tax Consideration

         If the payment of any of the expenses described above results in federal or state income tax liability for the employee, the amounts paid to the employee will be adjusted so that the after-tax net yield to the employee will satisfy the actual tax liability.

         a. A complete accounting of the relocation expenses will be furnished to the employee when the relocation is complete or at the end of the calendar year. To compensate the employee for the tax liability on the taxable portion of those expenses, the Company will pay the IRS, in the employee's behalf, an additional amount equal


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                 to 25% of the nondeductible portion of the reimbursement.
                 Additional compensation will be provided when the employee can provide evidence that the 25% income tax addition is insufficient to compensate for the added tax liability resulting from the relocation. However, no additional compensation will be provided due to loss of deductibility of an expense caused by any act of the employee.

         b. Any payments or reimbursement of expenses for employment-related relocation, including amounts paid to a third party for the benefit of the employee, must be included in the employee's gross income. These amounts must be included in the total on the employee's Form W-2 (Wage and Tax Statement). Payments for nondeductible moving expenses are subject to withholding of FICA and Income Taxes, while payments for deductible expenses are not. Both of these amounts are to be included in the "Wages, Tips, and Other Compensation" block on the Form W-2.

        c. Relocation expenses considered as income but deductible by the employee are the following:

                 Reasonable expenses of moving household goods and personal effects including the actual cost of transportation or hauling from the old to the new residence, the cost of packing and crating, in-transit storage and insurance.

                 Meals and lodging expenses incurred enroute from former to new residence and on the day of arrival at new residence. (Meals are only 80% deductible)

        d. Reimbursements considered income but deductible within limits include the following:

                 Pre-move travel, meals, and lodging expenses incurred on house-hunting trips after the employee has accepted the new job. When reimbursement for house hunting (including payments to third party) and temporary living expenses exceed $1,500 combined, the amount above $1,500 becomes nondeductible taxable income.

                 Travel - If an automobile is used in making the move, the moving expense deduction is determined by either the actual out-of-pocket expenses for gasoline, oil, repair, etc., or by a standard mileage rate of $.09 per mile.

                 Temporary living expenses in new location during any thirty consecutive days after obtaining employment. (See pre-move expenses above.)

                 Qualified expenses attributable to the sale, purchase, or lease of a residence. These are taxable only when temporary living, house-hunting expenses, and expenses for the sale, purchase, or lease of a residence exceed $3,000.


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                                                               EMPLOYEE BENEFITS

- --------------------------------------------------------------------------------


        e. Relocation expenses considered as taxable and not deductible by employee include the following:

                 Reimbursement in excess of the limits established by IRS.

                 Mortgage payments (portion that exceeds interest).

                 Trips to the former residence by the employee pending the move by his family to the new place of residence.

                 Living expenses incurred more than one day prior to the date of departure for the new residence.

        f. The following two provisions of the Internal Revenue Code limit the availability of a moving expense deduction (both must be met).

                 (1) The mileage test requires that the distance between the employee's new principal place of work and former residence must be 35 miles greater than the distance between the employee's former primary place of work and former residence.

                 (2) The 39-week limitation requires that the employee must be a full-time employee in the new location for at least 39 weeks in the 12-month period following the beginning of work in that location. The 12-month period is measured from the date the employee arrives in the new work location, regardless of when the family arrives.

                 The 39-week test is waived only if the employee's failure to meet it is due to death, disability or transfer for the benefit of the Company after obtaining full-time employment in which the employee could reasonably have expected to meet the 39 week requirement.


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- --------------------------------------------------------------------------------

                          RELOCATION EXPENSE AGREEMENT

I, __________________________________________ having accepted a job with
Systematics, Inc. (hereafter called the Company) at
______________________________________________________ agree to remain in the employment of the Company for a period of twelve months from the date that I am placed on the payroll at the above location.

If I voluntarily leave the employ of the Company within that twelve month period I further agree to repay the Company all amounts advanced to me or paid by the Company in connection with relocating from my previous place of residence to the location of my new employment with the Company. Repayment will be in accordance with the schedule below. I understand that the expenses to be repaid include, but are not limited to: recruiting fee, househunting trip, moving household goods, mileage allowance for moving vehicles, meals and lodging enroute from the old to the new location, temporary living expenses for the family while waiting for household goods, lump sum moving expenses, relocation allowance, and the cost of selling my home.

REPAYMENT SCHEDULE

      Termination With Service Forward            Percentage of Totals to be
   From Date of Employment at New Location             Repaid the Company
   ---------------------------------------             ------------------
   1.      Less than 6 months                                 100%
   2.      At least 6 but less than 9 months                   75%
   3.      At least 9 but less than 12 months                  50%
   4.      At least 12 months                                   0%

I further agree that any liability I have to the Company at the time of termination will be satisfied by a cash payment of the total liability due on the date of my termination. The Company may at its sole discretion accept a personal note from me not to exceed ninety (90) days in duration for all or any part of the amount of the liability in lieu of the cash payment. I further authorize the Company to withhold payment of my final check until such liabilities are satisfied.

I have read all the above provisions, and do agree to them in consideration of the monies paid by the Company to me for the purpose of relocation from the place of my previous residence to the place of my new employment with the Company.

Distribution

1.       Individual
2.       Immediate Supervisor
3.       Filed in Personnel Records

                                                   -----------------------------
                                                             Signature


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4-54                          COMPANY CONFIDENTIAL

                                    Exhibit M

                                Severance Policy

                                   EMPLOYEE DISCIPLINE, TERMINATION AND LAYOFFS
 -------------------------------------------------------------------------------

                                    CHAPTER 7

                  EMPLOYEE DISCIPLINE, TERMINATION AND LAYOFFS


A.       Introduction

         1.       Overview

                  Employment decisions may have individual, organizational, and legal consequences. Managers should be aware that their decisions may extend or reduce the company's liability. This chapter is devoted to some important topics of management decision making and employment - discipline, termination, and layoff.

                  The chapter describes the company's general position and provides broad guidelines for managers to use in the many situations they may encounter in day-to-day operations. It also presents some matters of process or procedures which managers should follow closely. These situations are described in the narrative as "required" actions or activities.

         2.       Position

                  The information in this chapter, and the policies and procedures stated elsewhere in this manual are not intended to form a contract between the company and its employees. Employees have the right to terminate their employment at any time, with or without cause. The company reserves its right to do the same for any reason not specifically prohibited by law.

                  The company recognizes that each termination situation can yield a unique set of circumstances. Common sense dictates that these situations be considered and decided on their individual facts and in the context of the surrounding circumstances.

                  The company's position is intended to incorporate the preceding concepts in any discipline, termination, or layoff situation it encounters.

         3.       Authority

                  The administration of discipline, termination, and layoff is a line, as opposed to a staff responsibility. In general, cost center managers or above have authority in these areas. However, other managers or supervisors may be formally or informally designated this responsibility. Particular situations, circumstances, and differences in organizational structure may call for assignment of authority above or below the cost center level. In these instances, senior managers have the responsibility for delegation or assignment.

                  The Personnel Department may assume a monitoring role in individual cases of discipline and termination and is available to act in an advisory or direct support capacity (e.g., problem situations or data center closing). The department has the direct responsibility for structuring and controlling the company's position and response to legal challenges, whether actual or anticipated.
                  Managers should contact the Personnel Department if a

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                  situation appears to have the potential for legal ability or if a notification/inquiry is received from a legally constituted authority (e.g., court, governmental administrative agency, etc.).

         4.       Intended Audience

                  This chapter is intended for use by management and supervisory employees who are charged with discipline, termination, or lay-off responsibilities. The information is not confidential information since others may have access to the manual. Readers outside the intended audience should understand that the company's guidelines, policies, and procedures are always subject to management discretion and change, and that the information in the chapter is not intended to be binding or limiting in its nature or scope.

         5.       Definitions

                  "Discipline" as used in this chapter refers to the progressive discipline process which is discussed later. (Managers may develop work rules and disciplinary actions for situations which are not covered by this process, or are intended to supplement the process.)

                  "Termination" refers to management's involuntary discharge of an employee, with or without cause, and subject only to the control of "required" actions or activities described in the chapter.

                  "Lay-off" refers to involuntary cessation of employment due to economic conditions, center closings, job elimination, or other similar situations.

                  "Voluntary resignation" occurs when an employee voluntarily resigns his or her employment and provides the required notice (two weeks).


B.       Discipline and Termination

         1.       General

                  The discipline and termination of non-management and management employees are treated separately.

         2.       Non-Management Employees

                  Employees in non-management jobs should be given the
                  opportunity of the progressive discipline process for problems related to poor work performance. The progressive discipline process is mandatory unless an act(s) of misconduct justifies terminating employment immediately.
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                                   EMPLOYEE DISCIPLINE, TERMINATION AND LAYOFFS
- --------------------------------------------------------------------------------

                  a.       Progressive Discipline

                           The progressive discipline process is required prior to any termination based solely on job performance. It is not required when a poor job performer commits an act that warrants immediate termination. But it may be used in cases of misconduct that do not warrant immediate termination.

                           The process is designed to inform employees of problems and provide them with a constructive opportunity to improve behavior at work and/or job performance behavior. The steps in the process are described below.

                           Step 1: Verbal Notification

                           The employee is given a verbal note in one of three settings - an informal counseling session, a formal performance evaluation on the employee's review date, or an interim performance evaluation scheduled for that purpose.

                           The notification should include the following elements:

                                    -       Explanation of work and/or job
                                            performance behaviors to be
                                            corrected

                                    -       Clear statement of expected
                                            improvement required

                                    -       A statement that failure to improve
                                            at the expected level will result in
                                            written notification and later
                                            termination.

                           A written record of the session must be made. This may be done on handwritten notes, a Performance Improvement Form, a letter, a file memo, or Performance Evaluation Form. The method of documentation is entirely optional, but the record must include summary notes describing each of the elements. Copies may be forwarded to the employee's personnel file.

                           Step 2: Written Notification

                           If the problem(s) continues the employee must be given a written notification. The written notification may be given to the employee in one of the same settings described for verbal notification, and may be any of the forms mentioned for verbal notification. The elements of the written notification should include the following:

                                    -       Review of the verbal notification
                                            step

                                    -       Summary explanation of the
                                            employee's failure to meet the
                                            expected level of improvement

                                    -       A statement that failure to
                                            demonstrate immediate and sustained
                                            improvement will result in
                                            termination
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                                    -    A specified time frame or improvement
                                         period may be stated depending on
                                         the circumstances.

                           The discussion with the employee in the session, regardless of the setting, should cover all of the elements. The manager or supervisor may include his or her manager, or a peer level manager or supervisor, or may conduct the sessions with the employee alone. A copy of the written notification, regardless of its form, must be given to the employee. Copies must be forwarded to the terminating manager's supervisor and to the employee's personnel file.

                           Step 3: Independent Review

                           If the written notification step does not succeed and a termination decision is reached, the decision must be given an independent review. The terminating manager's supervisor chooses the reviewer or reviews the decision personally. The review may be conducted by the terminating manager's immediate superior, a peer or higher level manager, or a designated personnel staff member. The reviewer will have the authority to reject the proposed termination decision. The reviewer will conduct an independent inquiry, discuss verbally, and state the results of the review in writing to the terminating manager. Copies must be forwarded to appropriate cost center and senior level managers and to the employee's personnel file.

                           The purpose of this step is to provide an additional perspective and overview of employee termination decisions. The form, content, and method of the review is entirely discretionary with the reviewer. That is, the review may be entirely of records, conducted by phone or on-site, consist of interviews or no interviews, etc. The reviewer may use "best judgment" as a guide in determining the review process. The only documentation required is a written statement of the final result. The guidance should accomplish the stated purpose of the review and allow the level of inquiry to fit the individual case.

                           The terminating manager's superior may either accept or reject the findings of the independent review. If the termination decision is rejected as a result of the independent review, the terminating manager's superior must decide whether to continue progressive discipline or suspend the process. If the discipline process is continued, the problems or deficiencies discovered by the independent review must be corrected. If continued progressive discipline steps result in another termination decision, another independent review must be conducted.

                           Step 4: Termination

                           If the independent review supports the termination decision, a termination meeting should be held with the employee. The meeting should be conducted in a private office. Persons attending the meeting may be the same as those discussed in the written notification step, or may be the employee and terminating manager alone. The steps in the process should be recalled to the employee, and the employee should be told that it has resulted in a termination decision. The employee may

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                           or may not be given a termination letter. The
                           employee should be informed of final pay arrangements and any termination benefits that apply.

                           Situations which may result in termination are not always clear-cut. Managers have the discretion to determine when to use the progressive discipline process and when to apply automatic termination proceedings. Sometimes problems are complex or mixed
                           - a poor job performer may also have committed an act of misconduct. When managers are uncertain about a particular situation, it is usually better to err in favor of progressive discipline than immediate termination of employment.

                  b.       Justification(s) for Immediate Termination

                           Employees may be terminated at any time, with or without notice, for extremely serious acts of misconduct. Reason(s) for immediate termination consist of severe acts or actions on the part of the employee that constitute a material breach of expected conduct concerning work, the company's client, or business reputation. Although these extreme cases should not require progressive discipline, it is expected that managers will exercise judgment and terminate employment immediately only in serious circumstances.

                           Listed below are examples of misconduct that can result in immediate termination. The list is not, and is not intended to be, either limiting or inclusive. Managers may make determinations and interpretations based on individual circumstances and events.

                           - Theft, unauthorized removal, destruction, damage, or misuse of company property

                           - Threats or acts of violence, coercion, or intimidation against others

                           - Causing financing or reputational loss to the company

                           - Disclosure or misuse of confidential or sensitive information

                           -         Unreported job absence(s)

                           - Violation of, or causing a threat to, company security or safety

                           - Introduction, possession, use of, or threat to use weapons, firearms, or explosives on company premises

                           - Introduction, possession, use, attempt of use, of or the effect of use of alcohol, drugs, or other controlled substances on company premises

                           - Engaging in activities or conduct which is competitive with company's business or business interests

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                           -         Insubordination

                           -         Refusal to work or carry out a job
                                     assignment

                           - Conspiring to pirate or pirating company information, clients, or employees

                           Managers may use these examples as benchmarks in making immediate termination decisions. However, poor job performance alone may not be considered a reason for immediate termination of non-management employees. In these cases, the progressive discipline process is a required activity. Managers may also use progressive discipline if it is felt that an act of misconduct does not warrant immediate termination.

                           Before conducting the immediate termination of an employee, the termination action should be given an independent review. This review may be conducted by the terminating manager's immediate superior, a peer or higher level manager, or a designated personnel staff member. The review is subject to the terms of "Step 3 Independent Review" of the progressive discipline process. Furthermore, the independent review should be considered a "required" activity unless the employee's act or actions at work create threatening or unsafe conditions.

         3.       Management Employees

                  Management employees may be terminated at any time and for any reason not prohibited by law. Management employees include line and staff managers above the level of a working supervisor (e.g., programming supervisor, operations supervisor). There is no requirement for progressive discipline, but an independent review is required prior to termination. The conduct of the independent review for management terminations should be the same as non-management terminations. A termination meeting should also be conducted with managers in the same manner as non-management employees.

                  The progressive discipline process may be used, but on a completely discretionary basis. As stated previously, if uncertainty exists about a particular situation, it is better to err in favor of progressive discipline than automatic termination.

                  If the process is used, it may be suspended at any time in favor of a termination decision.

         4.       Termination Approval

                  Any termination or discipline proceedings may be appealed by any employee - management or non-management. The appeal may be made during the progressive discipline process or following termination. The "open door" policy allows for termination appeals and is the process employees should follow. The use of the "open door" process is separate from the independent review, and one may not be used in lieu of the other.

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         5.       Voluntary Resignations

                  As stated earlier, employees may resign at any time, with or without cause. The company does require employees to provide two weeks prior notice of resignation to qualify for certain termination benefits such as accrued vacation pay. Such benefits should not be offered to employees who fail to provide the notice (unless the payment or benefit extension is required by state or federal law). Furthermore, employees who fail to give proper notice should not be considered eligible for rehire.

                  Managers should request a letter or written statement from the resigning employee. The letter should include the employee's reason(s) for resignation. This kind of documentation is helpful in unemployment claims or allegations of constructive discharge.

                  Resigning employees should be allowed to work through their two week (or longer) notice period unless the employee has accepted a job with a competitor, would be potentially unproductive, or for other similar reasons. In these cases, employment may be terminated at the time notice is given.

         6.       Disability Terminations

                  Employees of the company who become totally disabled and either resign or are terminated as a result of their inability to return to work require special manager attention. Such employees may retain extended medical, disability income, and deferred compensation benefits even though they are no longer employed by the company.

                  Cost center managers are responsible for notifying the Personnel Manager of persons terminating for disability reasons. The Personnel Manager is responsible for notifying managers of the types of benefits for which such employees may be eligible.


C.       Management Code of Conduct

         All Systematics employees should be aware that they represent the company at all times, both during and after work hours. Furthermore, the higher an employee's position with the company or the greater his or her visibility as a company employee, the more likely it is that the consequences of the employee's personal behavior will be considered a reflection on the company.

         Specifically, managers carry a higher risk that their personal behavior may impact the business interests of the company. Employees who have a great deal of contact with clients and prospects also carry a great risk and must be extremely sensitive to the consequences of their personal behavior.

         The company has a business interest in any employee's personal behavior when:

         - The employee's behavior has a negative effect on his/her work performance and/or other employees' or work group performance, or

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         -        The consequences of an employee's behavior have a negative effect on the company's reputation and public image.

         The company cannot specifically outline the behaviors that may compromise or jeopardize the business interests of the company - nor is the company trying to impose personal moral standards on the Systematics work group. However, the more an employee's behavior deviates from that which the larger society views as acceptable, the greater that employee's risk is should that behavior become known. This includes any illegal activity, excessive use of alcohol, excessive gambling, and inappropriate personal relationships.

         If an employee's personal behavior has had a negative impact on the company, that employee will be subject to immediate disciplinary action which may include demotion or termination.


D.       Layoffs

         Systematics experiences very few situations which result in a need to reduce its work force. There is, however, the possibility that due to technological or contract changes, a job or jobs will be eliminated. If such a situation arises, the following policy and procedures will be adhered to:

         1.       Policy

                  The Company is committed to the continuation of employment opportunities for all employees. In the event of changes in contract status such as termination or closing or other business conditions which adversely affect employment at any Company location, the Company will make all reasonable efforts to see that all employees are given an opportunity to continue employment with the Company.

         2.       Procedures

                  In the event that a change in contract status or business conditions results in the elimination or reduction of employment in a Company location or business unit, the following procedures will apply.

                  a. Employees will be advised of the change at the earliest possible date. When applicable, the timing of this notification should comply with the provisions of the federal Worker Adjustment Retraining and Notification Act (WARN) and any state law requirements.

                  b. Local management is responsible for determining which employees at the location desire to continue employment and for the relocation status of those employees. A list of those employees, the jobs they qualify for, and their relocation preferences will be provided to the Area Managers. Company-wide reports including all such available personnel will be created and distributed by the Personnel Department.

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                  c.       Those employees who do not wish to remain with SI, or
                           whose inability to relocate prohibits their remaining, will be subject to the provisions of the general layoff policy.

                  d. The Personnel Department will be responsible for coordinating efforts to secure employment for all those who desire to remain with the Company. All Company managers are expected to cooperate in this effort. Provided that the qualifications of employees who requested reassignment are at least equal to those of other applicants, managers are expected to give hiring preference to the employees seeking reassignment.

                  e. All decisions concerning job offers to these employees, including job assignment, rate of pay, and related conditions of employment, will be made by the receiving managers in a manner that is consistent with other employment decisions of the Company, and the provisions of the Wage and Salary Administration Manual for transferring employees (i.e., area salary and living differentials).

                           The responsibility for determining relocation assistance to the transferring employee will reside with the Regional Manager of the orginating location. This determination should be made in consultation with the receiving manager and should be consistent with the Company's relocation policy and guidelines. Consideration should be given to providing a level of support that will permit acceptance of the offer. All relocation costs will be charged to the originating location.


                  f. In the event that continued employment cannot be offered on terms acceptable to the employee, the employee will be terminated in accordance with the Company's layoff policy.

                           The terms of severance arrangements for such employees will be comparable to those provided for similarly situated employees at the same location. Generally, this includes one month's pay for employees with five years of service or less. One additional week of severance should be extended to employees for every whole year of service over five years up to a maximum of three months pay. For non-exempt employees, severance amounts are determined exclusive of overtime or shift differential. In addition, severance pay is intended to include any accrued but unused vacation.

                           NOTE: Some circumstances associated with the closing of or reduction of employment levels within a Company location may require that special layoff and severance pay arrangements be made in order for the Company to fulfill its contract obligations. Such arrangements are the responsibility of the Regional Manager.

                  g. Managers have an additional option when handling displaced employees. In lieu of terminating the employee, managers may make a recommendation to the Employee Benefit Committee, on a Leave of Absence Request Form, to place such employee on a personal leave of absence for a maximum of 90 calendar days.

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                           This alternative should only be recommended when a
                           manager has reasonable expectations that the employee may be recalled to work within three months of the layoff date. If the leave of absence is granted, the employee will be entitled to benefit continuation and treatment discussed under "Leaves of Absence" in Chapter 4 of this manual. Such an employee will be entitled to severance pay on the same basis as other employees who are laid off. However, severance pay is not payable until the expiration of the leave, provided the employee has not been recalled to work.

                  h.. If the employee is not placed on a leave of absence, managers should terminate the employee using the Employee Information Profile Form and completing the Termination Information Section. Employees who are terminated as a result of job elimination will receive preferential rehire consideration for one year.

                  I. If reassignment and transfer possibilities do not exist, managers should assist the displaced employees in obtaining suitable employment outside the company. This assistance should include:

                           -        preparing sample resumes

                           -        helping employees prepare individual resumes

                           -        contacting potential employers in the area

                           -        writing letters of reference

                           - paying severance pay geared to length of service

                           -        explaining benefits

                           The Personnel Department will gladly assist managers in these duties.

                  j. Managers should prepare for individual meetings with each displaced employee by reviewing the personnel records and calling the Personnel Department to ascertain profit sharing allocations, estimates of unemployment compensation, and suggestions on severance pay amounts.

                  k. A final termination letter should be given to each laid off employee. Exhibit A is the introduction to a letter that may be used in the event of termination caused by center closings. Exhibit B is for all other terminating employees. These letters are not intended to cover all situations, so additions and deletions will be made when necessary. The name and number of a contact person in the corporate Personnel Department should be given in case benefit questions arise.

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         Terminating Employee Benefits

         The intent of this policy is to summarize for managers the types of employee benefit treatment available to terminating and discharged employees.

         Detailed explanations of terminating employee benefits are discussed under each topic in Chapter 4 of this manual. Health Care and Term Life Insurance conversion options are discussed in the "Choice Comp" book.

         1.       Holidays

                  Terminating employees who have not taken the optional company holiday prior to their discharge or notice of resignation will forfeit that holiday.

         2.       Vacations

                  Full-time and part-time employees who have completed at least six months of service and have voluntarily resigned with proper notice (at least two weeks) will receive accrued vacation benefits. Employees who do not give proper notice or are discharged "for cause" will forfeit all accrued vacation. Full-time employees who are terminated for inability to perform or are laid off will be eligible for all accrued vacation.

         3.       Sick Pay

                  Full-time employees who resign or are terminated as a result of their inability to return to work due to a disability may be eligible for unused sick pay benefits, with approval of the Employee Benefit Committee. Laid off employees receive no unused sick pay benefits.

         4.       Long-Term Disability Insurance

                  Terminating employees may not convert Long-Term Disability Insurance; however, disabled terminating employees are eligible for extended coverage of Long-Term Disability with waiver of premium.

         5.       Health Care and Dental Care

                  Terminating employees are eligible for continuation of these benefits until their effective date of termination. After that date, benefits may be continued under COBRA if proper and timely application is made. Terminating employees may convert to a comprehensive major medical insurance policy by making written application within 31 days of the termination date of their COBRA coverage. There are no conversion options for the Dental Care Plan.

         6.       Group Term Life

                  Terminating employees may convert all or any part of group term life insurance they have in force at the time of termination to an individual life insurance policy, provided application is made within 31 days of termination.

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         7.       HMO's

                  Terminating employees who are HMO participants are eligible for continued coverage under COBRA.

         8.       Tuition Refund

                  Terminating employees are not eligible for reimbursement under this program if their education is completed after their termination date.

         9.       Unemployment Compensation

                  Employees who are discharged for cause or who voluntarily resign are generally not eligible for unemployment compensation benefits. Employees, other than probationary employees, are generally eligible for unemployment compensation benefits if they are terminated due to inability to perform or are laid off.

         10.      Profit Sharing Plan

                  All terminating employees who are participants in the Profit Sharing Plan will receive distribution of their vested benefit in the plan according to the plan provisions. For explanation of these plan provisions see Chapter 04 of this manual.

         11.      SI Money Maker

                  All terminating employees who are participants in the Money Maker will receive distribution of their money according to the plan provisions. Refer to the Choice Comp Handbook for an explanation of these provisions.

         12.      Severance Pay

                  Severance pay is only available to full-time, non-probationary employees who are terminated due to their job being eliminated and to employees who are released as a result of their inability to perform a job. Guidelines for severance pay are outlined under Layoff Procedures (D2f of this section.)

F.       Termination Reporting and Final Pay

         1.       Termination Reporting

                  Managers should use the Employee Information Profile Form (EM-102-0689) to report to the Personnel Department employee termination information. Managers should answer all questions in the "Termination Information Section" of this form. The "Comment Section" of this form is used to give specific details or comments relating to the termination. Managers are encouraged to attach additional documentation which may be relevant to a specific employee termination situation.

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                           Managers are requested to forward employee
                           termination information immediately to the Personnel Department so that the Personnel Department can initiate immediate action regarding the employee's benefits, provide assistance in reviewing final pay, and be prepared to answer unemployment compensation claims.

                           The employee's immediate supervisor is responsible for obtaining company property in the employee's possession (which is noted on the Employee Information Profile Form) prior to releasing the employee's final pay check.

                           Managers should refer to Chapter 5 of this manual for a discussion of handling terminating employee records and the types of termination reports available to them.

         2.       Final Pay

                  Except in the most unusual circumstances, as employee who voluntarily terminates from the company will receive his or her final pay check on the next regular payday following termination. In such cases, managers should use the normal transmittal form to compensate the employee for both regular pay due and the employee's accrued vacation pay (if any).

                  Employees who are discharged should receive their final paycheck on the date they are terminated. The cost center manager should send the Accounting Department a check request with a detailed explanation of the amount owed the employee. The Payroll Accountant or his designated representative will make arrangements to send the required check to the cost center manager.


G.       Former Employee References

         Recent court rulings have established that managers of companies are liable for giving vague, subjective, misleading, and factually incorrect job references on former employees. Managers are cautioned that other employers requesting job references must furnish the employee with a copy of the reference if the employee requests it.

         Except in the most unusual situations, written letters of reference will not be provided to terminating employees. Further, in providing oral or written references to other employers, managers must be factual and objective.

         In some states employers are required to furnish terminating employees certain work history information, at the employee's request. Such employee requests should be forwarded to the Personnel Manager for appropriate action.

         All references on former employees who were or are involved in litigation or charges against the company must be referred to the Personnel Manager.

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H.       Exit Interview

         Earlier in this chapter under the topic "Resignations," a discussion of terminating employee counseling was presented. Local managers are encouraged to meet with terminating employees to ascertain if problems leading to the employee's termination can be remedied through local policy and practice changes.

         Since employee resignations often result from a dissatisfaction with corporate policies and practices, each terminating employee of the company is sent a written Exit Interview Questionnaire by the chairman of the board of Systematics. These questionnaires are sent approximately one month following the termination of employment so that the respondent's answers will be more objective. The chairman circulates copies of employee responses to the appropriate managers. Managers are encouraged to discuss important negative and positive responses with appropriate subordinates.

         A copy of the Exit Interview Questionnaire is provided as Exhibit D.

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                                    EXHIBIT A
      Sample letter to be used for terminations caused by center closings.

NOTE TO MANAGERS: In a few cases, this letter may need to be modified to conform to the Worker Adjustment and Retraining Notification Act (WARN). Check the laws for your state as outlined in the Management Guide, and if you have questions, call the Personnel Department.

Dear Employee:

As you know the (Name of the Center) is in the process of closing. Given the preliminary planning, it is not yet possible to pinpoint the closing date. However, Systematics will give you at least (time) notice as to what that date will be.

Assuming that the closing occurs before (DATE), the severance period will be for (LENGTH OF TIME IN WEEKLY INCREMENTS) and will begin on the day following the closing. To be eligible for severance pay you must be employed by SI at this location through the closing date (or date specified by manager) and be terminating your employment with SI.

It is important to understand that your "effective date of termination" is the date your benefits will cease. For example, assume that the closing date is September 15, 1991. If you choose to take your twelve weeks severance pay in continuous payments, you will be eligible for benefits to December 7, 1991. In this case, your effective date of termination will be December 7, 1991. If, however, you choose to take twelve weeks severance pay as a lump payment, you will not be eligible for any extended benefits and your effective date of termination will be September 15, 1991.

Unless notified otherwise, we will process your pay normally through the end of the severance period, and you will continue to receive pay with existing deductions via check or direct deposit. Any direct deposit cancellations must be coordinated through the direct deposit administrator in the Personnel Department prior to closing your accounts.

Approximately two weeks after your "effective date of termination", you will receive from the Personnel Department information regarding all severance benefits and the necessary papers for continuing those benefits if you wish to do so.

In the meantime, an outline of benefits which will be in effect upon your termination is attached. In the event of any conflict between the provisions outlined here and those of the plan document and/or master insurance contract, the provisions of the plan document or contract will govern. Please read the information carefully, and if you have questions, contact me or the Personnel Department at Corporate.

Should your address change before the end of the year, be sure to notify Systematics in writing at:

                                Systematics, Inc.
                                Personnel Records
                             4001 Rodney Parham Road
                           Little Rock, Arkansas 72212

I appreciate your dedication and wish you the best in your future endeavors.

Sincerely,
Manager

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                                    EXHIBIT B
  Sample letter to be used for termination not associated with center closing.

Dear Employee:

As requested, we are providing an outline of the severance benefits which will be in effect upon your layoff.

It is important to understand that the "effective date of termination" is the date your benefits will cease. For example, assume that your lay off date (i.e., last date worked) is September 15, 1991. If you choose to take your twelve weeks severance pay in continuous payments you will be eligible for benefits to December 7, 1991. In this case, your effective date of termination will be December 7, 1991. If, however, you choose to take twelve weeks severance as a lump sum, you will not be eligible for any extended benefits and your effective date of termination in this example will be September 15, 1991.

Unless notified otherwise, we will process your pay normally through the end of the severance period, and you will continue to receive pay with existing deductions via check or direct deposit. Any direct deposit cancellations must be coordinated through the direct deposit administrator in the Personnel Department prior to closing your accounts if you are receiving continuous pay.

Approximately two weeks after your effective date of termination, you will receive from the Personnel Department information regarding all severance benefits and the necessary papers for continuing those benefits if you wish to do so.

In the meantime, an outline of severance benefits which will be in effect upon your termination is attached. In the event of any conflict between the provisions outlined here and those of the plan document and/or master insurance contract, the provisions of the plan document or contract will govern. Please read the information carefully, and if you have questions, contact me or the Personnel Department at Corporate.

Should your address change before the end of the year, be sure to notify Systematics in writing at:

                                Systematics, Inc.
                                Personnel Records
                             4001 Rodney Parham Road
                           Little Rock, Arkansas 72212

I appreciate your dedication and wish you the best in your future endeavors.

Sincerely,


Manager


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                                    EXHIBIT C
                         OUTLINE OF TERMINATION BENEFITS

HEALTH CARE/DENTAL COVERAGE

Your current health care and dental benefits will continue to your effective date of termination. As of your effective date of termination, your health care and/or dental benefits will be automatically stopped. (You may file claims for health or dental for 90 days past your effective date of termination for services provided prior to that date.) If you wish to continue your present health and/or dental coverage, you may apply for continuation coverage under COBRA. SI will automatically mail the necessary information and applications related to this coverage approximately two weeks following your effective date of termination. To exercise this option, you must reply within 60 days of receipt of the application. If you reply within this time period, there will be no break in your current health care and dental coverage.

CONTINUATION COVERAGE UNDER COBRA

Under COBRA continuation of benefits, you may choose to extend your health care and/or dental coverage and receive the same benefits that you are now getting in the SI Health Care Plan, (NAME OF HMO) and SI Dental Care Plan. To do so, you must pay the full monthly premium (the cost you normally pay plus the amount the company contributes as its portion of your premium) plus a 2% administrative fee. The monthly cost for SI Health coverage is: Family - $____, Single - $____. The cost for (NAME OF HMO) coverage is: Family - $____, Single plus 1-$____, Single - $____. The cost for SI Dental coverage is: Family - $____,
Single - $____. All of these premium costs are current and are subject to change annually in January.

You may continue coverage under COBRA for a period of 18 months after your effective date of termination or until you become eligible for other group coverage when you obtain employment with another company.

TERM LIFE, ADDITIONAL LIFE, and LONG TERM DISABILITY INSURANCE

Your term life, additional life, and long-term disability insurance coverage will end as of your effective date of termination. However, you may, within 31 days of your effective date of termination, convert any or all of these policies to individual policies. The carrier is Mutual Benefit Life. Information for converting your policies will be mailed to you.

SI MONEY MAKER

Deductions for your SI Money Maker account may continue through your effective date of termination. If the value of your Money Maker account is $3,500 or greater after your effective date of termination, you may elect to keep your account with SI and continue to receive earnings. You may not make further contributions to this account after your effective date of termination. You may also elect to take a distribution of the monies in your account at this time. If the value of your Money Maker account is less than $3,500, the plan requires that you take a distribution at this time. Distribution request forms will be mailed to you automatically, approximately two weeks after your effective date of termination. After your request for distribution is received in Personnel, you can expect to receive your check in 60-90 days.

- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                          7-19

MANAGEMENT GUIDE

- --------------------------------------------------------------------------------

Exhibit C
(continued)

PROFIT SHARING

As with the Money Maker account, you may elect to maintain your profit sharing account with SI if the value of your account is $3,500 or greater. No further contributions will be made to your account by the company after your effective date of termination; however, you may still receive earnings on your account balance. If your account is less than $3,500, you will be required to take a distribution at this time. The value of your profit sharing account is determined annually as of December 31 and will be based on the last plan year-end prior to your effective date of termination. For example, if your effective date of termination is December 15, 1991, the value of your profit sharing account will be the same as the value on December 31, 1990.

Your vested amount is calculated based on your anniversary date. The vested amount, therefore, may change prior to your effective date of termination.

Distribution request forms will be mailed to you approximately two weeks after your effective date of termination. Personnel prepares distribution checks for profit sharing monthly. After your request for distribution is received in Personnel, you can expect to receive your check in 30-60 days.

STOCK PURCHASE PLAN

If you are currently enrolled in the stock purchase plan, your deductions may continue to your effective date of termination. As of your effective date of termination, SI will automatically send notice to the Trustee of this plan to close your account, issue to you any certificates for purchased shares being held in trust, and issue a check for any fractional shares in your account. It will take approximately two months from your effective date of termination before you will receive your stock certificates and check. No forms are required for this process. As a second option, you may cancel stock prior to your effective date of termination by completing a Choice Comp Enrollment 2 form and checking "Cancellation". Certificates are issued approximately two months following cancellation. Any future address changes should be reported to your transfer agent as long as you own SI stock. Include your SS# for identification purposes and write to:

                              Ameritrust Co., N.A.
                           Corporate Trust Department
                                  P.O. Box 6477
                           Cleveland, Ohio 44101-1477

- --------------------------------------------------------------------------------

7-20                          COMPANY CONFIDENTIAL

                                    EMPLOYEE DISCIPLINE, TERMINATION AND LAYOFFS
- --------------------------------------------------------------------------------

Exhibit C
(continued)

MRP/DCP

Deductions for MRP and DCP must continue to your effective date of termination. If this results in a positive balance in your account(s), you have 90 days to file claims against your account(s) for services incurred up to your effective date of termination. Any claims submitted after this time will be disallowed, and you will forfeit any remaining balance in your account.

UNEMPLOYMENT COMPENSATION

You will be eligible to file for unemployment compensation as of your effective date of termination.

- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                          7-21

MANAGEMENT GUIDE
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------

7-22                          COMPANY CONFIDENTIAL

                                    EMPLOYEE DISCIPLINE, TERMINATION AND LAYOFFS
- --------------------------------------------------------------------------------

                                    EXHIBIT D
                                 Exit Interview

Dear Former Employee:

Although you are no longer an employee of Systematics, we are very interested in your opinions and suggestions on how to make our company a better place to work. You need not sign this questionnaire, but please return the form to me in the enclosed envelope.


  1.  Work Location_________________   2.   Department__________________________

  3.  Manager_______________________   4.   How long did you work?______________

  5.  Why did you leave our Company?____________________________________________

      __________________________________________________________________________


(Please circle the appropriate answer below. To comment on any item, list the question number and your comments on the back of this form.)

 6.  Did you receive adequate job instruction and training?       yes        no         don't know
 7   Was there too much "pressure" in your job?                   yes        no         don't know
 8.  Did you think your job was important?                        yes        no         don't know
 9.  Did you feel like your work was appreciated?                 yes        no         don't know
10.   Were your working conditions adequate (i.e., hours of
      work, tools, work atmosphere, etc.)?                        yes        no         don't know
11.   Did you understand the Company's rules and policies?        yes        no         don't know
12.   Were the Company's rules and policies fair?                 yes        no         don't know
13.   Do you feel the Company has a good benefit program?         yes        no         don't know
14.   Was the benefit program adequately explained to you?        yes        no         don't know
15.   Was your rate of pay adequate?                              yes        no         don't know
16.   Were salary and performance evaluations fair?               yes        no         don't know
17.   Did you get along well with your co-workers?                yes        no         don't know
18.   Did you get along well with your supervisor?                yes        no         don't know
19.   Were your complaints adequately handled by your
      supervisor?                                                 yes        no         don't know
20.   Did you feel that you had a good chance for
      advancement?                                                yes        no         don't know
21.   Was overall treatment both fair and impartial?              yes        no         don't know
22.   Do you have suggestions how we can improve our              yes        no         don't know
      products or services to our customers?                      yes        no         don't know

If you could tell me exactly how you feel about the Company and how to improve it, what would you tell me? (Please use the back of this form for your answer.)

Thank you for your cooperation.


                                                                  Sincerely,

                                                                  Manager

- --------------------------------------------------------------------------------

                              COMPANY CONFIDENTIAL                          7-23

MANAGEMENT GUIDE
- --------------------------------------------------------------------------------


- --------------------------------------------------------------------------------

7-24                          COMPANY CONFIDENTIAL

                               FIRST AMENDMENT TO

                            DATA PROCESSING AGREEMENT


         This First Amendment ("First Amendment") is effective as of the 1st day of April, 1992 ("Effective Date") and amends and supplements that certain Data Processing Agreement effective as of the 1st day of January, 1992, (such Agreement referred to herein as the "Agreement") by and between SYSTEMATICS FINANCIAL SERVICES, INC. ("SYSTEMATICS") and UNITED SAVINGS ASSOCIATION OF TEXAS ("CLIENT").


                              W I T N E S S E T H:

         WHEREAS, CLIENT desires SYSTEMATICS to provide an additional third party software system; and

         WHEREAS, SYSTEMATICS is willing to provide such software pursuant to the terms and conditions hereof.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein the parties hereto agree as follows:

         1. Beginning on the Effective Date of this First Amendment and continuing until the earlier of the cessation, for any reason, of the provision of SYSTEMATICS of data processing services under the Agreement or the termination, for any reason, of SYSTEMATICS right to provide such software, SYSTEMATICS shall provide such software, SYSTEMATICS shall provide for use in CLIENT'S data center ATCHLEY SYSTEMS, INC.
(COMPLY/CTR) software.

         2. In addition to all other fees and charges payable under the Agreement, CLIENT shall pay to SYSTEMATICS a monthly maintenance fee of $600 for providing and maintaining the software. In addition a monthly $150 usage fee will be due for utilizing the ATCHLEY SYSTEMS, INC. (COMPLY/CTR) at the Data Center. Such monthly fees shall be due and payable beginning in the month after installation of the Software. All fees payable pursuant to this Section shall be adjusted in accordance with Section 7, Exhibit C to the Agreement.

         3. In addition to all other fees and charges payable under the Agreement, CLIENT shall pay a one time installation fee of $13,000 payable $6,500 in April 1992 and $6,5000 in May 1992. Installation fees include all charges for installation, training and out of pocket expenses related to the installation.

         4. If CLIENT desires to terminate the agreement but desires to retain rights to use the ATCHLEY SYSTEMS, INC. (COMPLY/CTR), CLIENT shall pay ATCHLEY SYSTEMS, INC. the equivalent of the then current ATCHLEY SYSTEMS, INC. (COMPLY/CTR) license fee less $100 per month for every month that the CLIENT has utilized and paid for the Software under this First Amendment.

         5. Under this First Amendment CLIENT obtains only a non-exclusive right to the benefits of the Software and does not obtain a license nor any other rights. ATCHLEY SYSTEMS, INC. retains all ownership rights to the software.

         6. All other terms and conditions of the Agreement not amended herein remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the Effective Date.

SYSTEMATICS FINANCIAL                  UNITED STATES ASSOCIATION
SERVICES, INC.                         OF TEXAS FSB


By:  /s/  Larry L. Snaufer            By:  /s/  Leslie W. Green
   --------------------------             ---------------------------

Name:  Larry L. Snaufer               Name:  Leslie W. Green
     ------------------------               -------------------------

Title:   Account Manager              Title:    SVP
      -----------------------                ------------------------

Date:   10-28-92                      Date:     10-28-92
     ------------------------               -------------------------

ATTESTED:

By:  /s/  John L. Moss                 By:   /s/  Dorenda Edwards
   --------------------------             ---------------------------

Name:  John L. Moss                    Name:     Dorenda Edwards
     ------------------------               -------------------------

Title: Asst. Account Manager           Title:  Admin. Assist.
      -----------------------                ------------------------

Date:     10-28-92                     Date:    10-28-92
      ------------------------               -------------------------

                               SECOND AMENDMENT TO
                            DATA PROCESSING AGREEMENT

         The Second Amendment ("Second Amendment") is effective as of the 1st day of September, 1992 ("Amendment Effective Date") and amends and supplements that certain Data Processing Agreement ("Agreement") dated as of the first day of January, 1992 by and between SYSTEMATICS FINANCIAL SERVICES, INC. ("SI") and UNITED SAVINGS ASSOCIATION OF TEXAS FSB ("CLIENT").

                              W I T N E S S E T H:

         WHEREAS, CLIENT and SI desire to extend the term of the Agreement and make other changes to the Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. Section 2, TERM, of the Agreement shall be amended in its entirety as follows:

         "2.      TERM.

                  The term of this Agreement begins on the Effective Date and ends August 31, 1996 (the "Expiration Date"). At least nine
                  (9) months prior to the Expiration Date, SI will submit to CLIENT a written proposal for renewal of this Agreement. CLIENT will either: (a) accept such proposal or (b) notify SI at least one hundred (180) days prior to the Expiration Date of its intention to terminate on the Expiration Date."

2. Section 3.2, TERMINALS/COMMUNICATIONS COST, of the Agreement shall be amended in its entirety as follows:

         "3.2 TERMINALS/COMMUNICATIONS COST. CLIENT will pay all costs of installing and utilizing communication or telephone lines, data sets, modems, ATMs, terminals and terminal control units, as required for CLIENT's on-line operations, testing and training and CLIENT agrees to pay all such ongoing telecommunications costs to connect the Data Center with the Technology Center (Section 4.1). Such cost shall include but not be limited to, the related installation and maintenance costs. CLIENT will provide the terminals and personal computers used by SI's personnel. CLIENT will provide all personal computers used by its personnel."

3. Section 4.1, DATA PROCESSING PREMISES, of the Agreement shall be amended in its entirety as follows:

         "4.1 DATA PROCESSING PREMISES. CLIENT agrees to provide SI with adequate premises, in good repair to perform its responsibilities under this Agreement (hereinafter the "Data Center" located at The Phoenix Tower, 3200 Southwest Freeway, Houston, Texas 77027). Without limiting the generality of the foregoing, CLIENT agrees to supply water, sewer, heat, lights, telephone lines and equipment, air conditioning, electricity (including, if desired by CLIENT, an uninterruptable power system, battery backup and backup generator capacity), office equipment and furniture all pursuant to the terms and conditions of Exhibit G to the Management and Consulting Agreement of even date herewith between the parties. SI is not responsible for any injury or damage to property or persons which occurs in or around the data center unless it is caused by the negligent or willful misconduct of SI. CLIENT will provide telephone instruments and telephone service for SI to communicate with the employees of CLIENT, CLIENT's service bureau customers, if any, and as required by SI to operate the Data Center.

                  SI will provide remote computing services from its Little Rock data center (hereinafter the "Technology Center" located at 4001 Rodney Parham Road, Little Rock, Arkansas, 72212-2496). Such Technology Center will include data processing equipment owned by SI and will be used by SI to provide data processing services to CLIENT."

4. Section 5.4, THIRD PARTY SOFTWARE, of the Agreement shall be amended in its entirety as follows:

         "5.4 THIRD PARTY SOFTWARE. In accordance with Exhibit F, SI will use all computer programs acquired by CLIENT from third parties or developed by CLIENT without the assistance of SI exclusively to process CLIENT's data. Additional use of such programs by SI shall require prior written approval of CLIENT. SI reserves the right to review and/or test such programs, in advance of processing, to assure compatibility with SI's equipment and consistency with SI's processing techniques. Except as set forth in Section 6.1, the Resident Programming Staff will provide support and maintenance services with respect to such programs. CLIENT may purchase maintenance contracts for such programs in its discretion. CLIENT will indemnify SI and hold SI harmless from any loss, claim, damage or expense, including reasonable attorneys' fees, resulting from any action brought or claim made by any third party claiming that SI or CLIENT does not have the right to use such software as contemplated by this Agreement. The foregoing indemnity shall not apply to claims that SI has failed to maintain the confidentiality of such software or that SI has violated any copyright, patent, or other protected property right of the owner of such software except by SI using such software exclusively for CLIENT in accordance with the terms of this Agreement. In addition, CLIENT is responsible for the payment of all charges from third party software vendors that may arise due to the relocation of CLIENT's processing from the Data Center to the Technology Center, including but not limited to, re-licensing fees, additional license and/or maintenance fees related to or caused by a change in site, equipment or software."

5. Section 6.2, SPECIAL COMPUTER USE, of the Agreement shall be amended in its entirety as follows:

         "6.2 SPECIAL COMPUTER USE. CLIENT may use any SI computer time which is available in the Data Center or which has been specifically partitioned to CLIENT in the Technology Center, without additional charge, for the exclusive purpose of the performance of non-repetitive services requested by CLIENT or for use with regard to audit functions, provided that CLIENT's requests for SI to provide such non-repetitive services do not interfere with SI's responsibilities under this Agreement. In conjunction with such non-repetitive computer usage, SI will provide a computer operator and CLIENT will pay SI for related overtime, if any, incurred by such computer operator."

6. The first sentence of Section 8.4, EARLY TERMINATION, of the Agreement shall be amended in its entirety as follows:

         "8.4 EARLY TERMINATION. If CLIENT elects to terminate this Agreement prior to the Expiration Date, then the following provisions will apply."

7. Section 8.4(b), Convenience, of the Agreement shall be amended in its entirety as follows:

                  "(b) Convenience. CLIENT shall have a one-time right to terminate the Agreement for convenience and without cause upon satisfaction of the following conditions:"

8. Section 8.4(b)(i) of the Agreement shall be amended in its entirety as follows:

                           "(i) CLIENT shall have given SI a written notice no later than August 31, 1994 designating a Termination Date of August 31, 1995 (the "Termination Date")."

9. Section 8.4(b)(ii) of the Agreement shall be amended in its entirety as follows:

                           "(ii) CLIENT shall have paid SI a termination fee which shall accompany the preceding notice equal to 20% of the sum of the monthly payments from September 1, 1995 reflected in Section 1 of Exhibit C for the remaining term of the Agreement."

10. Section 8.4 (b)(iii) of the Agreement shall be deleted in its entirety.

11. Section 10.2, BACKUP, STORAGE, FILES AND PROGRAMS, of the Agreement shall be amended in its entirety as follows:

         "10.2 STORAGE. CLIENT agrees to provide off-site storage for backup data files and programs. CLIENT agrees to pick up the backup data files and programs from the data center, deliver them to its off-site storage location, store them, and return them to the data center pursuant to mutually agreed upon procedures and schedules. If requested by CLIENT, SI shall provide CLIENT with a quarterly listing of the names of data files and programs for verification of the items in storage. CLIENT is solely responsible for the physical security of such files and programs while not in SI's possession.

                  SI agrees to provide off-site storage for backup data files and programs maintained at the Technology Center. SI agrees to pick up the backup data files and programs from the Technology Center, deliver them to the off-site storage location, store them, and return them to the Technology Center pursuant to mutually agreed upon procedures and schedules. If requested by CLIENT, SI shall provide CLIENT with a quarterly listing of the names of data files and programs for verification of the items in storage."

12. Section 16, MERGERS AND ACQUISITIONS, of the Agreement shall be amended in its entirety as follows:

         "16.     MERGERS AND ACQUISITIONS.

                  Upon written request by CLIENT, SI will process additional data resulting from any merger or acquisition involving either CLIENT or any of its service bureau customers; subject to CLIENT's payment of additional volume fees reflected in
                  Section 3 of Exhibit C and/or Section 13 of Exhibit H, and subject to agreement on the fees, if any, applicable to related conversion and testing services. CLIENT will notify SI of any such proposed merger or acquisition as soon as reasonably practicable. In addition, at CLIENT's request, and in lieu of the additional volume fees reflected in Exhibit C and/or Exhibit H, SI will enter into good faith negotiations with CLIENT with respect to alternative additional volume processing charges related to any acquisition.

                  In the event CLIENT has a business opportunity and desires to process its work in its newly acquired data processing center, instead of utilizing the SI Technology Center, SI will, subject to mutual agreement with respect to fees and training, transfer processing to the acquired data processing center, providing the then remaining contractual obligations and related fees payable to SI will not decrease."

13. Exhibit A, SYSTEMS INSTALLATION SCHEDULE, of the Agreement shall be amended in its entirety as follows:

         "In addition to the systems currently installed for CLIENT, SI and CLIENT will develop annually a SYSTEMS PLAN mutually agreed to that will outline major projects and systems to be installed during the next fiscal year.

         All of the projects will be accomplished using the Resident Programming Staff. If CLIENT requests changes in priorities, completion dates also may be affected. CLIENT is responsible for normal user department activities, including understanding all input, output, system features, accounting and balancing controls, and personalization and subsequent maintenance of basic user manuals provided by SI.

         CLIENT will provide all teller terminal and platform automation hardware and non-SI software."

14. Section 1, FEE SCHEDULE, of Exhibit C to the Agreement shall be amended in its entirety as follows:

         "1.      FEE SCHEDULE.

                  CLIENT will pay SI a fee payable in monthly installments as set forth in the following schedule:

                                                              AMOUNT OF MONTHLY PAYMENT
                                                                       *Compute
         Applicable Period                             Base             Utility        Total
         -----------------                             ----             -------        -----
         Jan, 1992 through May, 1992                  $207,791          $     0       $207,791
         Jun, 1992 through Oct, 1992                  $161,889          $     0       $161,889
         Nov, 1992 through May, 1993                   161,889           17,000        178,889
         Jun, 1993 through Sep, 1993                   166,947           17,000        183,947
         Oct, 1993 through Sep, 1994                   148,135           17,000        165,135
         Oct, 1994 through Sep, 1995                   144,910           17,000        161,910
         Oct, 1995 through Aug, 1996                   141,900           17,000        158,900

*It is contemplated that the conversion to the Technology Center will be completed not later than January 31, 1993, however, the compute utility portion of the total fee above will not go into effect until the conversion to the Technology Center has been substantially completed. CLIENT agrees to pay a $45,000 Compute Utility conversion fee payable in three equal $15,000 installments to be billed between October 1992 and March 1993."

15. Section 2.6, PREPARATION OF DATA CENTER, of Exhibit C to the Agreement shall be amended in its entirety as follows:

         "2.6     PREPARATION OF DATA CENTER.

                  On or before February 1, 1992, CLIENT will, at its expense, alter the Data Center (or provide an alternate data center) so that SI may install water cooled computer equipment. If CLIENT does not provide such alteration (or alternate location by February 1, 1992, then for each month or portion thereof that the same is not available (a) CLIENT will pay SI, in addition to the fees set out in Exhibit C, Section 1, above, a fee of $10,496 per month until the conversion to the Technology Center has been substantially completed and (b) the performance standards reflected in Exhibit I shall not apply until the conversion to the Technology Center has been substantially completed."

16. Section 3.2, APPLICATIONS PROCESSED AND CORE ACCOUNTS, of Exhibit C to the Agreement shall be amended to delete THESIS from the "Other Applications" that SI is obligated to process.

17. Section 3.3, BASE VOLUMES AND ADDITIONAL VOLUME CHARGES, of Exhibit C to the Agreement shall be amended in its entirety as follows:

         "3.3     BASE VOLUMES AND ADDITIONAL VOLUME CHARGES.

                  The current volume of Core Accounts is approximately 589,000 accounts. To provide growth in account volumes without additional volume charges, 800,000 is hereby designated as the "Base Volume of Core Accounts". Actual volumes of Core Accounts will be measured on the last day of each month. If actual volume is less than Base Volume, no additional volume fee will apply; no shortfall shall be cumulative; nor shall any credit apply to any other SI fee under this Agreement. If the sum of Core Accounts for CLIENT and its service bureau customers, if any, exceeds the Base Volume of Core Accounts, CLIENT will pay SI a monthly amount based on the following table:

                                                  MONTHLY ADDITIONAL
                  CORE ACCOUNT VOLUME             VOLUME FEE PER CORE ACCOUNT
                  -------------------             ---------------------------
                  Up to 800,000                   No Additional Fee
                  800,001 - 1,040,000             $0.15
                  1,040,001 - 1,300,000           $0.14
                  1,300,001 and above           $0.13

                  In anticipation of growth in Client Core Accounts volumes, SI and CLIENT agree to upgrade the operating system from VM/VSE to MVS no later than eighteen months after conversion to the Technology Center has been completed. SI and CLIENT further agree that the upgrade will be provided to CLIENT at no additional charge for the conversion or ongoing operation except that CLIENT will be responsible for any third party software upgrade costs as outlined in Section 5.4 of this Amendment. At the time SI converts CLIENT to an MVS environment, CLIENT agrees to convert to the Technology Center's security system, so long as such security system provides security that meets or exceeds financial institution industry standards. There will be no additional charge for CLIENT to utilize the Technology Center's security system."

18. Section 3.5, CAPACITY AND UTILIZATION REPORTING, of Exhibit C to the Agreement shall be amended in its entirety as follows:

         "3.5     CAPACITY AND UTILIZATION REPORTING.

                  SI will monitor daily the capacity and utilization of its equipment installed at the Data Center and the Technology Center and will provide to CLIENT on a monthly basis and at other times reasonably requested by CLIENT a written report of the historical utilization of available equipment capacity. Such capacity reports will reflect CPU utilization, direct access storage device utilization, and magnetic tape utilization.

19. Section 5, THESIS PROCESSING, of Exhibit C shall be deleted in its entirety effective September 30, 1992.

20. Section 7, PRICE ADJUSTMENT, of Exhibit C to the Agreement shall be amended in its entirety as follows:

         "7.      PRICE ADJUSTMENT.

                  The fees and charges reflected in this Agreement will be increased by one and one-half percent (1.5%) effective January 1, 1993 and three percent (3%) annually in each January thereafter."

21. Section 8(a) of the Agreement shall be amended in its entirety as follows:

                  "(a) SI will provide and maintain for CLIENT the Syntellect
                       Voice Response System along with upgrades thereto scheduled for completion on or before August 31, 1992. Beginning in the month of the installation of such Voice Response System is complete CLIENT will pay SI, in addition to the fees in Exhibit C.1, the amount of $2,130 per month."

22. Section 8(d) of the Agreement shall be amended in its entirety as follows:

                  "d. Upon the expiration or termination of the Agreement, CLIENT will purchase from SI the Syntellect Voice Response Systems from SI the Syntellect Voice Response Systems described in paragraph (a). The purchase price shall be the combined equipment purchase amount shown below as determined by the number of months that the Syntellect Voice Response System has been installed (month 21 = January, 1992) in accordance with the following schedule:

                     SYNTELLECT EQUIPMENT PURCHASE SCHEDULE

               EXISTING EQUIPMENT                      ENHANCEMENT EQUIPMENT
          (FOR MORTGAGE CO. SUPPORT)                   (FOR DEPOSITS SUPPORT)

                  NUMBER MONTHS     EQUIPMENT   NUMBER MONTHS  EQUIPMENT    COMBINED
                     AFTER          PURCHASE       AFTER       PURCHASE     EQUIPMENT
MONTH/YEAR        INSTALLATION       AMOUNT     INSTALLATION    AMOUNT   PURCHASE AMOUNT
- ----------        ------------       ------     ------------    ------   ---------------
January 1992            21          31,825.36         1       16,741.46     48,566.82
February 1992           22          31,131.40         2       16,376.41     47,507.81
March 1992              23          30,431.65         3       16,008.31     46,439.96
April 1992              24          29,726.07         4       15,637.15     45,363.22
May 1992                25          29,014.61         5       15,262.89     44,277.50
June 1992               26          28,297.22         6       14,885.51     43,182.73
July 1992               27          27,573.85         7       14,504.99     42,078.84
August 1992             28          26,844.46         8       14,121.30     40,965.76
September 1992          29          26,108.99         9       26,227.59     52,336.58
October 1992            30          25,367.38         10      25,483.10     50,850.48
November 1992           31          24,619.60         11      24,732.41     49,352.01
December 1992           32          23,865.59         12      23,975.46     47,841.05
January 1993            33          23,105.29         13      23,212.20     46,317.49
February 1993           34          22,338.66         14      22,442.59     44,781.25
March 1993              35          21,565.64         15      21,666.56     43,232.20
April 1993              36          20,786.18         16      20,884.06     41,670.24
May 1993                37          20,000.22         17      20,095.05     40,095.27
June 1993               38          19,207.71         18      19,299.45     38,507.16
July 1993               39          18,408.60         19      18,497.24     36,905.84
August 1993             40          17,602.83         20      17,688.33     35,291.16
September 1993          41          16,790.34         21      16,872.68     33,663.02
October 1993            42          15,971.08         22      16,050.23     32,021.31
November 1993           43          15,145.00         23      15,220.94     30,365.94
December 1993           44          14,312.03         24      14,384.72     28,696.75
January 1994            45          13,472.12         25      13,541.55     27,013.67
February 1994           46          12,625.21         26      12,691.35     25,316.56
March 1994              47          11,771.25         27      11,834.05     23,605.30
April 1994              48          10,910.16         28      10,969.62     21,879.78
May 1994                49          10,041.90         29      10,097.98     20,139.88
June 1994               50           9,166.41         30       9,219.08     18,385.49
July 1994               51           8,283.62         31       8,332.86     16,616.48
August 1994             52           7,393.47         32       7,439.24     14,832.71
September 1994          53           6,495.91         33       6,538.19     13,034.10
October 1994            54           5,590.86         34       5,629.62     11,220.48
November 1994           55           4,678.28         35       4,713.49      9,391.77
December 1994           56           3,758.09         36       3,789.71      7,547.80
January 1995            57           2,830.23         37       2,858.24      5,688.47
February 1995           58           1,894.64         38       1,919.01      3,813.65
March 1995              59             951.25         39         971.95      1,923.20
April 1995              60               0.00         40           0.00          0.00"

23. The first paragraph of Section 9, EQUIPMENT, of Exhibit C to the Agreement shall be amended in its entirety as follows:

                  "CLIENT acknowledges that the prices reflected in Exhibit C assume that existing data processing equipment and third-party software installed in the Data Center will not require replacement during the term hereof."

24. The "Software" schedule of the SOFTWARE AND EQUIPMENT SCHEDULE set out in
Section 6, MAINTENANCE, of Exhibit F shall be replaced with the following:

"Software

         Name and Description         Name of Software          Termination
            of Software                   Owner                    Date
         --------------------         ----------------          -----------
         McCormack & Dodge            General Ledger              8/31/96
                                      Accounts Payable            8/31/96
                                      Fixed Assets                8/31/96

         Easytrieve Plus              Panosophic, Inc.            8/31/96

         4700 Financial
         Communications                        IBM                8/31/96

         Network Data Mover           Systems Center              8/31/96

                  Notwithstanding the termination date set forth above, if any of the foregoing systems is no longer required, CLIENT shall have no further obligation to provide it."

25. A new paragraph 11, AUTOMATED TELLER SUPPORT, of Exhibit C to the Agreement shall be added as Section 11 of Exhibit C as follows:

         "11.     AUTOMATED TELLER MACHINE (ATM) SUPPORT

                  SI will provide ATM technical support specifically for the ATM communications lines between CLIENT'S ATM vendor (Midwest Payment Systems) and CLIENT's ATM network. Included in the fees in Exhibit C, Section 1 is technical support Monday through Friday, 24 hours per day (except holidays). Upon request by CLIENT SI will provide expanded ATM technical support for holidays, Saturdays and Sundays, 24 hours per day except for maintenance on Sunday mornings from 1:00 a.m. to 5:00 a.m. For such additional services, CLIENT agrees to pay SI on an hourly rate basis of eight (8) to twenty-five (25) dollars per hour, including overtime any SI has to pay its employees."

26. A new paragraph 12, DALLAS SUPPORT, of Exhibit C to the Agreement shall be added as Section 12 of Exhibit C as follows:

         "12.     DALLAS SUPPORT

                  SI will continue to provide operations and technical support through 12/31/92. Such technical support:

                  a. consists of four people resident in Dallas, Texas as follows:

                                    2 - print back operators

                                    1 - data and voice communications
                                          technician and

                                    1 - LAN and PC technician

                  b.       is not included in the fees specified in Exhibit C,
                           Section 1 and

                  c. may be terminated by thirty (30) days written notice by CLIENT and in the event of termination, CLIENT agrees to reimburse SI as follows:

                           (i) three months' severance pay for each such employee terminated, if any, or

                           (ii) the lesser of: actual relocation expenses in accordance with SI's standard relocation policy, a copy of which has been provided to CLIENT, or the maximum total severance pay which could have been subject to reimbursement pursuant to 12.c.(i) above for each such employee reassigned to another SI data center, if any.

                  At SI's discretion, SI will attempt to reassign any of the four employees not required after termination of the Agreement to other positions within the Data Center or other
                  SI data center(s) or SI will terminate such employees.

                  In addition to the fees in Exhibit C.1, CLIENT agrees to continue to pay SI in accordance with this Agreement through 8/31/92 and from 9/1/92 through 12/31/92 at the rate of $15,500 per month."

27. Section 1, SERVICES, of Exhibit H to the Agreement shall be amended in its entirety as follows:

                  "SI will provide for CLIENT certain processing services with respect to loan origination ("CLCS Processing") from its Little Rock Technology Center. The CLCS system will continue to be processed under the MVS operating system. SI will provide technical support for this system ("CLCS Support") described in Section 4 below."

28. Section 2, TERM, of Exhibit H to the Agreement shall be amended in its entirety as follows:

                  "2.      TERM.

                           The Effective Date of this Exhibit is January 1, 1992 and the Expiration Date is December 31, 1993. CLIENT may terminate the services to be provided pursuant to this Exhibit only if it terminates both CLCS support personnel and CLCS Processing Services with at least six (6) months written notice received by SI prior to December 31, 1993. If no notice is received, this Agreement will become coterminous with the Agreement and will expire on August 31, 1996."

29. Section 4, FEES/IMPLEMENTATION, of Exhibit H to the Agreement shall be amended in its entirety as follows:

                  "4.      FEES/IMPLEMENTATION.

                           The fees for CLCS Support personnel and the fees for CLCS Processing are not included in any of the fees in Exhibit C. CLIENT agrees to pay SI for the services in this Exhibit H in accordance with Section 12 of this Agreement.

                           The fees for both CLCS Support personnel and CLCS Processing are shown below. The CLCS Support personnel will initially include seven (7) technical personnel:

                                    1       E30         Programming Supervisor
                                    1       E10         Systems Engineer
                                    3       E08/E09     Systems Engineer
                                    1       E27         CLIENT Services
                                    1       C07         Help Desk Person

                           The above CLCS Support personnel are in addition to the Resident Programming Staff in Section 6.1, however, (a) CLIENT agrees the minimum level of such CLCS Support personnel will be six (6) people during the period SI is providing CLCS Processing services. Such CLCS Support personnel will be governed by the provisions of Section 6.1 of this

                           Agreement except that the following items and conditions will apply only with respect to those seven (7) people designated for CLCS support:

                           4.1 At SI's discretion, SI will attempt to reassign any of the seven (7) employees not required after termination of CLCS Processing to other positions within the Data Center or other SI data center(s) or SI will terminate such employees.

                           4.2 CLIENT agrees to reimburse SI only for actual expenses incurred by SI as follows:

                                    (a)      three months' severance pay for
                                             each such employee terminated, if
                                             any, or

                                    (b)      the lesser of: actual relocation
                                             expenses in accordance with SI's
                                             standard relocation policy, a copy
                                             of which has been provided to
                                             CLIENT, or the maximum total
                                             severance pay which could have been
                                             subject to reimbursement pursuant
                                             to Section 4.2(a) above for each
                                             such employee reassigned to another
                                             SI data center, if any.

                                    (c)      If CLIENT provides required written
                                             notice and elects to have CLCS
                                             processing conclude December 31,
                                             1993, or in the event both CLCS
                                             Support and CLCS Processing
                                             services are not terminated prior
                                             to August 31, 1996, SI agrees that
                                             CLIENT is not obligated to
                                             reimburse SI in accordance with
                                             either 4.2(a) or 4.2(b) of this
                                             Exhibit H.

                                    (d)      In the event CLIENT elects to
                                             terminate the Agreement in
                                             accordance with Section 8.4 of the
                                             Agreement, the CLIENT agrees to
                                             reimburse SI in accordance with
                                             either 4.2(a) or 4.2(b) of this
                                             Exhibit H; such reimbursement being
                                             in addition to those fees described
                                             in Sections 8.4(a) or 8.4(b) of the
                                             Agreement.

4.3 The monthly fees for CLCS Processing and CLCS Support personnel are:

                  January 1992               $84,435
                  February 1992               41,386
                  March 1992                  41,386

                  April 1992                  41,386
                  May 1992                    41,386
                  June 1992                   81,386
                  July 1992                   81,386
                  August 1992                 81,386
                  September 1992              81,386
                  October 1992 and
                    Thereafter                72,250 (Minimum Fee)

                                    (a)     The minimum monthly fee for CLCS
                                            Processing and CLCS Support
                                            personnel is $72,250 per month. The
                                            minimum monthly fee could be reduced
                                            by $5,000 per month at any time it
                                            is mutually determined that the
                                            level of support of E08/E09's could
                                            be reduced by one staff member due
                                            to a reduced level of programming
                                            change requests. Additional Volume
                                            charges are described in Section 13
                                            of this Exhibit.

                  4.4 The fees and charges reflected in this Agreement will be increased by three percent (3%) effective January 1, 1994 and annually in each January thereafter."

30. Section 13, ADDITIONAL VOLUMES, of Exhibit H to the Agreement shall be amended in its entirety as follows:

         "13.     ADDITIONAL VOLUMES.

                  The minimum fees expressed in Section 4 above are for processing the transaction volumes as of August 31, 1992 and anticipate the increased volume for the Commonwealth acquisition. Such fees include the CLCS Support personnel and the CLCS processing of the categories listed below. Volumes in excess of those specified in any of these categories will be charged to and paid by CLIENT at the rates shown below and will be in addition to the minimum fees outlined in Section 4.

                                                     Rate for Excess
                      Category         Volumes          of Volumes
                  ----------------     -------     ---------------------
                  Devices Active/       900        $35.00 per device per
                  Attached to the                  per month
                  CLCS System

                  Loans on File         75,000     $.35/Loan/Month

         Additional volume charges will not go into effect until January 1, 1994.

31. Section 16, CONVERSION TO DOS/VSE, of Exhibit H to the Agreement shall be deleted in its entirety.

32. This Second Amendment shall have no effect on the Release and Settlement Agreement between the parties dated January 1, 1992 or the Indemnification Agreement between the parties dated December 31, 1991 and such agreements shall remain in full force and effect according to their terms.

33. All terms and conditions of the Agreement not amended herein remain in full force and effect.

         IN WITNESS WHEREOF, parties have executed this Second Amendment by their duly authorized representatives as of the Amendment Effective Date.

SYSTEMATICS FINANCIAL                  UNITED SAVINGS ASSOCIATION
       SERVICES, INC.                              OF TEXAS FSB

By:                                    By:
   --------------------------             ---------------------------
Name:    J. David Frantz               Name:    Leslie H. Green
     ------------------------               -------------------------
Title:   Vice President                Title:   Sr. Vice President
      -----------------------                ------------------------
Date:                                  Date:
     ------------------------               -------------------------

ATTESTED:

By:                                    By:
   --------------------------             ---------------------------
Name:    Larry L. Snaufer              Name:
     ------------------------               -------------------------
Title:   Account Manager               Title:
      -----------------------                ------------------------
Date:                                  Date:
     ------------------------               -------------------------